    As filed with the Securities and Exchange Commission on February 11, 2005
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          ----------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                               CEPTOR CORPORATION
                 (Name of Small Business Issuer in Its Charter)

Delaware                                     2834                      11-2897392
(State or Other Jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)     Identification No.)

                            200 International Circle
                                   Suite 5100
                           Hunt Valley, Maryland 21030
                                 (410) 527-9998
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                          ----------------------------

                               William H. Pursley
                      Chairman and Chief Executive Officer
                               CepTor Corporation
                            200 International Circle
                                   Suite 5100
                           Hunt Valley, Maryland 21030
                                 (410) 527-9998
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             Harvey J. Kesner, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300
                          ----------------------------

 As soon as practicable after the effective date of this registration statement
                (Approximate Date of Proposed Sale to the Public)

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933 ("Securities Act"), check the following box.|X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the
Securities  Act  registration   statement   number  of  the  earlier   effective
registration statement for the same offering. |_|

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement
for the same offering. |_|

If this Form is a  post-effective  amendment filed pursuant to Rule 462(d) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement
for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                      Proposed
                                                      Maximum
Title of Each Class of                                Offering               Proposed Maximum         Amount of
Securities To Be                  Amount To Be        Price Per              Aggregate Offering       Registration
Registered                        Registered(1)       Share                  Price                    Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.0001 per share
outstanding                       8,769,317(2)        $6.07(3)               $53,229,754.19           $6,265.14
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying Series A
Convertible Preferred
Stock                             4,941,490           $6.07 (4)              $29,994,844.30           $3,530.39
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying $2.50 per
share Unit Warrants to
Purchase                          2,470,745           $6.07 (4)              $14,997,422.15           $1,765.20
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying $1.25 per
share Warrants to
Purchase                          1,669,149           $6.07 (4)              $10,131,734.43           $1,192.51
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying $1.25 per
share Convertible
Promissory Notes(5)                 793,323           $6.07 (4)              $4,815,470.61            $566.78
--------------------------------------------------------------------------------------------------------------------
Common Stock
underlying $2.50 per
share Stock Options                 680,695           $6.07 (4)              $4,131,818.65            $486.32
--------------------------------------------------------------------------------------------------------------------

(1)  Pursuant  to Rule 416 of the  Securities  Act,  the shares of Common  Stock offered  hereby also include an  indeterminate  number of  additional  shares of
Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2) Includes  (i)  3,404,064  shares held by Xechem  International,  Inc.,  (ii)
3,031,943 shares issued to certain founders of Registrant,  (iii) 554,413 shares issued to JCR  Pharmaceuticals  Co.,  Ltd.  under a  licensing  agreement,  (iv)
300,000 shares issued to Brookshire Securities  Corporation in connection with a placement  agent  agreement,  (v) 167,610  shares  issued upon  conversion  of a promissory  note,  (vi) 125,000  shares issued in  connection  with a settlement agreement,  (vii) 487,597  shares  issued to former  bridge loan holders, (viii)
675,690 shares.

                                       2

issued as  compensation  for  assistance  with financing  transactions  and (ix)
23,000 shares issued as payment for legal fees.

(3)  Estimated  at $6.07  per  share,  the last sale  price of  Common  Stock as reported on the OTC Bulletin Board  regulated  quotation  service on February 3,
2005, for the purpose of calculating  the  registration  fee in accordance  with
Rule 457(c) under the Securities Act.

(4)  Estimated  at $6.07  per  share,  the last sale  price of  Common  Stock as reported on the OTC Bulletin Board  regulated  quotation  service on February 3,
2005, for the purpose of calculating  the  registration  fee in accordance  with
Rule 457(g)(3) under the Securities Act.

(5) Shares  issuable upon  conversion of principal  and accrued  interest  under notes through  December 8, 2005,  the maturity  date  thereof,  in the amount of
$991,653.

The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant  shall file a further amendment which specifically  states that this Registration  Statement shall  thereafter  become  effective  in  accordance  with  Section  8(a) of the
Securities  Act of  1933  or  until  the  Registration  Statement  shall  become effective on such date as the  Commission,  acting pursuant to Section 8(a), may determine.

                                       3

                 Subject to completion, dated February 11, 2005

                                   PROSPECTUS

                               CEPTOR CORPORATION

                        19,324,719 Shares of Common Stock

This prospectus relates to the sale by certain selling  stockholders  identified in  this  prospectus  (the  "Selling  Stockholders")  of up to an  aggregate  of
19,324,719 shares of common stock, par value $0.0001 per share ("Common Stock"), which  includes (i) 4,941,490  shares  issuable upon the  conversion of Series A
Preferred  Stock  (ii)  2,470,745  shares  issuable  upon the  exercise  of unit warrants  with an  exercise  price of $2.50 per share,  (iii)  1,669,149  shares issuable  upon the  exercise  of warrants  with an  exercise  price of $1.25 per share, (iv) 793,323 shares issuable upon the conversion of promissory notes, and
(v) 680,695 shares  issuable upon the exercise of stock options with an exercise price of $2.50 per share.  All of such shares of Common Stock are being  offered for resale by the Selling Stockholders.

We will not receive  any of the  proceeds  from the sale of these  shares by the
Selling Stockholders. However, we will receive proceeds from the exercise of the warrants and options if they are exercised by the Selling  Stockholders and will
retain  proceeds  from  issuance  of  certain   convertible   indebtedness  upon
conversion of debt. See "Use of Proceeds."

We will bear all costs relating to the  registration of the Common Stock,  other than any Selling Stockholder's legal or accounting costs or commissions.

Our  Common  Stock is  quoted  on the  regulated  quotation  service  of the OTC
Bulletin  Board  under the symbol  "CEPO.OB"  The last sales price of our Common
Stock on February 3, 2005 as  reported by the OTC  Bulletin  Board was $6.07 per share.

The  information  in this  prospectus is not complete and may be changed.  These securities  may not be sold (except  pursuant to a  transaction  exempt from the
registration   requirements  of  the  Securities  Act)  until  the  Registration
Statement filed with the Securities and Exchange  Commission ("SEC") is declared effective.  This  prospectus is not an offer to sell these  securities and it is not soliciting an offer to buy these  securities in any state where the offer or sale is not permitted.

INVESTING  IN OUR COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD READ
THIS ENTIRE PROSPECTUS CAREFULLY,  INCLUDING THE SECTION ENTITLED "RISK FACTORS"
BEGINNING ON PAGE 4 WHICH  DESCRIBES  CERTAIN  MATERIAL  RISK FACTORS YOU SHOULD
CONSIDER BEFORE INVESTING.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION  HAS APPROVED OR DISAPPROVED  OF THESE  SECURITIES,  OR DETERMINED IF
THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                The date of this prospectus is February 11, 2005

                                TABLE OF CONTENTS

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

You should rely only on the information  contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent  information,  you should not rely on it. The
Selling  Stockholders  will not make an offer to sell  these  securities  in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate as of the date on the front cover of this prospectus or any supplement only, regardless of the time of  delivery of this  prospectus  or any  supplement  or of any sale of
Common  Stock.  Our business,  financial  condition,  results of operations  and prospects may have changed since that date.

                                       i

                               PROSPECTUS SUMMARY

The following summary highlights  aspects of the offering.  This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus  carefully,  including the "Risk Factors" section and the financial  statements,  related  notes and the other more  detailed  information appearing  elsewhere in this  prospectus  before making an investment  decision.
Unless  otherwise  indicated,  all references to "we",  "us",  "our" and similar terms, as well as references to the  "Registrant" in this  prospectus,  refer to
CepTor Corporation and not to the Selling Stockholders.

Corporate History

We were  incorporated  in  Delaware  in 1986  under  the  name  Aloe  Scientific
Corporation. In 1988 our name was changed to CepTor Corporation.  Until December
2003 we were  closely-held  by ten persons and  privately  funded by the owners, from research  grants,  and by development  contracts.  In December 2003 we were acquired in a  stock-for-stock  transaction.  Thereafter,  our parent determined that it would be in their best  interest  and our best  interest to spin-off our company  to  permit us to seek  separate  financing  in order to pursue  further development  of our products.  As a result,  on December 8, 2004, we completed a merger  whereupon our  stockholders  acquired a  controlling  stake in Medallion
Crest Management, Inc., a Florida corporation ("Medallion").  Medallion acquired all of our  outstanding  capital  stock in  exchange  for  4,783,919  shares  of
Medallion  Common Stock,  and assumption of certain  obligations  and contingent obligations.

On December 8, 2004 we filed an amendment to our  Articles of  Incorporation  to change our name to CepTor Corporation from Medallion Crest Management,  Inc. and to authorize the issuance of Series A  Convertible  Preferred  Stock,  par value
$0.0001  per share,  ("Series A  Preferred  Stock").  On  December  9, 2004,  we
completed a first closing on our private  offering in the amount of  $2,590,500, before commissions and expenses. As a result of these transactions, we succeeded to the business of CepTor  Corporation as had been  conducted  since 1986 as our sole line of business under the direction of a management  team appointed by our parent in 2004,  and relocated our principal  executive  offices to Hunt Valley,
Maryland.

On January 31, 2005,  we merged with our  wholly-owned  subsidiary to change our domicile  to  Delaware  from  Florida  and  to  collapse  the  parent-subsidiary relationship resulting from the December 8, 2004 transactions.

The information in this prospectus is presented as if the company existing since
1986  had  been  the   registrant  for  all  periods   presented.   The  section
"Management's  Discussion  and  Analysis or Plan of  Operation"  and the audited financial statements presented in this prospectus are exclusive of any assets or results of operations or business attributable to Medallion.

Description of Business

We are a  biopharmaceutical  company focusing on the development of proprietary, cell-targeted  therapeutic  products  for  neuromuscular  and  neurodegenerative diseases.  Our goal is to increase  the  quality and  quantity of life of people suffering with these  diseases.  Primary  efforts are currently being focused on moving our lead product,  Myodur, into phase I/II clinical trials for Duchenne's muscular dystrophy.  Our broad platform technology also includes the development of products for multiple sclerosis, retinal degeneration and epilepsy.

Technology

Through an existing proprietary  platform  technology,  we intend to pursue drug candidates  that  exploit the  understanding  that  activation  of the  cysteine protease  calpain  initiates  the cellular  degradation  that  accompanies  many neuromuscular and  neurodegenerative  diseases.  Early studies  undertaken by us found  that  the  highly  specific  calpain  inhibitor  leupeptin  substantially ameliorated the degenerative effects of these diseases.  Our technology includes utilizing the carrier molecules carnitine and taurine,  which are used to target various passenger molecules,  including leupeptin,  to skeletal muscle cells and nerve cells,  respectively.  This  provides for potential  applications  of this technology in muscular dystrophy, multiple sclerosis (MS), epilepsy, amyotrophic lateral  sclerosis (ALS),  Myasthenia  Gravis,  cancer  cachexia,  AIDS wasting, traumatic nerve injury, retinal degeneration,  ototoxicity, Alzheimer's disease,
Huntington's disease and cardiomyopathies.

We have been issued compound  patents on both carrier  molecules  (carnitine and taurine) in combination with any passenger  molecule and have applied for orphan drug status for Myodur. Additional provisional and other patent applications are in process.

Much of our  technology is based on muscle and nerve cell  targeting for calpain inhibition.  Calpain  exists in every  cell of the body and is a  protease  that degrades cells  naturally,  in a normal metabolic  process,  in concert with new
cells  that  are  constantly  being  developed.   If  calpain  is  up  regulated
abnormally,  the  cellular  degradation  process  breaks  down cells and tissues faster than they can be restored, resulting in several serious neuromuscular and neurodegenerative diseases. Whether by genetic defect, trauma or insult, if cell membrane  integrity  is  compromised,  it can lead to up  regulation  of calpain causing  deleterious muscle or nerve cell and tissue  degradation.  Although the subject  of our  continued  research,  we believe  this to be  because  the cell membrane  defect allows the entry of  extracellular  calcium ions into the cell, which, consequently,  up regulates calpain. Our technology is designed to target calpain  inhibitors to muscle and nerve cells  preventing  degradation  of those tissues.

Strategy

We  are  focusing  on  a  two-pronged  business  strategy  to  minimize  product development  risk and time to market and maximize  market  protection  through a combination of internal  development and licensing and the orphan drug model. We
seek  to  take  advantage  of  the  legislative,   regulatory,   and  commercial
opportunities common to these rare orphan diseases. We currently intend to focus on developing  and  commercializing  orphan drug  candidates  internally,  while working  to  partner  product  development  opportunities  for  non-orphan  drug candidates with third parties. This strategy may be further refined to take into
account  foreign  partnering  opportunities,   including  for  our  orphan  drug
candidates.

We have developed a unique  technology that we believe has broad application and which may be used to target drugs orally to many human organ and tissue systems.
The basis of this technology is a concept that  integrates the special  chemical
properties   of   active,   currently   available,   and   naturally   occurring
pharmaceuticals and the specific  biological  characteristics of targeting drugs to cells.  Our technology  provides a means for targeting  drugs to the site for which  the  drug has  therapeutic  effect.  This  targeting  capability  has the potential effect of reducing,  potentially markedly,  the amount of drug that is circulated to other places in the body. Therefore,  effective targeting makes it possible  to use much  less  drug in the  patient's  body,  thereby  drastically decreasing the probability of harmful side effects.

Our current focus  includes three  proprietary  products,  Myodur,  Neurodur and
C-301.  In  pre-clinical  studies Myodur has  demonstrated  efficacy in muscular dystrophy,  Neurodur has demonstrated efficacy in MS, and C-301 has demonstrated efficacy  in  animal  models  for  epilepsy.  We  presently  expect  to  file an investigational  new drug application ("IND") for Myodur in the third quarter of
2005.

In September 2004, we granted an exclusive license to JCR  Pharmaceuticals  Co.,
Ltd.  ("JCR") to  develop,  manufacture,  use,  sell and  sublicense  Myodur for muscular  dystrophy in Japan,  South Korea,  China,  Taiwan and  Singapore.  The
license agreement provides, among other things, for an initial equity investment in and future milestone payments to us, plus future royalties.

We currently have no revenues from operations and are funding the development of our products  through the sale of our  securities  and will continue to fund our activities  through sales of securities for the foreseeable  future. Our current emphasis is on filing Phase I IND  application  for Myodur and  pursuing  United
States Food and Drug Administration  ("FDA") clinical studies and approvals.  In the absence of the availability of such financing on a timely basis, we could be forced to materially curtail, limit, or cease our operations.

Because of our significant  recurring losses, and the lack of certain sources of capital to fund our operations,  our independent  registered  public  accounting firm as stated in their  report for the fiscal  year ended  December  31,  2003, included an explanatory paragraph indicating that substantial doubt exists about our ability to continue as a going concern.

Our principal executive offices are located at 200 International  Circle,  Suite
5100, Hunt Valley, Maryland, 21030 and our telephone number is (410) 527-9998.

The Offering

Common Stock Offered by Selling Stockholders       19,324,719 shares,  including
                                                   of   (i)   4,941,490   shares
                                                   issuable upon the  conversion
                                                   of Series A  Preferred  Stock
                                                   (ii)     2,470,745     shares
                                                   issuable upon the exercise of
                                                   unit    warrants    with   an
                                                   exercise  price of $2.50  per
                                                   share, (iii) 1,669,149 shares
                                                   issuable upon the exercise of
                                                   warrants   with  an  exercise
                                                   price  of  $1.25  per  share,
                                                   (iv) 793,323 shares  issuable
                                                   upon   the    conversion   of
                                                   promissory   notes,  and  (v)
                                                   680,695 shares  issuable upon
                                                   the exercise of stock options
                                                   with  an  exercise  price  of
                                                   $2.50 per share.

Use of Proceeds                                    We  will  not   receive   any
                                                   proceeds  from  the  sale  of
                                                   shares  in this  offering  by
                                                   the   Selling   Stockholders.
                                                   However,   we  will   receive
                                                   proceeds from the exercise of
                                                   the  warrants  and the  stock
                                                   options if they are exercised
                                                   by the  Selling  Stockholders
                                                   and  retain   proceeds   from
                                                   issuance      of      certain
                                                   convertible indebtedness upon
                                                   conversion of debt. We intend
                                                   to  use  any   proceeds   for
                                                   working  capital  and general
                                                   corporate purposes.

OTC Bulletin Board Symbol                          CEPO.OB

Common Stock Outstanding                           As of February 3, 2005 we had
                                                   15,560,807  shares  of Common
                                                   Stock issued and outstanding,
                                                   which includes shares offered
                                                   by   this    prospectus   and
                                                   assumes  conversion of Series
                                                   A Preferred Stock outstanding
                                                   which is entitled to vote, on
                                                   an as-converted  basis,  with
                                                   Common   Stock    (10,619,317
                                                   shares   excluding  Series  A
                                                   Preferred  Stock),  but which
                                                   excludes  shares that,  as of
                                                   the date of this  prospectus,
                                                   are    issuable    upon   the
                                                   exercise and/or conversion of
                                                   options,    notes   and   /or
                                                   warrants.

                                  RISK FACTORS

The following  risk factors  should be  considered  carefully in addition to the other information contained in this prospectus:

THE FAILURE TO COMPLETE  DEVELOPMENT  OF OUR DRUG  DELIVERY  TECHNOLOGY,  OBTAIN
GOVERNMENT  APPROVALS,  INCLUDING  REQUIRED  FDA  APPROVALS,  OR TO COMPLY  WITH
ONGOING  GOVERNMENTAL  REGULATIONS COULD DELAY OR LIMIT INTRODUCTION OF PROPOSED
PRODUCTS  AND RESULT IN FAILURE TO ACHIEVE  REVENUES  OR  MAINTAIN  OUR  ONGOING
BUSINESS.

Our research and  development  activities,  the manufacture and marketing of our intended products are subject to extensive regulation for safety,  efficacy, and quality by  numerous  government  authorities  in the United  States and abroad.
Before receiving FDA clearance to market our proposed products,  we will have to demonstrate  that our products are safe and effective on the patient  population and for the diseases that are to be treated. Clinical trials,  manufacturing and marketing of drugs are subject to the rigorous  testing and approval  process of the FDA and equivalent  foreign regulatory  authorities.  The Federal Food, Drug and Cosmetic Act ("FDC Act") and other federal,  state, and foreign statutes and
regulations   govern  and   influence   the  testing,   manufacture,   labeling,
advertising,  distribution,  and  promotion of drugs and medical  devices.  As a result,  clinical  trials and regulatory  approval can take a number of years or longer to  accomplish  and require the  expenditure  of  substantial  financial, managerial, and other resources.

In order to be commercially  viable,  we must  successfully  research,  develop, obtain regulatory approval for, manufacture,  introduce,  market, and distribute our technologies.  For each drug utilized with our drug delivery technology, and for  Myodur  and  Neurodur,  we must  successfully  meet a  number  of  critical developmental milestones, including:

o      demonstrate  benefit from delivery of each specific drug through our drug delivery technology;

o      demonstrate  through  pre-clinical  and  clinical  trials  that  our drug delivery technology and patient specific therapy is safe and effective;

o      establish  a viable  Good  Manufacturing  Process  capable  of  potential scale-up.

The time-frame  necessary to achieve these developmental  milestones may be long and uncertain,  and we may not successfully complete these milestones for any of our intended products in development.

In addition to the risks  previously  discussed,  our  technology  is subject to additional developmental risks which include the following:

o      the uncertainties  arising from the rapidly growing scientific aspects of drug delivery, therapies, and potential treatments;

o      uncertainties  arising  as a  result  of the  broad  array  of  potential treatments related to nerve and muscle injury and disease;

o      anticipated   expense  and  time  believed  to  be  associated  with  the development  and  regulatory  approval of treatments for nerve and muscle injury and disease.

In order to conduct clinical trials that are necessary to obtain approval by the
FDA to market a product it is  necessary  to receive  clearance  from the FDA to conduct such clinical  trials.  The FDA can halt clinical trials at any time for safety  reasons or because our  clinical  investigators  do not follow the FDA's requirements  for  conducting  clinical  trials.  If we are  unable  to  receive clearance  to conduct  clinical  trials or the trials are halted by the FDA,  we would not be able to achieve any revenue from such product,  as it is illegal to sell any drug or  medical  device in the  United  States  for human  consumption without FDA  approval,  and many foreign  countries  are  influenced in granting their own required approvals by the FDA.

DATA OBTAINED FROM CLINICAL  TRIALS IS SUSCEPTIBLE  TO VARYING  INTERPRETATIONS,
WHICH COULD DELAY, LIMIT OR PREVENT REGULATORY CLEARANCES.

Data already obtained, or in the future obtained,  from pre-clinical studies and clinical  trials (as of the date of this  prospectus  no clinical  trials of our technology  have been  undertaken) do not  necessarily  predict the results that will be obtained from later pre-clinical studies and clinical trials.  Moreover, pre-clinical and clinical data is susceptible to varying interpretations,  which could delay, limit or prevent regulatory  approval. A number of companies in the pharmaceutical  industry have suffered significant setbacks in advanced clinical trials,  even  after  promising  results  in  earlier  trials.  The  failure  to adequately demonstrate the safety and effectiveness of an intended product under development  could delay or prevent  regulatory  clearance of a potential  drug, resulting  in  delays  to  commercialization,  and  could  materially  harm  our business.  Our clinical trials may not demonstrate  sufficient  levels of safety and efficacy  necessary to obtain the  requisite  regulatory  approvals  for our drugs, and thus our proposed drugs may not be approved for marketing. Even after approval, further studies could result in withdrawal of FDA and other regulatory approvals and voluntary or involuntary withdrawal of products from the market.

We  may  encounter  delays  or  rejections  based  upon  additional   government
regulation from future  legislation or  administrative  action or changes in FDA policy  during the period of  development,  clinical  trials and FDA  regulatory review.  We may  encounter  similar  delays in foreign  countries.  Sales of our products outside the U.S. would be subject to foreign regulatory  approvals that vary from country to country. The time required to obtain approvals from foreign countries  may be shorter or longer than that  required  for FDA  approval,  and requirements for foreign licensing may differ from FDA  requirements.  We may be unable  to  obtain  requisite  approvals  from  the FDA and  foreign  regulatory authorities,  and even if obtained, such approvals may not be on a timely basis, or they may not cover the uses that we request.

In the  future,  we may  select  drugs for  "molecular  binding"  using our drug delivery technology which may contain controlled substances which are subject to state,  federal and foreign laws and regulations  regarding  their  manufacture, use, sale,  importation and distribution.  For such drugs containing  controlled substances,  we and any  suppliers,  manufacturers,  contractors,  customers and distributors  may be required to obtain and  maintain  applicable  registrations from state,  federal and foreign law  enforcement  and  regulatory  agencies and comply  with  state,  federal and foreign  laws and  regulations  regarding  the manufacture,  use, sale,  importation and distribution of controlled substances.
These regulations are extensive and include regulations governing manufacturing, labeling, packaging, testing, dispensing,  prescription, and procurement quotas, record keeping, reporting,  handling,  shipment, and disposal. Failure to obtain and maintain  required  registrations or comply with any applicable  regulations could  delay or  preclude  us from  developing  and  commercializing  our  drugs containing  controlled  substances  and  subject us to  enforcement  action.  In addition, because of their restrictive nature, these regulations could limit our commercialization of drugs containing controlled substances.

OUR DRUGS OR  TECHNOLOGY  MAY NOT GAIN FDA  APPROVAL  IN  CLINICAL  TRIALS OR BE
EFFECTIVE AS A THERAPEUTIC AGENT WHICH COULD AFFECT OUR FUTURE PROFITABILITY AND
PROSPECTS.

In order to obtain regulatory approvals,  we must demonstrate that the procedure is safe and effective  for use in humans and functions as a therapeutic  against the effects of injury or disease. To date, we have not conducted any pilot study pursuant to Institutional  Review Board oversight in anticipation of our initial
FDA submission for patient-specific or other therapy. Further, we have conducted only sporadic and limited animal studies to observe the effects of our drugs and have not subjected our drugs or technologies to rigorous testing  standards that would be acceptable for publication in scientific peer review journals.

We may  not be  able to  demonstrate  that  any  potential  drug or  technology, including Myodur or Neurodur,  although  appearing  promising in preclinical and animal  observations,  is safe or  effective  in advanced  clinical  trials that involve human  patients.  We are also not able to assure that the results of the tests already  conducted  and which we intend to repeat will be consistent  with our prior observations or support our applications for regulatory approval. As a result, our drug and technology research program may be curtailed, redirected or eliminated at any time.

The diseases and illnesses to which our drugs and  technologies are directed are very complex and may be prone to genetic  mutations.  These  mutations may prove resistant to currently approved therapeutics or our drugs or technologies.  Even if we gain  regulatory  approval there may develop  resistance to our treatment.
This could have a material adverse effect on our business,  financial condition, and results of operations.

WE HAVE  ACCUMULATED  DEFICITS  IN THE  RESEARCH  AND  DEVELOPMENT  OF OUR  DRUG
DELIVERY TECHNOLOGY AND THERE IS NO GUARANTEE THAT WE WILL EVER GENERATE REVENUE
OR  BECOME  PROFITABLE  EVEN  IF ONE OR  MORE  OF OUR  DRUGS  ARE  APPROVED  FOR
COMMERCIALIZATION.

Since our inception in 1986, we have recorded  operating losses. As of September
30, 2004, we had a  stockholders'  deficiency of  approximately  $3,140,000  and deficit accumulated during the development stage of approximately $9,551,000. In addition,  we expect to incur increasing  operating losses over the next several years as we continue to incur  increasing costs for research and development and clinical  trials.  Our  ability to generate  revenue  and achieve  profitability depends upon our ability,  alone or with others,  to complete the development of our proposed products, obtain the required regulatory approvals and manufacture, market,  and sell our  proposed  products.  Development  is costly and  requires significant  investment.  In  addition,  we may  choose  to  license  rights  to particular drugs or other technology. License fees may increase our costs.

We have not  generated  any revenue  from the  commercial  sale of our  proposed products  or any drugs and do not  expect to  receive  such  revenue in the near future.  Our primary  activity to date has been  research and  development.  All revenues to date are from  grants,  both public and private,  and  collaborative agreements.  A substantial  portion of the research  results and observations on which we rely were performed by  third-parties  at those parties' sole or shared cost and  expense.  We cannot be certain  as to when or  whether  to  anticipate commercializing  and marketing our proposed products in development,  and do not expect to generate  sufficient revenues from proposed product sales to cover our expenses or achieve profitability in the foreseeable future.

WE HAVE RELIED  SOLELY ON THE  FACILITIES  OF THE STATE  UNIVERSITY OF NEW YORK,
HEALTH SCIENCE CENTER AT DOWNSTATE MEDICAL CENTER AND STONY BROOK UNIVERSITY FOR
ALL OF OUR RESEARCH AND DEVELOPMENT, WHICH COULD BE MATERIALLY DELAYED SHOULD WE
LOSE ACCESS TO THOSE FACILITIES.

We have no research  and  development  facilities  of our own.  We are  entirely dependent  on third  parties to use their  facilities  to conduct  research  and development.  To date, we have primarily  relied on the Health Science Center at
Downstate  Medical  Center and Stony  Brook  University  for this  purpose.  Our inability to have continued  access to these  facilities to conduct research and
development   may  delay  or  impair  our  ability  to  gain  FDA  approval  and commercialization of our drug delivery technology and products.

We currently maintain a good working relationship with the Health Science Center at  Downstate  Medical  Center  and  Stony  Brook  University.  Although  we are
evaluating various facilities in which to establish our laboratories,  should we be required to relocate on short notice,  we do not currently  have an alternate facility where we could relocate our research  activities.  The cost and time to establish or locate an alternative  research and development facility to develop our technology, other than through the universities, will be substantial and may delay gaining FDA approval and commercializing our products.

WE ARE DEPENDENT ON OUR  COLLABORATIVE  AGREEMENTS  FOR THE  DEVELOPMENT  OF OUR
TECHNOLOGIES AND BUSINESS  DEVELOPMENT  WHICH EXPOSES US TO THE RISK OF RELIANCE
ON THE VIABILITY OF THIRD PARTIES.

In conducting our research and development activities, we rely and expect in the future  to  rely  upon  numerous  collaborative  agreements  with  universities, governmental agencies, charitable foundations,  manufacturers, contract research organizations,  and corporate partners.  The loss of or failure to perform under any of these arrangements,  by any of these entities,  may substantially disrupt or delay our research  and  development  activities  including  our  anticipated clinical trials.

WE ARE EXPOSED TO PRODUCT  LIABILITY,  CLINICAL AND PRECLINICAL  LIABILITY RISKS
WHICH  COULD  PLACE A  SUBSTANTIAL  FINANCIAL  BURDEN UPON US SHOULD WE BE SUED,
BECAUSE WE DO NOT CURRENTLY HAVE PRODUCT  LIABILITY  INSURANCE  ABOVE AND BEYOND
OUR GENERAL INSURANCE COVERAGE.

Our business exposes us to potential product liability and other liability risks that  are  inherent  in  the  testing,  manufacturing,  marketing  and  sale  of pharmaceutical products. We cannot assure that such potential claims will not be
asserted   against  us.  In  addition,   the  use  in  our  clinical  trials  of
pharmaceutical  products  that we may develop and the  subsequent  sale of these products by us or our potential  collaborators may cause us to bear a portion of or all product liability risks. A successful liability claim or series of claims brought  against  us could  have a  material  adverse  effect  on our  business, financial condition, and results of operations.

All of our  pre-clinical  trials have been and all of our proposed  clinical and pre-clinical  trials are anticipated to be conducted by collaborators  and third party contractors.  We do not currently have any product liability  insurance or other  liability  insurance  relating  to  clinical  trials or any  products  or compounds.  We intend to seek  insurance  against  such risks before we initiate clinical trials or before our product sales are commenced. We cannot assure that we will be able to obtain or maintain  adequate product  liability  insurance on acceptable  terms,  if at all,  or that such  insurance  will  provide  adequate coverage against our potential  liabilities.  An inability to obtain  sufficient insurance  coverage  at an  acceptable  cost or  otherwise  to  protect  against
potential    product   liability   claims   could   prevent   or   inhibit   the
commercialization  of our drug delivery  technology.  A product  liability claim could also  significantly harm our reputation and delay market acceptance of our intended products.  Furthermore, our current and potential partners with whom we have  collaborative  agreements  or our future  licensees  may not be willing to indemnify  us against  these  types of  liabilities  and may not  themselves  be sufficiently  insured  or have a net worth  sufficient  to satisfy  any  product liability  claims.  Product  liability  claims or other  claims  related  to our intended  products,  regardless  of their  outcome,  could  require  us to spend significant  time  and  money in  litigation  or to pay  significant  settlement amounts or  judgments.  Any  successful  product  liability  or other  claim may prevent  us  from  obtaining  adequate  liability  insurance  in the  future  on commercially  desirable or reasonable  terms.  Claims or losses in excess of any product  liability  insurance  coverage  that may be obtained by us could have a material  adverse effect on our business,  financial  condition,  and results of operations.

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS MORE DIFFICULT,  AND
THEREFORE, INVESTORS HAVE LIMITED INFORMATION UPON WHICH TO RELY.

An investor can only evaluate our business based on a limited operating history.
While we were  organized in 1986,  our current level of activity and  operations only recently  began  following our  acquisition by Xechem  International,  Inc.
("Xechem") and  subsequent  closing on our financing  during  December 2004. Our operations  are  expected to continue to change  dramatically  as we evolve from primarily a technology  holding company to a capitalized  company with employees and internal operations.  Since inception, we have engaged primarily in research and development, relied to a great extent on third-party efforts, sought avenues
for  licensing   technology,   sought  grants,  raised  capital,  and  recruited
scientific  and management  personnel  external to us. We have not generated any meaningful  revenue to date,  other than  research  grants,  and have no royalty revenue or products ready for use and in the  marketplace.  This limited history may not be adequate to enable an investor to fully assess our ability to develop our technologies and proposed products,  obtain FDA approval, and achieve market acceptance of our proposed products, and respond to competition, or conduct such affairs as are presently contemplated.

ACCEPTANCE  OF OUR  PRODUCTS  IN THE  MARKETPLACE  IS  UNCERTAIN  AND FAILURE TO
ACHIEVE  MARKET  ACCEPTANCE  WILL  PREVENT  OR DELAY  OUR  ABILITY  TO  GENERATE
REVENUES.

Our future financial performance will depend, in part, upon the introduction and customer acceptance of our proposed products.  Even if approved for marketing by the  necessary  regulatory  authorities,  our  products  may not achieve  market acceptance.  The  degree  of  market  acceptance  will  depend  upon a number of factors, including:

o     the receipt of regulatory  clearance of marketing claims for the uses that we are developing;

o     the establishment and demonstration of the advantages, safety and efficacy of our technologies;

o     pricing and  reimbursement  policies of government and third-party  payors such as insurance  companies,  health maintenance  organizations and other health plan administrators;

o     our  ability  to  attract  corporate  partners,  including  pharmaceutical companies, to assist in commercializing our intended products; and

o     our ability to market our products.

Physicians,  patients,  payors  or  the  medical  community  in  general  may be unwilling to accept, utilize, or recommend any of our products. If we are unable to obtain regulatory approval,  commercialize,  and market our proposed products when planned, we may not achieve any market acceptance or generate revenue.

WE MAY FACE  LITIGATION  FROM THIRD PARTIES THAT CLAIM OUR PRODUCTS  INFRINGE ON
THEIR INTELLECTUAL  PROPERTY RIGHTS,  PARTICULARLY  BECAUSE THERE IS SUBSTANTIAL
UNCERTAINTY ABOUT THE VALIDITY AND BREADTH OF MEDICAL PATENTS.

We may be exposed to future litigation by third parties based on claims that our technologies,  products, or activities infringe the intellectual property rights of others or that we have the trade secrets of others.  This risk is exacerbated by the  fact  that the  validity  and  breadth  of  claims  covered  in  medical technology  patents and the breadth and scope of trade secret protection involve complex legal and factual  questions for which  important  legal  principles are unresolved.  Any litigation or claims  against us,  whether or not valid,  could result in substantial  costs,  could place a significant strain on our financial and managerial  resources,  and could harm our  reputation.  Most of our license agreements  would likely require that we pay the costs associated with defending this type of litigation. In addition, intellectual property litigation or claims could force us to do one or more of the following:

o     cease  selling,  incorporating  or using  any of our  technologies  and/or products that  incorporate  the challenged  intellectual  property,  which would adversely affect our future revenue;

o     obtain a license from the holder of the  infringed  intellectual  property right,  which  license may be costly or may not be available on reasonable terms,  if at all; or

o     redesign our products, which would be costly and time-consuming.

We have not engaged in discussions, received any communications,  nor do we have any  reason to believe  that any third  party is  challenging  or has the proper legal  authority to challenge our  intellectual  property rights or those of the actual  patent  holders,  other than a letter  received  during August 2004 from
counsel  to  a  company  named  Ceptyr  Corporation  alleging   infringement  of
trademarks  issued to Ceptyr with  respect to our name  CepTor.  In light of our formation  and use of the  name  CepTor  in  commerce  many  years  prior to the formation  of Ceptyr and issuance of their  trademark,  we believe the demand to cease and desist from future infringement to be substantially  without merit. No further communication has been received since mid-2004.

CERTAIN  UNIVERSITY   RELATIONSHIPS  ARE  IMPORTANT  TO  OUR  BUSINESS  AND  OUR
MANAGEMENT TEAM'S UNIVERSITY  RELATIONSHIPS MAY POTENTIALLY  RESULT IN CONFLICTS
OF INTERESTS.

Dr. Alfred Stracher and Dr. Leo Kesner are the chief scientific investigators of our technology and have had  longstanding  associations  with the Health Science
Center at Downstate  Medical Center and Stony Brook University for more than the last five years. Dr. Stracher is also Chairman of the Department of Biochemistry of the Health Science Center at Downstate Medical Center. Dr. Stracher's and Dr.
Kesner's  association  with those  universities  may  currently or in the future involve conflicting interests.

IF WE ARE UNABLE TO  ADEQUATELY  PROTECT OR ENFORCE  OUR RIGHTS TO  INTELLECTUAL
PROPERTY OR SECURE RIGHTS TO THIRD-PARTY  PATENTS,  WE MAY LOSE VALUABLE RIGHTS,
EXPERIENCE  REDUCED  MARKET SHARE,  ASSUMING ANY, OR INCUR COSTLY  LITIGATION TO
PROTECT SUCH RIGHTS.

Our ability to obtain  licenses to  third-party  patents,  maintain trade secret protection, and operate without infringing the proprietary rights of others will be  important  to our  commercialization  of  any  products  under  development.

Therefore,  any disruption in access to the technology could substantially delay the development of our technology.

The patent positions of biotechnology and  pharmaceutical  companies,  including ours,  which also involve  licensing  agreements,  are frequently  uncertain and involve complex legal and factual questions.  In addition,  the coverage claimed in a patent  application  can be  significantly  reduced  before  the  patent is issued.  Consequently,  our patent  applications  and any  issued  and  licensed patents may not provide  protection against  competitive  technologies or may be
held  invalid  if  challenged  or   circumvented.   Our   competitors  may  also
independently  develop drug delivery technologies or products similar to ours or design  around or  otherwise  circumvent  patents  issued or  licensed to us. In addition,  the laws of some foreign  countries  may not protect our  proprietary rights to the same extent as U.S. law.

We  also  rely  upon  trade   secrets,   technical   know-how,   and  continuing
technological  innovation to develop and maintain our competitive  position.  We generally  require our employees,  consultants,  advisors and  collaborators  to execute  appropriate  confidentiality and  assignment-of-inventions  agreements.
These  agreements   typically   provide  that  all  materials  and  confidential
information  developed or made known to the individual  during the course of the individual's  relationship  with us is to be kept confidential and not disclosed to third  parties  except in  specific  circumstances,  and that all  inventions arising  out of the  individual's  relationship  with us shall be our  exclusive property.  These  agreements  may be breached and we may not have an appropriate remedy available for breach of the agreements.  Furthermore, our competitors may independently  develop  substantially  equivalent  proprietary  information  and techniques,  reverse engineer our information and techniques,  or otherwise gain access to our proprietary  technology.  We may be unable to meaningfully protect our  rights  in  trade  secrets,  technical  know-how,  and  other  non-patented technology.

Although our trade secrets and technical  know-how are important,  our continued
access  to  the  patents  is  a  significant   factor  in  the  development  and
commercialization of our drug delivery  technology.  Aside from the general body of scientific  knowledge from other drug delivery  processes and technology,  we believe these  patents,  based upon our current  scientific  data,  are the only intellectual  property necessary to develop our short-term plans for our current drug delivery system using our proposed Myodur,  Neurodur and other drugs. We do not believe that we are or will be violating any other patents in developing our technology  although we  anticipate  seeking a license from Sigma Tau  Industrie
Farmaceutiche Riunite  S.p.A.  ("Sigma Tau") in order to employ a  manufacturing method useful for large scale manufacturing of Myodur.

We may  have  to  resort  to  litigation  to  protect  its  rights  for  certain intellectual property, or to determine their scope, validity, or enforceability.
Enforcing or defending  our rights is  expensive,  could cause  diversion of our resources,  and may not prove successful.  Any failure to enforce or protect our rights  could  cause us to lose the  ability  to exclude  others  from using our technology to develop or sell competing products.

We currently  depend and will  continue to depend  heavily on third  parties for support in research and development and clinical and  pre-clinical  testing.  We expect to conduct  activities  with  Downstate  Medical  Center and other  State
University of New York facilities at Stony Brook and Buffalo.  We currently have no significant  formal  agreement with either of these  institutions  other than research and testing agreements  entered through the Research  Foundation of the
State University of New York. Under certain circumstances,  the State University
of  New  York  and  others  may  acquire   certain  rights  in  newly  developed
intellectual property developed in conjunction with us.

Research and  development  and clinical  trials involve a complex  process,  and these  universities'  facilities  may not be sufficient.  Inadequate  facilities could  delay  clinical  trials of our drugs and  result in delays in  regulatory approval and  commercialization  of our drugs,  either of which would materially

                                       10

harm our business. We may, if adequate funding is obtained,  decide to establish an independent facility to replace or supplement university facilities. To date, we have not identified the location,  negotiated leases or equipment  purchases, and, accordingly,  we are subject to various uncertainties and risks that may be associated with the potential establishment of a new facility.

We may rely on third party contract research  organizations,  service providers, and  suppliers  to support  development  and clinical  testing of our  products.
Failure of any of these contractors to provide the required services in a timely manner or on reasonable  commercial terms could materially delay the development and approval of our products,  increase our expenses,  and  materially  harm our business, financial condition, and results of operations.

KEY COMPONENTS OF OUR DRUG DELIVERY AND THERAPY  TECHNOLOGIES MAY BE PROVIDED BY
SOLE OR LIMITED  NUMBERS OF  SUPPLIERS,  AND SUPPLY  SHORTAGES  OR LOSS OF THESE
SUPPLIERS COULD RESULT IN INTERRUPTIONS IN SUPPLY OR INCREASED COSTS.

Certain  components  used in our research  and  development  activities  such as leupeptin,  carnitine  and taurine  compounds,  are currently  purchased  from a single or a limited number of outside sources. The reliance on a sole or limited number of suppliers could result in:

o      potential  delays  associated  with research and development and clinical and pre-clinical  trials due to an inability to timely obtain a single or limited source component;

o      potential  inability  to timely  obtain an  adequate  supply of  required components; and

o      potential of reduced control over pricing, quality, and timely delivery.

We do not have long-term agreements with any of our suppliers, and therefore the supply of a particular  component  could be  terminated  without  penalty to the supplier.  Any  interruption in the supply of components  could cause us to seek alternative sources of supply or manufacture these components internally. If the supply of any components is interrupted,  components from alternative  suppliers may not be available in sufficient  volumes within  required  timeframes,  if at all,  to meet our needs.  This could  delay our  ability  to  complete  clinical trials, obtain approval for commercialization or commence marketing, or cause us to lose sales, incur additional costs, delay new product introductions,  or harm our reputation.  Further, components from a new supplier may not be identical to those provided by the original  supplier.  Such  differences if they exist could affect  product  formulations  or the safety and effect of our products that are being developed and delay regulatory approvals.

WE HAVE LIMITED MANUFACTURING  EXPERIENCE AND ONCE OUR PRODUCTS ARE APPROVED, IF
AT ALL, WE MAY NOT BE ABLE TO MANUFACTURE SUFFICIENT QUANTITIES AT AN ACCEPTABLE
COST.

Our products remain in the research and development and pre-clinical trial phase of commercialization.  Once our products are approved for commercial sale, if at all, we will need to establish the capability to  commercially  manufacture  our products  in  accordance  with FDA and other  regulatory  requirements.  We have limited  experience in  establishing,  supervising,  and  conducting  commercial manufacturing.  If we fail to adequately establish,  supervise,  and conduct all aspects of the manufacturing  processes, we may not be able to commercialize our products. We do not presently own manufacturing  facilities necessary to provide clinical or commercial quantities of our intended products.

We presently plan to rely on third party  contractors to manufacture part or all of our  products.  This may expose us to the risk of not being able to  directly oversee the production and quality of the  manufacturing  process.  Furthermore,

                                       11

these  contractors,  whether  foreign or  domestic,  may  experience  regulatory compliance  difficulty,  mechanic  shut downs,  employee  strikes,  or any other unforeseeable acts that may delay production.

DUE TO OUR LIMITED  MARKETING,  SALES,  AND DISTRIBUTION  EXPERIENCE,  WE MAY BE
UNSUCCESSFUL IN OUR EFFORTS TO SELL OUR PRODUCTS,  ENTER INTO RELATIONSHIPS WITH
THIRD PARTIES, OR DEVELOP A DIRECT SALES ORGANIZATION.

We have yet had to establish any marketing,  sales, or distribution capabilities for our proposed products.  Until such time as our products are further along in the regulatory  process,  we will not devote any meaningful time or resources to this effort.  At the  appropriate  time, we intend to enter into agreements with third parties to sell our products or we may develop our own sales and marketing force. We may be unable to establish or maintain third-party  relationships on a commercially  reasonable basis, if at all. In addition,  these third parties may have similar or more  established  relationships  with our  competitors  who may exist after our introduction of products, if any.

If we do not enter  into  relationships  with  third  parties  for the sales and marketing of our  products,  we will need to develop our own sales and marketing capabilities. We have limited experience in developing,  training, or managing a sales  force.  If we choose to  establish  a direct  sales  force,  we may incur substantial  additional expenses in developing,  training,  and managing such an organization.  We may be unable to build a sales force on a cost effective basis or at all.  Any  such  direct  marketing  and  sales  efforts  may  prove  to be unsuccessful.  In  addition,  we will  compete  with many other  companies  that currently have extensive marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all,  and may be unable to engage  qualified  distributors.  Even if engaged, these distributors may:

o      fail to satisfy financial or contractual obligations to us;

o      fail to adequately market our products;

o      cease operations with little or no notice; or

o      offer, design, manufacture, or promote competing products.

If we fail to develop sales,  marketing,  and  distribution  channels,  we would experience  delays in product sales and incur increased costs,  which would harm our financial results.

IF WE ARE UNABLE TO  CONVINCE  PHYSICIANS  AS TO THE  BENEFITS  OF OUR  INTENDED
PRODUCTS,  WE MAY INCUR DELAYS OR ADDITIONAL EXPENSE IN OUR ATTEMPT TO ESTABLISH
MARKET ACCEPTANCE.

Broad use of our drug delivery  technology may require physicians to be informed regarding our intended products and the intended benefits.  The time and cost of such an educational process may be substantial.  Inability to successfully carry out this physician  education  process may adversely affect market acceptance of our  products.  We may be unable  to timely  educate  physicians  regarding  our intended  products in sufficient  numbers to achieve our  marketing  plans or to achieve  product  acceptance.  Any delay in physician  education may  materially delay or reduce demand for our products.  In addition, we may expend significant funds  towards  physician  education  before  any  acceptance  or demand for our products is created, if at all.

                                       12

WE WILL  REQUIRE  ADDITIONAL  FUNDING  WHICH  WILL BE  SIGNIFICANT  AND MAY HAVE
DIFFICULTY RAISING NEEDED CAPITAL IN THE FUTURE BECAUSE OF OUR LIMITED OPERATING
HISTORY AND BUSINESS RISKS ASSOCIATED WITH OUR COMPANY.

Our business  currently does not generate any revenue from our proposed products and revenue from grants and  collaborative  agreements  may not be sufficient to meet our future  capital  requirements.  We do not know when,  or if,  this will change. We have expended  substantial funds in research and development and will continue to expend  substantial funds in research,  development and clinical and pre-clinical  testing of our drug delivery  technology  and  compounds.  We will require  additional  funds to conduct  research and  development,  establish and conduct clinical and pre-clinical  trials,  obtain required regulatory approvals
and   clearances,   establish   clinical  and   commercial-scale   manufacturing
arrangements  and provide for the  marketing and  distribution  of our products.
Additional  funds  may not be  available  on  acceptable  terms,  if at all.  If adequate funds are unavailable from any available  source, we may have to delay, reduce the scope of or  eliminate  one or more of our  research  or  development programs or product launches or marketing  efforts which may materially harm our business,  financial condition, and results of operations. Our long term capital requirements, are expected to depend on many factors, including:

o      the number of potential products and technologies in development;

o      continued progress and cost of our research and development programs;

o      progress with pre-clinical studies and clinical trials;

o      the time and costs involved in obtaining regulatory clearance;

o      costs  involved  in  preparing,  filing,  prosecuting,   maintaining  and
       enforcing patent claims;

o      costs of developing  sales,  marketing and distribution  channels and our ability to sell our drugs;

o      costs involved in establishing  manufacturing  capabilities  for clinical trial and commercial quantities of our drugs;

o      competing technological and market developments;

o      market acceptance of our products;

o      costs  for   recruiting   and  retaining   management,   employees,   and
       consultants; and

o      costs for training physicians.

We may consume  available  resources  more rapidly than  currently  anticipated, resulting in the need for additional funding. We may seek to raise any necessary additional funds through the exercise of warrants,  equity,  or debt financings, collaborative  arrangements with corporate partners,  or other sources. Any such equity financing may be dilutive to existing stockholders and debt financing, if available, may involve restrictive covenants that would limit how we conduct our business or finance our  operations,  or otherwise have a material effect on our current or future business prospects.  In addition, in the event that additional funds are obtained through  arrangements  with  collaborative  partners or other sources, we may have to relinquish economic and/or proprietary rights to some of our  technologies or products under  development that we would otherwise seek to develop or commercialize by ourselves.  If adequate funds are not available,  we may be required  to  significantly  reduce,  refocus,  or delay our  development efforts with regard to our drug delivery technology, compounds, and drugs.

                                       13

THE MARKET FOR OUR PRODUCTS IS RAPIDLY  CHANGING AND  COMPETITIVE,  AND NEW DRUG
DELIVERY MECHANISMS,  DRUG DELIVERY TECHNOLOGIES,  NEW THERAPEUTICS,  NEW DRUGS,
AND NEW TREATMENTS  WHICH MAY BE DEVELOPED BY OTHERS COULD IMPAIR OUR ABILITY TO
MAINTAIN AND GROW OUR BUSINESS AND REMAIN COMPETITIVE.

The  pharmaceutical  and  biotechnology  industries  are  subject  to rapid  and
substantial  technological  change.   Developments  by  others  may  render  our
technologies  and intended  products  noncompetitive  or obsolete,  or we may be unable to keep pace with  technological  developments  or other market  factors.
Technological  competition  from  pharmaceutical  and  biotechnology  companies, universities,  governmental  entities and others  diversifying into the field is intense and is expected to increase.  Many of these entities have  significantly greater research and development capabilities and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources.
These entities  represent  significant  competition for us.  Acquisitions of, or investments in, competing  pharmaceutical  or  biotechnology  companies by large
corporations   could   increase   such   competitors'   financial,    marketing,
manufacturing, and other resources.

We are a start-up  development-stage  enterprise that heretofore has operated in all material  respects  only as a virtual  company with no  day-to-day  business management,  operating  as a vehicle to hold  certain  technology  for  possible future  exploration,  and have  been  and will  continue  to be  engaged  in the development of novel untested drug delivery and therapeutic  technologies.  As a result, our resources are limited and we may experience management, operational, or technical  challenges  inherent in such  activities  and novel  technologies.
Other  companies,  which may become  competitors,  have  developed or are in the process of developing  technologies  that could now be, or in the future become, the basis  for  competition.  Some of these  technologies  may have an  entirely different  approach  or  means  of  accomplishing  similar  therapeutic  effects
compared  to  our   technology.   Our  competitors  may  develop  drug  delivery
technologies and drugs that are safer,  more effective,  or less costly than our intended products and,  therefore,  present a serious  competitive threat to us.
The potential  widespread  acceptance of therapies that are alternatives to ours may limit market acceptance of our products even if commercialized.  Many of our targeted diseases and conditions can also be treated by other medication or drug delivery  technologies.  These  treatments  may be widely  accepted  in  medical communities  and have a longer  history  of use.  The  established  use of these competitive  drugs may limit the potential for our  technologies and products to receive widespread acceptance if commercialized.

WE MAY NOT BE  SUCCESSFUL  IN  RECEIVING  ORPHAN  DRUG STATUS FOR CERTAIN OF OUR
PRODUCTS OR, IF THAT STATUS IS OBTAINED,  FULLY  ENJOYING THE BENEFITS OF ORPHAN
DRUG STATUS.

Under the Orphan Drug Act,  the FDA may grant orphan drug  designation  to drugs intended to treat a rare disease or  condition  generally  affecting  fewer than
200,000  people in the United  States.  We may not be  successful  in  receiving orphan drug status for certain of our products.  Orphan drug designation must be requested before submitting a new drug application ("NDA"). After the FDA grants orphan drug  designation,  the generic identity of the therapeutic agent and its potential  orphan use are publicized by the FDA. Under current law,  orphan drug status is conferred upon the first company to receive FDA approval to market the designated  drug for the designated  indication.  Orphan drug status also grants marketing exclusivity in the United States for a period of seven years following approval of the NDA,  subject to limitations.  Orphan drug  designation does not provide  any  advantage  in, or shorten  the  duration  of,  the FDA  regulatory approval  process.  Although  obtaining  FDA  approval to market a product  with orphan drug status can be advantageous,  the scope of protection or the level of marketing  exclusivity  that is  currently  afforded  by orphan  drug status and marketing approval may not remain in effect in the future.

                                       14

Our business strategy involves  obtaining orphan drug designation for certain of the  products we have under  development.  Although we have  applied for certain orphan drug designation with the FDA, we do not know whether any of our products will  receive an orphan  drug  designation.  Orphan  drug  designation  does not prevent other  manufacturers  from  attempting to develop  similar drugs for the designated  indication  or from  obtaining the approval of an NDA for their drug prior to the approval of our NDA  application.  If another  sponsor's  NDA for a competing  drug in the same  indication  is  approved  first,  that  sponsor  is entitled to exclusive  marketing rights if that sponsor has received orphan drug designation  for its drug. In that case, the FDA would refrain from approving an application  by us to market our competing  product for seven years,  subject to limitations.  Competing  products may receive orphan drug  designations  and FDA marketing  approval  before the  products  under  development  by us may receive orphan drug designation.

NDA approval for a drug with an orphan drug designation does not prevent the FDA from  approving  the  same  drug  for a  different  indication,  or a  molecular variation  of the same drug for the same  indication.  Because  doctors  are not restricted by the FDA from prescribing an approved drug for uses not approved by the FDA, it is also possible that another company's drug could be prescribed for indications  for  which  products  developed  by us have  received  orphan  drug designation and NDA approval.  Prescribing of approved drugs for uses,  commonly referred to as "off label" sales, could adversely affect the marketing potential of products that have received an orphan drug  designation and NDA approval.  In addition,  NDA  approval  of a drug with an  orphan  drug  designation  does not provide any marketing exclusivity in foreign markets.

The possible  amendment of the Orphan Drug Act by the United States Congress has
been the subject of frequent discussion.  Although no significant changes to the
Orphan Drug Act have been made for a number of years,  members of Congress  have from time to time proposed  legislation  that would limit the application of the
Orphan Drug Act. The precise scope of protection  that may be afforded by orphan drug designation and marketing approval may be subject to change in the future.

IF USERS OF OUR  PRODUCTS  ARE  UNABLE TO  OBTAIN  ADEQUATE  REIMBURSEMENT  FROM
THIRD-PARTY  PAYORS,  OR IF  NEW  RESTRICTIVE  LEGISLATION  IS  ADOPTED,  MARKET
ACCEPTANCE  OF OUR  PRODUCTS  MAY BE LIMITED AND WE MAY NOT ACHIEVE  ANTICIPATED
REVENUES.

The continuing efforts of government and insurance companies, health maintenance organizations,  and other payors of healthcare  costs to contain or reduce costs of health care may affect our future revenues and profitability,  and the future
revenues  and   profitability   of  our  potential   customers,   suppliers  and
collaborative partners, and the availability of capital. For example, in certain foreign markets,  pricing or profitability  of prescription  pharmaceuticals  is subject to government  control.  In the United States,  given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals,  and on the reform of the
Medicare  and  Medicaid  systems.  While  we  cannot  predict  whether  any such legislative  or  regulatory  proposals  will be  adopted,  the  announcement  or adoption  of such  proposals  could  materially  harm  our  business,  financial condition, and results of operations.

Our ability to  commercialize  our products will depend in part on the extent to which appropriate  reimbursement levels for the cost of our products and related treatment are obtained by governmental authorities,  private health insurers and
other  organizations,   such  as  HMOs.   Third-party  payors  are  increasingly
challenging  the prices charged for medical drugs and services.  Also, the trend toward  managed  health care in the United States and the  concurrent  growth of organizations  such as HMOs, which could control or significantly  influence the purchase of health care services and drugs, as well as legislative  proposals to reform health care or reduce government  insurance  programs,  may all result in lower prices for or rejection of our drugs. The cost  containment  measures that

                                       15

health care payors and  providers are  instituting  and the effect of any health care reform could materially harm our ability to operate profitably.

OUR  BUSINESS  INVOLVES   ENVIRONMENTAL  RISKS  RELATED  TO  HANDLING  REGULATED
SUBSTANCES  THAT COULD  SEVERELY  AFFECT OUR  ABILITY  TO CONDUCT  RESEARCH  AND
DEVELOPMENT OF OUR DRUG DELIVERY TECHNOLOGY.

In connection  with our research and  development  activities and manufacture of materials and drugs,  we are subject to federal,  states and local laws,  rules, regulations, and policies governing the use, generation,  manufacture,  storage, air emission,  effluent discharge,  handling, and disposal of certain materials, biological specimens, and wastes. Although we believe that we have complied with the applicable laws, regulations, and policies in all material respects and have not been required to correct any material  noncompliance,  we may be required to incur  significant  costs to comply  with  environmental  and  health and safety regulations  in the  future.  Our  research  and  development  may in the future involve the controlled use of hazardous materials,  including but not limited to certain hazardous  chemicals and narcotics.  Although we believe that our safety procedures  for storing,  handling,  and disposing of such materials will comply with the  standards  prescribed  by state  and  federal  regulations,  we cannot completely  eliminate the risk of accidental  contamination or injury from these materials.  In the event of such an occurrence,  we could be held liable for any damages that result and any such liability could exceed our resources.

WE DEPEND UPON KEY PERSONNEL WHO MAY TERMINATE  THEIR  EMPLOYMENT WITH US AT ANY
TIME,  AND WE WILL  NEED TO HIRE  ADDITIONAL  QUALIFIED  PERSONNEL  WHICH MAY BE
UNAVAILABLE DUE TO THE NECESSITY OF UNIQUE SKILLS AND RESOURCES.

Our success will depend to a significant  degree upon the continued  services of key management,  including William H. Pursley (age 51) and Norman W. Barton (age
57). We maintain directors and officers insurance and have applied for "key man"
life  insurance  policies  for Mr.  Pursley  and Dr.  Barton,  in the  amount of
$1,000,000  each.  This insurance may not adequately  compensate for the loss of their  services.  Our  success  will depend on the ability to attract and retain highly skilled personnel.  Competition for qualified  personnel is intense,  and the process of hiring and integrating such qualified personnel is often lengthy.
We may be  unable  to  recruit  such  personnel  on a timely  basis,  if at all.
Management and other employees may voluntarily terminate their employment at any time. The loss of the services of key personnel, or the inability to attract and retain additional qualified personnel,  could result in delays to development or approval, loss of sales and diversion of management resources.

IF WE CANNOT OBTAIN  ADDITIONAL FUNDS WHEN NEEDED,  OR ACHIEVE  PROFITABILITY WE
MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

Our  independent  registered  public  accounting  firm for the fiscal year ended
December 31, 2003 have included a qualification  in their audit report referring to our recurring  operating losses and a substantial  doubt about our ability to continue as a going concern.  Absent  additional  funding from private or public equity or debt financings,  collaborative or other partnering  arrangements,  or other  sources,  we will be unable to  conduct  all of our  product  development efforts as  planned,  and we may need to cease  operations  or sell  assets.  In addition,  the existence of the going concern  qualification in the audit report may in and of itself cause our stock price to decline as certain  investors  may be restricted or precluded  from  investing in companies that have received this notice in an audit report.

WE HAVE RAISED SUBSTANTIAL AMOUNTS OF CAPITAL IN PRIVATE PLACEMENTS FROM TIME TO
TIME.

The securities  offered in such private placements were not registered under the
Securities Act or any state "blue sky" law in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if

                                       16

we inadvertently failed to comply with the requirements of any of such exemptive provisions,  investors  would have the right to rescind  their  purchase  of our securities or sue for damages.  If one or more  investors  were to  successfully seek such rescission or prevail in any such suit, we could face severe financial demands that could  materially  and  adversely  affect our  financial  position.
Financings  that  may  be  available  to  us  under  current  market  conditions frequently  involve  sales at prices  below the prices at which our common stock currently is reported on the OTC Bulletin  Board or exchange on which our Common
Stock may in the  future,  be listed,  as well as the  issuance  of  warrants or convertible securities at a discount to market price.

INVESTORS IN OUR SECURITIES MAY SUFFER DILUTION.

The issuance of shares of Common  Stock,  or shares of Common  Stock  underlying warrants, options or preferred stock or convertible notes will dilute the equity interest of existing stockholders who do not have anti-dilution rights and could have a significant  adverse effect on the market price of our Common Stock. None of publicly  traded shares  currently have  anti-dilution  protection from these events.  The sale of Common Stock  acquired at a discount  could have a negative impact on the market price of our Common Stock and could increase the volatility in the market price of our Common  Stock.  In addition,  we may seek  additional financing  which may result in the issuance of  additional  shares of our Common
Stock  and/or  rights to  acquire  additional  shares of our Common  Stock.  The issuance of our Common Stock in  connection  with such  financing  may result in substantial dilution to the existing holders of our Common Stock who do not have anti-dilution rights. Those additional issuances of Common Stock would result in a reduction of your percentage interest in our company.

HISTORICALLY, OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT PRICE FLUCTUATIONS.

One or more of the  following  factors  have  influenced  and  are  expected  to continue to influence these fluctuations:

o      announcements or press releases relating to the bio-pharmaceutical sector or to our own business or prospects;

o      regulatory,  legislative,  or  other  developments  affecting  us or  the healthcare industry generally;

o      conversion of our preferred stock, and convertible debt into Common Stock at conversion  rates based on then current  market prices or discounts to market prices of our Common  Stock,  and exercise of options and warrants at below current market prices;

o      sales by those financing our company through  convertible  securities the underlying  Common Stock of which have been  registered  with the SEC and may be sold into the public market immediately upon conversion; and

o      market  conditions   specific  to   bio-pharmaceutical   companies,   the
       healthcare industry and general market conditions.

IN ADDITION, IN RECENT YEARS THE STOCK MARKET HAS EXPERIENCED  SIGNIFICANT PRICE
AND VOLUME FLUCTUATIONS.

These  fluctuations,  which are often unrelated to the operating  performance of specific  companies,  have had a substantial effect on the market price for many healthcare and life science related technology companies.  Factors such as those cited above,  as well as other  factors  that may be unrelated to our  operating performance, may adversely affect the price of our Common Stock.

                                       17

WE HAVE NOT HAD  EARNINGS,  BUT IF EARNINGS  WERE  AVAILABLE,  IT IS OUR GENERAL
POLICY TO RETAIN ANY EARNINGS FOR USE IN OUR OPERATIONS.

We do not  anticipate  paying any cash dividends on our Common Stock or Series A
Preferred  Stock in the foreseeable  future despite the recent  reduction of the federal  income tax rate on  dividends.  Any  payment of cash  dividends  on our
Common Stock or Series A Preferred  Stock in the future will be  dependent  upon our financial  condition,  results of operations,  current and anticipated  cash requirements,  preferred  rights of  holders  of  preferred  stock,  restrictive covenants in debt or other  instruments or agreements,  plans for expansion,  as well as other factors that our Board of Directors deems relevant.  We anticipate that any future  financing  agreements  may  restrict or prohibit the payment of dividends without prior consent.

WE ARE  SIGNIFICANTLY  INFLUENCED  BY OUR  DIRECTORS,  EXECUTIVE  OFFICERS,  AND
PRINCIPAL STOCKHOLDER.

Our  directors,   officers,   employees  and  principal   stockholder,   Xechem,
beneficially  own an aggregate of  approximately  42% of our outstanding  Common
Stock as of February 3, 2005. These stockholders, acting together, would be able to exert significant  influence on substantially all matters requiring  approval by our stockholders, including the election of directors and approval of mergers and other significant corporate transactions.

CERTAIN PROVISIONS OF DELAWARE CORPORATE LAWS AND OTHER PROVISIONS THAT MAY HAVE
CERTAIN ANTI-TAKEOVER EFFECTS.

The  anti-takeover  provisions of the Delaware General  Corporation Law ("DGCL")
described in "Description of Securities",  may have the effect of discouraging a future takeover attempt which individual or Series A Preferred  Stockholders may deem to be in their  best  interests  or in which  stockholders  may  receive  a substantial  premium for their shares over  then-current  market prices.  We are subject to such anti-takeover  provisions which could prohibit or delay a merger or other  takeover  or change of control  and may  discourage  attempts by other companies to acquire us.  Stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

OUR BOARD OF DIRECTORS  HAS TAKEN UNDER  CONSIDERATION  AND SOUGHT ADVICE ON THE
ADVISABILITY OF ADOPTION OF A STOCKHOLDER RIGHTS PLAN.

A  stockholder  rights  plan that may prevent a change in control or sale of our company  in a  manner  or on  terms  not  previously  approved  by our  Board of
Directors.

A  stockholder  rights  plan,  in general,  is a right  granted as a dividend to existing  stockholders  as of a record date as a defensive  mechanism to prevent unwanted  takeovers and are  triggered  upon the  announcement  that a party has acquired a specified  percentage  or more of the  outstanding  voting stock of a company without approval by the company's board of directors.

THERE MAY BE A LIMITED PUBLIC MARKET FOR OUR SECURITIES;  WE MAY FAIL TO QUALIFY
FOR NASDAQ OR OTHER LISTING; AND WE MAY BE SUBJECT TO DISCLOSURE RELATING TO LOW
PRICED STOCKS.

Although we intend to apply for listing of our Common Stock on either  NASDAQ or a registered  exchange,  there can be no  assurance if and when initial  listing criteria  could  be met or if such  application  would be  granted,  or that the trading of our  Common  Stock  will be  sustained.  In the event that the Common
Stock fails to qualify for initial or continued  inclusion in the NASDAQ  system or for initial or continued listing on a registered stock exchange,  trading, if any, in the Common  Stock,  would then  continue to be  conducted  on the NASD's
"Electronic  Bulletin  Board"  in the  over-the-counter  market  and in what are commonly referred to as "pink sheets." As a result, an investor may find it more

                                       18

difficult to dispose of, or to obtain accurate quotations as to the market value of our Common  Stock,  and our Common  Stock  would  become  substantially  less attractive  for margin  loans,  for  investment  by financial  institutions,  as consideration in future capital raising transactions or other purposes.

Trading  of our  Common  Stock may be subject  to penny  stock  rules  under the securities laws. Unless exempt, for any transaction involving a penny stock, the regulations  require  broker-dealers  making a  market  in our  Common  Stock to provide  risk  disclosure  to their  customers  including  regarding  the  risks associated  with our  Common  Stock,  the  suitability  for the  customer  of an investment in our Common Stock, the duties of the broker-dealer to the customer, information  regarding  prices for our  Common  Stock and any  compensation  the broker-dealer would receive.  The application of these rules may result in fewer market makers in our Common Stock.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains  forward-looking  statements (as defined in Section 27A of the  Securities  Act and Section 21E of the  Securities  Exchange Act of 1934
(the "Exchange  Act"). To the extent that any statements made in this prospectus contain  information  that is not historical,  these  statements are essentially forward-looking.  Forward-looking  statements  can be  identified  by the use of words  such as  "expects,"  "plans"  "will,"  "may,"  "anticipates,"  believes,"
"should,"  "intends,"  "estimates,"  and other words of similar  meaning.  These statements  are subject to risks and  uncertainties  that cannot be predicted or quantified and  consequently,  actual results may differ  materially  from those expressed  or  implied  by  such  forward-looking  statements.  Such  risks  and uncertainties  include,  without  limitation,  our  ability to raise  capital to finance the development of our products,  the  effectiveness,  profitability and the  marketability  of those  products,  our ability to protect our  proprietary
information,   general   economic  and  business   conditions,   the  impact  of
technological  developments and competition,  including entry of newly-developed alternative drug technologies,  our expectations and estimates concerning future financial  performance  and  financing  plans,  adverse  results  of  any  legal proceedings, the impact of current, pending or future legislation and regulation on the  healthcare  industry,  our ability to satisfy  government and commercial
customers   using  our   technology,   our  ability  to  develop   manufacturing
capabilities or the inability to enter into acceptable relationships with one or more contract  manufacturers for our products and key components and the ability of such  contract  manufacturers  to  manufacture  products or  components of an acceptable  quality on a  cost-effective  basis, the volatility of our operating results and  financial  condition,  our  ability to attract or retain  qualified senior  management  personnel,  including  sales and  marketing  and  scientific personnel  and other risks  detailed  from time to time in our filings  with the
SEC.

Information   regarding  market  and  industry  statistics   contained  in  this
prospectus is included based on  information  available to us that we believe is accurate.  It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources,  and cannot assure  investors of the accuracy or completeness of the data included in this prospectus.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties  accompanying any estimates of future market size,  revenue and market  acceptance of products and services.
We do not  undertake  any  obligation  to  publicly  update any  forward-looking statements.  As  a  result,  you  should  not  place  undue  reliance  on  these forward-looking statements.

                                 USE OF PROCEEDS

The Selling  Stockholders  will receive all of the proceeds from the sale of the shares offered for sale by them under this  prospectus.  We will not receive any proceeds from the resale of shares by the Selling  Stockholders  covered by this

                                       19

prospectus. We will, however, receive proceeds from the exercise of warrants and
stock  options   outstanding  and  retain  proceeds  from  issuance  of  certain convertible indebtedness upon conversion of debt. Such proceeds will be used for working capital and general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our Common  Stock has been quoted on the OTC Bulletin  Board since  December 13,
2004 under the symbol  CEPO.OB.  Prior to that date,  there was no active market for our Common  Stock.  As of February 3,  2005,  there were  approximately  79 holders of record of our Common Stock and 208 holders of record of our Series A
Preferred  Stock.

The  following  table  sets  forth the high and low sales  prices for our Common
Stock for the  periods  indicated  as reported by the OTC  Bulletin  Board.

Fiscal Year 2003                                         High               Low
                                                         ----               ---
      First Quarter                                    $ N/A              $ N/A
      Second Quarter                                     N/A                N/A
      Third Quarter                                      N/A                N/A
      Fourth Quarter                                     N/A                N/A

Fiscal Year 2004
      First Quarter                                    $ N/A              $ N/A
      Second Quarter                                     N/A                N/A
      Third Quarter                                      N/A                N/A
      Fourth Quarter                                     5.00               2.75

Fiscal Year 2005
      First Quarter (through February 3, 2005)         $ 6.50             $ 3.50

The prices  reported on the OTC Bulletin Board as high and low sales prices vary from inter-dealer bids which state  inter-dealer  quotations.  Such inter-dealer bids (and reported high and low sales prices) do  not include  retail  mark-ups, mark-downs  or  commissions.  Such prices do not  necessarily  represent  actual transactions.

We have not  declared  or paid any  dividends  on our  Common  Stock  and do not anticipate  declaring or paying any cash dividends in the foreseeable future. We currently  expect to retain future  earnings,  if any, to finance the growth and development  of our business.  Subject to our  obligations to the holders of our
Series A Preferred Stock (See  "Description of Securities"),  the holders of our
Common Stock are  entitled to  dividends  when and if declared by our Board from legally available funds.

Equity Compensation Plan Information

We maintain a Founders' Plan and a 2004 Incentive Plan. We have issued 3,031,943 shares of Common  Stock  under  the  Founders'  Plan,  and have  outstanding  at
February  3, 2005  non-qualified  stock  options to  purchase a total of 680,695 shares of our  Common  Stock,  exercisable  at $2.50 per  share,  under the 2004
Incentive Plan. See "Management - Stock Plans" for a detailed description of our equity compensation plans.

                                       20

The following  table provides  information  regarding the status of our existing compensation plans at December 31, 2004:

                               Number of securities to           Weighted-average
                               be issued upon exercise          exercise price of           Number of securities
                               of outstanding options,         outstanding options,         available for future
Plan Category                    warrants and rights           warrants and rights                issuance
-------------                    -------------------           -------------------                --------

Equity compensation
plans approved by
security holders(1)                   680,695                        $2.50                      1,264,640

Equity compensation
plans not approved by
security holders(2)                  (2)                        $   (2)                         (2)
                                 ------------------             -----------------            -----------------
Total                                (2)                        $   (2)                         (2)
                                 ------------------             -----------------            -----------------

----------------------
(1)      Represents the 2004 Stock Incentive Plan and Founders' Plan.

(2)      Amount not determinable - Contingent consideration payable in shares of
         Common  Stock to certain  persons in  connection  with  achievement  of certain  regulatory  milestones  under  December 23, 2003 Agreement and
         Plan of Merger.  See  "Option/SAR  Grants  and  Fiscal  Year End Option
         Exercises and Values - Regulatory Incentive Plan."

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Background

We were  incorporated  in  Delaware  in 1986  under  the  name  Aloe  Scientific
Corporation. In 1988 our name was changed to CepTor Corporation.  Until December
2003 we were  closely-held  by ten persons and  privately  funded by the owners, from research  grants,  and by development  contracts.  In December 2003 we were acquired by a company in a stock-for-stock  transaction.  Thereafter, our parent determined  that it would be in their best  interest  and our best  interest  to spin-off our company to permit us to seek separate  financing in order to pursue further  development  of our  products.  As a result,  on December  8, 2004,  we completed a merger in which our  stockholders  acquired a  controlling  stake in
Medallion.  A first closing under our private  offering  occurred on December 9,
2004.

We are a publicly-held  development-stage  biopharmaceutical  company engaged in the discovery, development, and commercialization of proprietary,  cell-targeted therapeutic  products for the treatment of neuromuscular  and  neurodegenerative diseases with a focus on orphan  diseases.  An orphan  disease is defined in the
United  States as a serious or  life-threatening  disease that affects less than
200,000  people and for which no definitive  therapy  currently  exists.  We are seeking to create an efficient  orphan drug platform by taking  advantage of the legislative,  regulatory  and  commercial  opportunities  common  to these  rare diseases.  Our plan of operation is to focus on developing  and  commercializing domestic  orphan drug  candidates  internally,  while working to partner product
development   opportunities   for   non-orphan   drug   candidates  and  foreign
opportunities  with third parties.  Presently our activities  primarily  include three proprietary products,  Myodur, Neurodur and C-301. In pre-clinical studies
Myodur  has   demonstrated   efficacy  in  muscular   dystrophy,   Neurodur  has
demonstrated  efficacy in multiple sclerosis and C-301 has demonstrated efficacy in epilepsy.

                                       21

On December 9, 2004, our Board of Directors  authorized a change of our state of incorporation  to Delaware from Florida  through a merger with our  wholly-owned subsidiary.  Approval of the change was  authorized  by  stockholder  consent on
January 27,  2005 and filed with the states of  Delaware  and Florida on January
31, 2005.

Following  the  reincorporation  merger,  which became  effective on January 31,
2005, the Certificate of  Incorporation  and by-laws of the Company were amended and  provide  additional  provisions  appropriate  for a  Delaware  incorporated corporation,  including  applicability  of  Section  203 of the  DGCL  "Business
Combinations  With  Interested  Stockholders"  which,  in  general,  restricts a
corporation   organized  under  the  laws  of  Delaware  from  certain  business combinations  for a  period  of three  years  with an  "interested"  stockholder
(generally,  15%  ownership)  without  approval of the Board.  In addition,  the
Delaware  by-laws  contain  provisions  providing for advance  notice of certain stockholder  actions,  such  as the  nomination  of  directors  and  stockholder proposals.

Cash Requirements

On  February 3, 2005,  we  completed a private  placement  of $12.35  million of securities through the sale of approximately 494 units at $25,000 per unit, with each unit consisting of one share of Series A Convertible  Preferred Stock and a detachable  transferable,  three-year  warrant to purchase  shares of our Common
Stock  (the  "Private  Placement").  Each share of Series A  Preferred  Stock is convertible  initially  into 10,000 shares of common stock at any time. The unit warrants  entitle the holder to purchase  5,000 shares of Common Stock for three years after the date of issuance,  at an exercise price of $2.50 per share.  The proceeds of the Private  Placement are estimated to be sufficient to provide for our working capital needs for approximately one year.

Research and Development

Over the next  twelve  months,  our primary  efforts  will be on moving our lead product,  Myodur,  into  phase I/II  clinical  trials  for  Duchenne's  muscular dystrophy.  We plan to use  the net  proceeds  from  our  Private  Placement  to continue the  pre-clinical  development  of our  technologies,  which  primarily includes the  manufacture of Myodur,  compiling,  drafting and submitting an IND for Myodur,  and initiating Phase I/II human clinical trials, if approved by the
FDA.  We may also use the  proceeds  to fund other  working  capital  needs.  We presently expect to file an IND for Myodur in the third quarter of 2005.

Manufacturing

A significant expense anticipated during the next twelve months will be the cost to  manufacture  our product  candidates.  We do not have,  and do not intend to establish, our own manufacturing facilities to produce our product candidates in the near or mid-term.  We plan to control capital expenditures by using contract manufacturers to produce product  candidates.  It is our belief that there are a sufficient number of high quality contract manufacturers  available, and we have had discussions, and in some instances, established relationships to fulfill our production  needs  for  research,  pre-clinical  and  clinical  use  and we have identified and entered into agreements with two contract manufacturers.

Employees

As of February 3, 2005, we had nine full-time employees,  one of whom focuses on and coordinates our research program, four that focus on and coordinate clinical
and  regulatory   strategy  and  operations,   one  in  business  and  corporate
development,  and  three  in  management,  finance,  and  administration.  Three employees have doctorate and/or M.D.  degrees.  As our current business strategy

                                       22

is primarily to coordinate  research,  clinical  development,  and manufacturing activities by third parties, we do not anticipate hiring a significant number of additional employees over the next twelve months.

Properties

We currently lease our executive offices in Hunt Valley,  Maryland consisting of approximately  5,200 square feet. This lease expires on December 31, 2006 and we believe it should  provide  sufficient  space for our clinical,  regulatory  and other administrative functions during the remaining term of the lease.

In  addition,  we plan to expand and secure  laboratory  facilities  for our own internal research  activities.  We are currently  conducting research in various academic settings,  primarily at the State University of New York at Stony Brook and the Health Science  Center at Downstate  Medical  Center.  Our plans include continuing  this  practice  in  addition  to  expanding  the use of  third-party research organizations and facilities to meet specific needs.

                                    BUSINESS

Overview

We are a development-stage  biopharmaceutical company engaged in the development and  commercialization  of  products  for the  treatment  of  neuromuscular  and neurodegenerative diseases with a focus on orphan diseases. An orphan disease is defined in the United States as a disease that affects less than 200,000 people.
We  seek  to take  advantage  of the  legislative,  regulatory,  and  commercial opportunities  common to these rare orphan diseases.  Our management  intends to focus on developing and commercializing orphan drug candidates internally, while working  to  partner  product  development  opportunities  for  non-orphan  drug candidates with third-parties. This strategy may be further refined to take into account foreign partnering opportunities.

Through an existing proprietary  platform  technology,  we intend to pursue drug candidates  that  exploit the  understanding  that  activation  of the  cysteine protease  calpain  initiates  the cellular  degradation  that  accompanies  many neuromuscular and  neurodegenerative  diseases.  Early studies  undertaken by us found  that  the  highly  specific  calpain  inhibitor  leupeptin  substantially ameliorated the degenerative effects of these diseases.  Our technology includes utilizing the carrier molecules carnitine and taurine,  which are used to target various passenger molecules,  including leupeptin,  to skeletal muscle cells and nerve cells,  respectively.  This  provides for potential  applications  of this
technology  in  muscular   dystrophy,   multiple  sclerosis  ("MS"),   epilepsy,
amyotrophic lateral sclerosis ("ALS"),  Myasthenia Gravis, cancer cachexia, AIDS wasting, traumatic nerve injury, retinal degeneration,  ototoxicity, Alzheimer's disease, Huntington's disease and cardiomyopathies.

                                       23

We have been issued compound patents on both of the carrier molecules (carnitine and taurine) in  combination  with any  passenger  molecule and have applied for
orphan  drug  status  for  Myodur.   Additional  provisional  and  other  patent
applications are in process.

Much of our  technology is based on muscle and nerve cell  targeting for calpain inhibition.  Calpain  exists in every  cell of the body and is a  protease  that degrades cells  naturally,  in a normal metabolic  process,  in concert with new
cells  that  are  constantly  being  developed.   If  calpain  is  up  regulated
abnormally,  the  cellular  degradation  process  breaks  down cells and tissues faster than they can be restored, resulting in several serious neuromuscular and neurodegenerative diseases. Whether by genetic defect, trauma or insult, if cell membrane  integrity  is  compromised,  it can lead to up  regulation  of calpain causing  deleterious muscle or nerve cell and tissue  degradation.  Although the subject  of our  continued  research,  we believe  this to be  because  the cell membrane  defect allows the entry of  extracellular  calcium ions into the cell, which, consequently,  up regulates calpain. Our technology is designed to target calpain  inhibitors to muscle and nerve cells  preventing  degradation  of those tissues.

Business Strategy

We  are  focusing  on  a  two-pronged  business  strategy  to  minimize  product development  risk and time to market and maximize  market  protection  through a combination of internal development and licensing and the orphan drug model.

We estimate the current total market potential of Myodur in Duchenne's  muscular dystrophy at approximately $2.9 billion worldwide.  FDA approval of Myodur would require an  effective  compound.  With an expected  orphan drug fast track,  and relatively low cost development  process planned, we currently expect to develop and commercialize Myodur world-wide, with the exception of the Pacific Rim where we have  granted an  exclusive  license  for  Myodur.  We also plan to apply for orphan status and to develop internally drugs for ALS and Myasthenia Gravis.

Preliminary worldwide partnering discussions are currently underway for multiple sclerosis and retinal  degeneration.  We believe epilepsy drug development is an out-licensing  candidate to partner with larger pharmaceutical firms. We believe our largest  potential  indication  for  long-term  drug  development  to be for cardiomyopathies (cardiac skeletal muscle deterioration) and is also a candidate for out-licensing and development with large pharmaceutical firms.

LOW-RISK  DEVELOPMENT.  We believe our technology  affords an the opportunity to minimize development risk because of the following:

o        NATURALLY  OCCURRING  CARRIERS.   Carnitine  and  taurine  are  benign,
         naturally  occurring,  endogenous  molecules that reside in all humans.
         Carnitine  and taurine  perform the same  transport  function  with our compounds as occurs naturally.

o        CURRENTLY APPROVED PRODUCTS.  Carnitine, and valproic acid, are already approved  compounds for carnitine  deficiency in dialysis  patients and epilepsy,  respectively.  These  drugs are  currently  administered  at higher doses than we anticipate we will use in our activities.

o        LEUPEPTIN  TESTED  IN  CHILDREN.   The  active  ingredient  in  Myodur,
         leupeptin,  has  already  been  studied  in  a  limited  DMD  pediatric population at doses higher than we envision using.

o        MOLECULES  FAMILIAR  TO  FDA.  Carnitine  and  taurine,  as well as the current  passenger  molecules,  leupeptin and valproic  acid,  are well known and  established  molecules to the FDA and no  denaturing  of the individual molecules in combination has been demonstrated.

                                       24

o        MINIMAL DOSING FOR MAXIMUM EFFECTIVENESS.  Due to the targeting effects of the  carrier  molecules,  only  minimal  dosing  of the  therapeutic passenger molecules is anticipated to be required, suggesting a direct, positive safety effect in combination.

ORPHAN DRUG MODEL.  According to the National  Institutes of Health (NIH), there are over 6,000 orphan diseases (diseases  affecting less than 200,000 people) in the US directly affecting approximately 24,000,000 patients. Additional patients are  indirectly  affected.  Management  believes  that about 300 of these orphan diseases are addressed in definitive,  therapeutic manners.  Management believes that  one-third  of the US  population  is  grossly  underserved  by the lack of medical options for many of these often devastating orphan diseases.  Management believes this creates a large, high value health care market opportunity. The US gene pool is also  representative  of  Western  Europe,  Canada  and  Australia.
Accordingly, management also believes orphan disease statistics to be similar in those regions.

We  believe  there  are  a  significant  number  of  efficiencies  that  can  be capitalized  on to create a  realistic,  focused  orphan  disease  platform  for numerous potential orphan diseases including:

o        MARKET  EXCLUSIVITY.   Government   legislation  protects  and  rewards
         companies for the development of drugs for orphan diseases by providing for seven years of market  exclusivity in the U.S. and ten years in the
         European  Union,  creating a  competition  free  environment  with that technology and providing for an absence of patent issues for those same periods of time.

o        REGULATORY.  As a result of the  orphan  drug  legislation,  regulatory
         challenges  for  product   approval  can  be  less  daunting  than  for
         non-orphan drugs. Fewer total patient exposures, fewer clinical trials, and  acceptance of surrogate  markers  along with clinical  outcomes is possible for orphan drug  candidates.  The FDA is mandated to review an orphan  drug  approval  application  (NDA or BLA) in six  months  (fast track),  instead  of from one to two  years.  Understanding  the orphan legislation  and designing  clinical  trials for orphan drugs  provides efficiencies  across many different  diseases.  Overall  clinical trial costs are also greatly reduced compared to non-orphan drug development.

o        COMMERCIALIZATION.  Orphan drugs demand a high premium because of their potential  to increase  the quality and quantity of life in areas where there is very  little  or no other  hope.  Examples  include  Genzyme's
         Cerezyme(TM)  for Gaucher  disease  costing up to $300,000 per year per patient;  TKT's  Replagal(TM)  at $160,000 per year for Fabry  disease;
         factor XIII costs hemophiliacs  $70,000 per year; and even for non-life threatening disorders like growth hormone deficiency, hGH costs $20,000 per year.  Servicing  niche  markets  may permit low fixed  costs,  and efficient  target  marketing.  A  small  sales  force  can  focus  on a specialty  audience in a very connected  community with similar tactics for many diseases.

o        DISTRIBUTION.  Due to the costs, administration,  shipping and handling requirements for orphan drugs, a very specialized  distribution  system
         is  required.   Similarities   may  allow  using  the  same  "internal"
         distribution  system and  infrastructure.  Today, most orphan drugs are contracted  out  separately  to specialty  distribution  companies at a significant cost, usually between 6-7% of top line revenues.

o        REIMBURSEMENT.  The cost of  orphan  drugs is  often  not  borne by the individual patient and insurance  complications cannot be tolerated for the prescribing  physicians requiring expert  reimbursement  service to assure uninterrupted therapy without undue complication.

o        COST OF GOODS SOLD. The gross amount of material  required to supply an orphan market is low relative to  non-orphan  drugs so that a favorable relationship  is possible  between  quantity and relative  sales price, allowing for potential high gross margins.

                                       25

Technology Overview

DRUG TARGETING/DELIVERY  TECHNOLOGY. When a pharmaceutical agent is administered to a patient, either orally or by injection, the drug distributes itself in most of the whole body water and tissues while only a small portion administered goes to the diseased area where it is expected to have its curative  effect.  In some cases,  larger doses must be administered  which can produce severe  undesirable side effects in organs for which it was not intended. Thus, the means by which a drug reaches its target site or its delivery at the right moment and  frequency, takes on increasing significance.

Recent  developments  have fueled an increased  intensity  in research  aimed at creating new drug delivery  systems.  Much of this interest has stemmed from the advances in  biotechnology  immunology,  which has resulted in the creation of a new class of peptide and protein drugs. Concurrent attempts to overcome barriers which limit the availability of these  macromolecules  has led to an exploration of  non-parenteral  routes  for  their  systemic  delivery  as well as  means to overcome the  enzymatic  and  absorption  barriers for the purpose of increasing bioavailability.

Although for conventional  drugs the oral route is convenient and popular,  most peptide and protein drugs have low uptake due to proteolytic  degradation in the gastrointestinal  tract and poor  permeability of the intestinal  mucosa to high molecular weight substances. Several approaches to overcome these obstacles have been under intense investigation:  (i) inhibiting proteolytic degradation,  (ii)
increasing  the  permeability  across the relevant  membrane,  (iii)  structural
modification   to  improve   their   resistance   to  breakdown  or  to  enhance
permeability,  and (iv) by specific pharmaceutical  formulation to prolong their retention time at the site of administration using controlled delivery systems.

CONTROLLED-RELEASE  SYSTEMS.  A number of  combination  and  variations on these themes  have been  investigated.  For  example,  linkage of drugs to  monoclonal antibodies,  encapsulation  of drugs in liposomes,  modification of the liposome surface to alter the pharmacokinetics, coating of proteins and/or liposomes with polymers or  polysaccharides,  fusion of toxins to  antibodies  via  recombinant technology  and  many  others.  All  of  these  modifications  are  designed  to accelerate  and control the  transport of  pharmacologically-active  agents from sites of  administration  to organs.  These  systems do not  address  overcoming physical barriers common to macromolecules.

SITE-SPECIFIC DELIVERY (TARGETING).  These alterations in drug structure are not limited  entirely to enhancing the stability of drugs,  but are also designed to improve  the  targeting  of the drug to a specific  organ or  tissue.  By taking advantage  of a  feature  on a cell  membrane  that  becomes  a focal  point for incorporating a specific  carrier into the design of the drug to carry it to its designated  goal,  targeting or  site-specific  delivery  can be  improved.  The carriers generally utilized have been monoclonal antibodies that target specific cell  membrane  epitopes  or  receptors;  however,  a greater  understanding  of membrane-specific  features might enable one to design small molecular  carriers attached to drugs for enhanced uptake.  Thus, new drugs in the form of peptides, proteins, oligonucleotides, and genes are now on the horizon. The limitations at this juncture relate to how we deliver them, intact, to preferred sites in order to achieve maximal physiologic effectiveness and reduced side effects.

Our Technology

We have developed a unique  technology that we believe has broad application and can be used to target drugs,  including orally, to many organ and tissue systems in the human body. The basis of this new technology is a concept that integrates the special  chemical  properties of active,  currently  available and naturally
occurring  pharmaceuticals  and  the  specific  biological   characteristics  of
targeting drugs to cells. Our technology provides a means for targeting drugs to the site for which the drug has therapeutic  effect.  This targeting  capability

                                       26

has the potential effect of reducing,  potentially markedly,  the amount of drug that is circulated to other places in the body.  Therefore,  targeting  makes it possible  to use much  less  drug in the  patient's  body,  thereby  drastically decreasing the probability of harmful side effects.  Both carnitine and taurine, naturally occurring  substances,  have been initially utilized in our technology as specific  carriers of drugs,  particularly to muscle and nerve. Any drug, new or old, can  potentially  be linked to these  carriers if a functional  group is available to carry out the linkage.

There are many medical  conditions in which loss of muscle tissue is a prominent part of the disease  process.  These include  muscular  dystrophy,  in which the genetic  disorder  resides in the muscle cells,  or diseases such as MS, ALS and spinal cord injury,  where muscle  wasting is secondary to the primary defect in the neuron.

CALPAIN INHIBITION.  We have hypothesized that a protease,  calpain, is involved in initiating the degenerative  process in each of muscular dystrophy,  MS, ALS, and spinal cord injury.  Calpains are a family of Ca++  activated  intracellular proteases, whose activity is accelerated when abnormal amounts of Ca++ enter the cell by virtue of increased membrane  permeability as a result of some traumatic or ischemic event and/or a genetic defect,  such as the absence of dystrophin in
Duchenne muscular dystrophy. Our research program has identified an inhibitor of calpain, and has demonstrated usefulness in halting the loss of muscle tissue in certain  circumstances.  The  inhibitor,  leupeptin,  is  a  natural  tripeptide produced by streptomyces strains.

Calpain is one of a  relatively  small family of cysteine  proteases  which also include the caspases which are active in promoting  programmatic  cell death, or apoptosis.  It has  been  implicated  in the  initiation  of both  necrotic  and apoptotic cell death.  The trigger which activates  calpain is Ca++ ions leaking into  cells,  where the levels  are  generally  very low.  The  dystrophin  gene responsible  for muscular  dystrophy,  for instance,  is involved in maintaining muscle cell membrane  integrity and when it is mutated the membrane is leaky for calcium.  Overstimulation  of  neural  receptors  by GABA and  other  excitatory molecules  following  abnormal  GABA release  accompanying  injury,  can lead to excitatory neurotoxicity by allowing entrance of too much Ca++. Calpain has been implicated  in the  neurotoxicity  that  follows  spinal  cord  injury.  Tissues weakened  by  ischemia/reperfusion  injury  such as occurs  following  stroke or myocardial  infarct,  admit Ca++.  Over the past ten years it has  emerged  that calpain  enzymatic  activity plays a key role in a very large number of cellular degenerative conditions. Leupeptin, the tripeptide aldehyde has been shown to be a potent  inhibitor  of thiol  proteases  of the calpain  class of enzymes.  The substantial  majority of  proteases  in the body has serine or  threonine at the active site and are  marginally,  or not at all,  inhibited  by leupeptin so the therapy is predicted to be safe.

One  of  the  problems  in  using   leupeptin,   either  by  oral  or  injection
administration,  is that it distributes itself  indiscriminately to all parts of the body,  when only  skeletal  muscle or nerve tissue  should be targeted.  One approach  involving  larger doses than are  necessary to get the desired  result often  causes  side  effects  in  other  parts  of the  body  and in the case of leupeptin,  would  be  very  expensive.  We  have  investigated  a way  to  more specifically  target the calpain  inhibitor to muscle by linking the active part of the inhibitor to a natural occurring substance in the body which is attracted to  skeletal  muscle and heart  muscle by an active  transport  mechanism.  This substance is called  carnitine  which is normally used to transport  fatty acids into  muscle  cell  mitochondria.  We  have  successfully  linked  leupeptin  to carnitine to create a more  efficient  calpain  inhibitor  we call  Myodur.  Our studies suggest that the chemical entity  carnityl-leu-argininal  (Myodur) is at least 13-fold more effective in inhibiting  calpain  intracellularly in skeletal muscle than is  leupeptin  alone,  although  this result is subject to continued
review  and  assessment  and may not be  indicative  of future  successful  drug development or  commercialization.  This has resulted in adoption of Myodur as a new  potential  candidate  for  therapy  for the  treatment  of  muscle  wasting diseases, be they primary or secondary.

                                       27

Leupeptin is not patent-protected,  having been first isolated and characterized in 1969.  We have been  granted  orphan drug status for the use of  leupeptin in nerve repair and filed for Orphan Drug status in muscular  dystrophy for Myodur, which includes the active part of leupeptin.

Another naturally occurring  substance,  taurine, is attracted to nervous tissue and to the eye. The reasons for this are not yet  understood.  When leupeptin is linked to taurine,  calpain appears to be inhibited in a number of nerve-related disease states in our studies which are  preliminary.  This result is subject to continued  review and assessment and may not be indicative of future  successful drug  development  or  commercialization.  The diseases  affected  could include deafness as a result of antibiotic damage to hair cells in the ear, diabetic and age-related retinopathy,  seizures, and possibly Alzheimer's disease. We believe this  drug,  named  Neurodur,  could be a  particularly  effective  drug for the treatment of hearing loss due to nerve damage, as well as diabetic  retinopathy, multiple sclerosis, and spinal cord injury.

In summary,  our  technology  provides us with the ability and potential to seek to:

o        Explore potential  therapeutic,  including oral, agents in a variety of neuromuscular and neurodegenerative disorders;

o        Improve the safety profile of new, as well as existing, pharmaceuticals currently on the market;

o        Investigate new and abandoned  pharmaceutical  research  projects where untargeted  therapeutics  possess toxic  characteristics  that have not been able to be successfully managed;

o        Extend  the  patent  life of  existing  major  drugs by using them in a targeted compound and provide a means of product differentiation in the generic pharmaceutical industry; and

o        Investigate the potential for developing cardioactive drugs.

Manufacturing

We do not have,  and do not intend to  establish,  manufacturing  facilities  to produce our Manufacturing  product candidates in the near- or mid-term.  We plan to control  capital  expenditures  by using  contract  manufacturers  to produce product candidates.  It is our belief that there are a sufficient number of high quality GLP (Good  Laboratory  Practice) and GMP (Good  Manufacturing  Practice)
contract  manufacturers  available,  and we  have  had  discussions  and in some instances established relationships to fulfill our production needs for research and clinical  use.  Myodur and Neurodur  require two raw material  suppliers,  a contract manufacturer and a contract formulator. Bachem, U.S. and Bachem, AG are our current, exclusive GLP and GMP contract manufacturers, respectively.

The manufacturer of our product  candidates or any future product,  whether done by third-party contractors as planned or internally, will be subject to rigorous regulations,  including the need to comply with the FDA's current GMP standards.
As part of obtaining  FDA approval for each product,  each of the  manufacturing facilities  must be  inspected,  approved  by and  registered  with the FDA.  In addition to obtaining  FDA approval of the  prospective  manufacturer's  quality
control  and  manufacturing  procedures,   domestic  and  foreign  manufacturing
facilities  are  subject  to  periodic  inspection  by the  FDA  and/or  foreign regulatory authorities.

                                       28

Intellectual Property

The foundation of our technology are the patents listed below:

o        Patent   4,742,081--Carnitine,   which  preferentially  accumulates  in
         cardiac and skeletal muscle, is coupled to a protease  inhibitor or any
         other   pharmaceutically   active   compound,   for  the   purpose   of
         site-specific  drug delivery to these  tissues.  These  products may be useful  in a variety  of muscle  wasting  diseases  as well as  cardiac conditions including cardiac ischemia;

o        Patents  4,866,040,  5,008,288 and  5,876,747--These  patents cover the compounds  carnitine,  aminocarnitine  and cysteic  acid  (taurine)  as carriers linked to protease inhibitors,  propranolol,  procainamide and quinidine  and,  as  well,  phosphatidyl  carnitine  incorporated  into liposomes  for the  treatment  of muscle  disorders  as well as cardiac arrhythmias;

o        Patent  application   directed  to  compound  C-301  an  anticonvulsant
         therapeutic agent for treating epilepsy and bipolar disorder, filed May
         7, 2004;

o        Provisional  application  for  Myodur  specifically  in  the  field  of muscular dystrophy and for other  neurodegenerative  diseases and for a new composition of matter (compound), filed June 12, 2004; and

o        Provisional  application  for  Neurodur  specifically  in the  field of multiple sclerosis and for other  neuromuscular  diseases and for a new composition of matter, filed in September 2004.

Orphan Drug Filings:

o        Orphan Drug  Designation  has been granted for leupeptin in denervation injury;

o        Orphan  Designation for Myodur in muscular dystrophy was applied for on
         January 29, 2004;

o        Orphan Designation for C-202 in ALS will be applied for in 2005; and

o        Orphan  Designation  for C-208 in  chronic  inflammatory  demyelinating polyneuropathy will be applied for in 2005.

We  also  rely  on  protection   afforded  by   confidentiality   and  invention
acknowledgement agreements with key personnel in order to secure and protect our intellectual  property  rights that are not subject to patent or other statutory protection.

Licenses

On  September  15, 2004 we granted an exclusive  fifteen-year  license to JCR to develop,  manufacture,  use, sell,  and  sublicense  Myodur for the treatment of muscular  dystrophy in Japan,  South Korea,  China,  Taiwan and  Singapore.  The
licensing  agreement  provides,  among other things for, royalty payments in the amount of 25% of "net sales" (as such term is defined in the agreement) provided that the sum of the cost of goods sold,  plus royalty  payments  does not exceed
35% of net sales. Pursuant to the license agreement, JCR acquired 554,413 shares of Common  Stock for  $1,000,000  and upon FDA approval of an IND for Myodur for muscular dystrophy in the United States, is obligated to purchase  $1,000,000 of additional  shares of Common Stock. The purchase price at the time of the second
$1,000,000  investment  required  under the license  agreement  will be the then market price of Common Stock which may be higher, or lower, on a price per share basis,  than  the  purchase  price  applicable  to the  initial  investment.  In

                                       29

addition,  JCR is obligated  to make a milestone  payment of $500,000 to us upon
FDA approval of an IND to initiate  Phase I/II  clinical  studies for Myodur for muscular dystrophy in the United States.

Competitive  Business  Conditions  and  Competitive  Position  in the  Industry;
Methods of Competition

We  currently  have no  products  or  drugs  in  commercial  production  and are exclusively engaged in research and development, pre-clinical and pre-regulatory review and  preparation.  Accordingly,  we do not compete with any product or in any market or  industry.  While there is no  assurance  that any of our products will be capable of commercialization, we believe that competition in our planned area of concentration,  should any of our products obtain regulatory  clearances required for  commercialization,  will primarily  involve  effectiveness  of our products  for the  approved  indications,  dosage,  delivery,  and,  to a lesser degree, price and insurance availability.

Distribution Methods

We  currently  have  no  distribution  methods  since  all of our  products  are presently  in  development  and we have  neither  applied for nor  received  any regulatory approvals.

Sources and Availability of Raw Materials

We presently  maintain  relations with two  companies,  Bachem AG and Sigma-Tau, which we  currently  utilize  as primary  suppliers  for raw  materials  for our research and testing needs.

Customers

We currently have no customers.

Government Regulation

The manufacturing and marketing of all of our drug and drug delivery technology, including  Myodur  and  Neurodur,  and  our  related  research  and  development activities  are  subject to  regulation  for  safety,  efficacy  and  quality by numerous governmental  authorities in the United States and other countries.  We anticipate  that  these  regulations  will  apply  separately  to each  drug and compound in our drug delivery technology. Compliance with these regulations will involve a considerable level of time, expense and uncertainty.

In the United States, drugs are subject to rigorous federal regulation and, to a lesser  extent,  state  regulation.  The FDC Act,  the  regulations  promulgated thereunder,  and other federal and state statutes and regulations govern,  among other things, the testing,  manufacture,  safety, efficacy,  labeling,  storage,
record  keeping,  approval,   advertising  and  promotion  of  our  drugs.  Drug
development  and  approval  within this  regulatory  framework  is  difficult to predict  and will  take a  number  of  years  and  involve  the  expenditure  of substantial resources.

The steps required before a  pharmaceutical  agent may be marketed in the United
States include:

o        Pre-clinical  laboratory  tests,  in  vivo  pre  clinical  studies  and formulation studies;

                                       30

o        The  submission to the FDA of an IND for human  clinical  testing which must become effective before human clinical trials can commence;

o        Adequate and well  controlled  human  clinical  trials to establish the safety and efficacy of the product;

o        The  submission  of a NDA or Biologic Drug License  Application  to the
         FDA; and

o        FDA approval of the NDA or Biologic Drug License  Application  prior to any commercial sale or shipment of the product.

In addition to obtaining  FDA approval for each product,  each domestic  product manufacturing  facility  must be  registered  with,  and  approved  by, the FDA.
Domestic manufacturing facilities are subject to biennial inspections by the FDA and must comply with the FDA's Good Manufacturing Practices for products,  drugs and devices.

PRE-CLINICAL  TRIALS.  Pre-clinical  testing includes  laboratory  evaluation of chemistry  and  formulation,  as well as tissue  culture  and animal  studies to assess the  potential  safety and efficacy of the product.  Pre-clinical  safety tests  must be  conducted  by  laboratories  that  comply  with FDA  regulations regarding  Good  Laboratory  Practices.  No  assurance  can be  given  as to the ultimate  outcome of such  pre-clinical  testing.  The  results of pre  clinical testing are  submitted  to the FDA as part of an IND and are reviewed by the FDA prior to the commencement of human clinical trials. Unless the FDA objects to an
IND, the IND will become effective thirty days following its receipt by the FDA.

We intend to largely rely upon contractors to perform  pre-clinical  trials.  To date, we have  established  limited  relationships  with regards to pre-clinical testing of our intended products.

CLINICAL TRIALS.  Clinical trials involve the  administration of the new product to healthy  volunteers  or to  patients  under the  supervision  of a  qualified principal  investigator.  Clinical  trials must be conducted in accordance  with
Good Clinical Practices under protocols that detail the objectives of the study, the  parameters  to be used to monitor  safety and the  efficacy  criteria to be evaluated.  Each  protocol  must be  submitted  to the  FDA as part of the  IND.
Further,  each  clinical  study  must be  conducted  under  the  auspices  of an independent  institutional  review board at the institution where the study will be conducted.  The institutional review board will consider, among other things, ethical factors,  the safety of human subjects and the possible liability of the institution.  Compounds  must be  formulated  according  to  Good  Manufacturing
Practices.

Clinical  trials are typically  conducted in three  sequential  phases,  but the phases may  overlap.  In Phase I, the initial  introduction  of the product into healthy human  subjects,  the drug is tested for safety  (adverse side effects), absorption,  dosage  tolerance,  metabolism,  bio  distribution,  excretion  and pharmacodynamics  (clinical  pharmacology).  Phase II is the proof of  principal stage and involves studies in a limited patient population in order to:

o        Determine   the  efficacy  of  the  product  for   specific,   targeted
         indications;

o        Determine dosage tolerance and optimal dosage; and

o        Identify possible adverse side effects and safety risks.

When there is  evidence  that the  product is found to be  effective  and has an acceptable  safety  profile  in Phase  II  evaluations,  Phase  III  trials  are

                                       31

undertaken to further evaluate  clinical  efficacy and to test for safety within an expanded patient population at geographically dispersed multi center clinical study sites.  Phase III frequently  involves  randomized  controlled trials and, whenever  possible,  does  double  blind  studies.  We, or the FDA,  may suspend clinical trials at any time if it is believed that the individuals participating in such trials are being exposed to unacceptable health risks.

We intend to rely upon contractors to perform its clinical  trials.  We have not established  any  relationships  regarding  anticipated  clinical trials for any intended product.

NDA AND FDA APPROVAL PROCESS. The results of the pharmaceutical development, pre clinical  studies and clinical studies are submitted to the FDA in the form of a
NDA for approval of the marketing and  commercial  shipment of the product.  The testing and approval  process is likely to require  substantial  cost,  time and effort for which the proceeds of this offering will be  inadequate.  In addition to the results of  preclinical  and clinical  testing,  the NDA  applicant  must submit detailed  information  about chemistry,  manufacturing  and controls that will determine how the product will be made. The approval process is affected by a number of factors,  including the severity of the disease, the availability of alternative  treatments  and the risks and  benefits  demonstrated  in  clinical trials.  Consequently,  there  can be no  assurance  that any  approval  will be granted  on a timely  basis,  if at all.  The FDA may  deny a NDA if  applicable regulatory criteria are not satisfied, require additional testing or information or require post marketing  testing and  surveillance  to monitor the safety of a company's  products  if it does  notes not  believe  the NDA  contains  adequate evidence of the safety and efficacy of the drug.  Notwithstanding the submission of such data,  the FDA may  ultimately  decide that a NDA does notes not satisfy its regulatory criteria for approval. Moreover, if regulatory approval of a drug is granted, such approval may entail limitations on the indicated uses for which it may be marketed.  Finally,  product  approvals may be withdrawn if compliance with  regulatory  standards is not  maintained  or if problems  occur  following initial marketing. Post approval studies may be conducted as Phase IV to explore further intervention, new indications or new product uses.

Among the conditions for NDA approval is the  requirement  that any  prospective manufacturer's  quality  control and  manufacturing  procedures  conform to Good
Manufacturing  Practices  and the  requirement  specifications  of the  FDA.  In complying  with  standards set forth in these  regulations,  manufacturers  must continue to expend time,  money and effort in the area of drug  application  and
quality   control   to   ensure   full   technical   compliance.   Manufacturing
establishments, both foreign and domestic, also are subject to inspections by or under the authority of the FDA and by other federal, state or local agencies.

INTERNATIONAL APPROVAL. Whether or not FDA approval has been obtained,  approval of a product by regulatory  authorities  in foreign  countries  must be obtained prior to the commencement of commercial sales of the drug in such countries. The requirements  governing the conduct of clinical  trials and drug  approvals vary widely from country to country, and the time required for approval may be longer or  shorter  than  that  required  for FDA  approval.  Although  there  are some procedures for unified filings for certain European countries,  in general, each country at this time has its own procedures and requirements.

OTHER  REGULATION.  In addition to regulations  enforced by the FDA, we are also subject  to  regulation  under the  Occupational  Safety  and  Health  Act,  the
Environmental  Protection  Act, the Toxic  Substances  Control Act, the Resource
Conservation  and Recovery Act and other present and potential  future  federal, state or local  regulations.  Our  research  and  development  may  involve  the controlled  use of  hazardous  materials,  chemicals,  and  various  radioactive compounds.  Although we believe  that our safety  procedures  for  handling  and disposing of such  materials  comply with the standards  prescribed by state and federal regulations,  the risk of accidental  contamination or injury from these materials  cannot be completely  eliminated.  In the event of any  accident,  we could be held liable for any damages  that result and any such  liability  could exceed our resources.

                                       32

Employees

As of February 3, 2005, we had nine full time employees.  Three of our employees have doctorate and/or M.D. degrees.

Properties

We  lease  our  executive  offices  in  Hunt  Valley,   Maryland  consisting  of
approximately 5,200 square feet for approximately $6,200 per month, subject to a
3% annual rent escalation clause. This lease expires on December 31, 2006 and we believe should provide  sufficient space for our clinical,  regulatory and other administrative functions during the remaining term of the lease.

Legal Proceedings

We are not presently a party to any pending litigation, nor, to the knowledge of our  management,  is any litigation  threatened  against us which may materially affect our  operations  or  business.  In August  2004,  we received a letter on behalf of a company  claiming our name infringed  certain  trademarks  issued to that company which we believe is without merit.

                                   MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

      Name                          Age        Position
      ----                          ---        --------

William H. Pursley                  51         Chief Executive Officer, Chairman
                                               of the Board and Director

Norman W. Barton, M.D., Ph.D.       57         Executive Vice President and Chief
                                               Medical Officer

Donald W. Fallon                    50         Senior Vice President, Finance and
                                               Administration, Chief Financial
                                               Officer and Secretary

Leonard A. Mudry                    67         Director

Each  director  holds office until the next annual  meeting of  stockholders  or until their successors have been duly elected and qualified.  Executive officers are elected  annually and serve at the discretion of our Board.  Pursuant to our placement agent agreement,  Brookshire  Securities  Corporation has the right to designate  one  director,  who shall  also serve on our  Compensation  and Audit
Committees  until  December  2005.  As of the date of this  prospectus,  no such designation has been made.

No  compensation  has been paid to any  individual  for  services  rendered as a director.  During 2005 we intend to adopt a cash and/or equity compensation plan for our non-executive directors.

The principal  occupations for the past five years (and, in some instances,  for prior years) of each of our directors and executive officers are as follows:

                                       33

WILLIAM H. PURSLEY,  has served as our Chief  Executive  Officer and Chairman of our Board since March 2004.  From  September 2003 to March 2004, Mr. Pursley was
President and Vice  Chairman of Xechem,  where he developed a new focus for that company,  significantly increasing its value and spearheading the acquisition of the  Company.  From  August 2002 until  September  2003,  Mr.  Pursley was Chief
Executive  Officer of Osiris where he led a turnaround that revamped  management and operations through corporate partnerships with Boston Scientific Corporation
(BSX-NYSE),  among others. Prior thereto, from April 1999 until August 2002, Mr.
Pursley was Senior  Vice  President,  Commercial  Operations  for  Transkaryotic
Therapies,  Inc.  (TKTC-NASDAQ) where he developed its European business unit to launch Replagal(TM),  an orphan drug for Fabry disease.  Previously, Mr. Pursley has served in executive positions at Genentech,  Inc. (DNA-NYSE),  Genzyme, Inc.
(GENZ-NASDAQ),  and Bio-Technology  General  Corporation  (BTGC-NASDAQ) where he played key roles in the  commercialization  of over $2 billion in orphan  drugs.
The long-time  industry  executive  started his career  twenty-five years ago at
Merck & Co., Inc. Mr.  Pursley holds a BA degree in Biology from the  University of Louisville.

NORMAN W. BARTON,  M.D.,  PH.D.,  has served as our Executive Vice President and
Chief Medical Officer since April 2004, and previously was Senior Vice President and Chief  Medical  Officer with Osiris  Therapeutics,  Inc.,  a privately  held biotechnology company ("Osiris"),  from September 2002 to April 2004. Dr. Barton has had a distinguished  career over two decades in  investigative  medicine and development  of novel  therapeutic  agents in both the academic  and  commercial sectors.  Dr. Barton is formally  trained in  biological  chemistry and internal medicine  and is  certified  as a  specialist  in  neurology.  From  1996  until
September   2002,  Dr.  Barton  was  at   Bio-Technology   General   Corporation
(BTGC-NASDAQ)  where he was Senior Vice President and Chief Medical Officer.  In
this  capacity,   Dr.  Barton  had  overall  responsibility  for  the  worldwide development and registration  programs for four proprietary  recombinant protein products. Successful advancement of these programs required frequent interaction with US and European regulatory authorities and development of core competencies in clinical research, data management and biostatistics.  In addition to product development  responsibilities,  Dr. Barton also created and supervised a medical affairs group that provided critical support for commercialized products in both
US and  international  markets.  From  1981 to  1996,  Dr.  Barton  served  as a physician scientist and Chief of the Clinical  Investigations  Section (1985-96)
with the  Neurological  Institute at the National  Institutes  of Health  (NIH).
While at the NIH,  Dr.  Barton was  responsible  for the  development  of enzyme replacement therapy for a severely  debilitating lipid storage disorder known as
Gaucher disease. For this precedent setting achievement,  Dr. Barton was awarded both the Outstanding and Meritorious  Service Medals of the United States Public
Health Service.  Dr. Barton received his MD and Ph.D.  from  Pennsylvania  State
University,  and he  completed  his  residency  in  Internal  Medicine at Albany
Medical  College  Hospital and his residency in Neurology at Cornell  University
New York Hospital.

DONALD  W.  FALLON,  has  served  as our  Senior  Vice  President,  Finance  and
Administration,  Chief  Financial  Officer and Secretary  since March 2004.  Mr.
Fallon has over 20 years of broad financial management experience gained at both public and private companies.  Prior to joining our company, from May 2002 until
December 2003, he was Vice President of Finance and Chief Financial  Officer for
Osiris and was involved in  strategic  partnering,  fund  raising and  strategic planning  activities.  From  January  2000 to May 2002,  Mr.  Fallon  was Senior
Director of Finance and Accounting with Guilford  Pharmaceuticals Inc., where he was  responsible  for financial and  strategic  planning  systems in addition to accounting  operations and internal and external financial reporting.  From June
1998 through  January 2000,  Mr. Fallon was Vice  President of Finance and Chief
Financial Officer with Small Molecule Therapeutics,  Inc., a venture-backed drug discovery company. In addition, Mr. Fallon has held various positions with other start-up and  established  life  sciences  companies.  Mr. Fallon is a Certified
Public  Accountant,  received a BS degree in Accounting  from the  University of
Baltimore and holds an MBA degree in Finance from Loyola College.

                                       34

LEONARD A.  MUDRY,  has been a member of our Board since  December 2, 2004.  Mr.
Mudry  provides  consulting  and  financial  services to a number of  businesses which,  from June 2000 to January 2004,  included  Xechem.  From January 2004 to
October 2004,  Mr. Mudry was, a director of Xechem.  Mr. Mudry was from November
1998 to June 2000,  a  business  consultant  with  Strategic  Business  Group in
Cranford, NJ, from May 1994 to October 1998, Senior Vice President,  Finance and
Operations  of Xechem and from  February  1991 to April  1994,  Vice  President,
Operations  of Medigene,  Inc., a pre-natal  testing  company.  Prior to joining
Medigene,  Mr.  Mudry  was  Vice  President,  Operations/Finance  for  Princeton
Diagnostic  Labs,  from March 1990 to January 1991 and Senior Vice President and
Chief Financial Officer of American Medical  Laboratories,  from January 1987 to
March 1990.  Prior thereto,  Mr. Mudry held various  positions with  Hoffmann-La
Roche, Inc. a major pharmaceutical  company, and its subsidiaries,  from 1969 to
1987.

There are no family  relationships  between any of our  directors  or  executive officers.

As a result of the  Merger,  our  directors  and  officers  prior to the Merger,
Thomas Fastiggi,  Chief Operating Officer, Sean Miller, Chief Executive Officer,
Chief Financial Officer,  Chief Accounting Officer and Director,  Vincent Kohen,
President,  Lisa  Beach,  Vice  President,  and Rose  Cabasso,  Vice  President,
Secretary,  and Director  resigned from all positions with the Company effective
December 8, 2004.

Executive Compensation

The  following  sets forth  information  for the three most  recently  completed fiscal years concerning the compensation of (i) the Chief Executive  Officer and
(ii) all other executive officers who earned in excess of $100,000 in salary and bonus in the fiscal year ended December 31, 2004.

                                       35

                                             SUMMARY COMPENSATION TABLE

                                                                                    Long Term Compensation
                                                                    -------------------------------------------------
                                         Annual Compensation        Restricted        Securities
                                         ------------------            Stock          Underlying         All Other
       Name and Principal                             Salary          Award(s)          Options        Compensation
          Position                      Year            $             ($)(1)               (#)             ($)
          --------                      ----          ------        ----------        -----------      ------------

William H. Pursley                      2004         $335,467(2)    $5,089,506(3)          -            $1,630(4)
  Chairman and Chief                    2003            -                -                 -             -
  Executive Officer                     2002            -                -                 -             -

Norman W. Barton, M.D., Ph.D.           2004         $187,152(2)    $1,855,551(3)          -            $1,364(4)
  Executive Vice President and          2003            -                -                 -             -
  Chief Medical Officer                 2002            -                -                 -             -

Donald W. Fallon                        2004         $179,667(2)    $  848,252(3)          -            $  550(4)
  Senior Vice President,                2003            -                -                 -             -
  Finance and Administrative,           2002            -                -                 -             -
  Chief Financial Officer and
  Secretary

Sean Miller                             2004            -                -                 -             -
  Chief Executive Officer(5)            2003            -                -                 -             -
                                        2002            -                -                 -             -

------------------------

(1) Vesting  restrictions  on such shares lapse as to (i) 10% on the sixth month anniversary  of the date of issuance (ii) an additional  10% on the twelve month anniversary  of the date of issuance  and (iii) the balance upon  initiation  of phase III clinical trials for Myodur in muscular dystrophy.

(2) Includes $5,467,  $5,467 and $4,667 of 401(k) contributions for Mr. Pursley,
Dr. Barton, and Mr. Fallon,  respectively.  Includes payment of $55,000, $0, and
$29,167 paid by Xechem to Mr. Pursley,  Dr. Barton and Mr. Fallon,  respectively during 2004.

(3) 1,247,428  shares,  454,792  shares and 207,905  shares of restricted  stock underlying  the  Restricted  Stock Awards for Mr.  Pursley,  Dr.  Barton and Mr.
Fallon, respectively, have been valued at $4.08, the closing price of our Common
Stock on December 31, 2004.

(4) Represents  reimbursement  of premiums paid by such executive  officer under certain term life insurance policies.

(5) Mr. Miller resigned from our company as of December 8, 2004.  Information on
Mr. Miller is not available.

Employment Agreements

Each of Messrs.  Pursley  and Fallon and Dr.  Barton are  parties to  employment agreements  with us.  Under such  agreements  each such  employee  is  generally obligated to commit substantially all of his time and attention to our affairs.

                                       36

William H. Pursley,  our Chairman of the Board and Chief Executive Officer,  has
an employment  agreement ending March 31, 2006. The agreement may be renewed for additional  one-year terms unless either party notifies the other at least sixty days prior to the end of the then current  term of its desire to  terminate  the agreement.  The agreement  provides that Mr.  Pursley will be  compensated at an annual base salary of $330,000 with annual increases and a discretionary  annual bonus in an amount (in cash,  stock or other  property) to be  determined by the
Board.  The agreement may be  terminated by us for "cause",  by Mr.  Pursley for
"good reason" (as such terms are defined in the  agreement),  by Mr. Pursley for any reason,  upon thirty days notice,  and by us without cause,  upon sixty days notice.  If Mr. Pursley is terminated by us without cause, or by Mr. Pursley for good  reason  he will be  entitled  to his base  salary  and a  continuation  of benefits under our benefit plans for senior executives for a twelve month period after the date of termination.

Norman W. Barton, our Executive Vice President and Chief Medical Officer, has an
employment  agreement  ending April 26, 2006.  The  agreement may be renewed for additional  one-year terms unless either party notifies the other at least sixty days prior to the end of the then current  term of its desire to  terminate  the agreement.  The agreement  provides that Dr.  Barton will be  compensated  at an annual base salary of $265,000  with annual  increases and an annual bonus in an amount (in cash,  stock or other property) to be determined by the discretion of the Board. The agreement may be terminated by us for "cause",  by Dr. Barton for
"good  reason" (as such terms are defined in the  agreement),  by Dr. Barton for any reason,  upon thirty days notice,  and by us without cause,  upon sixty days notice.  If Dr.  Barton is  terminated  by us without cause or by Dr. Barton for good reason, he will be entitled to his base salary and continuation of benefits under our benefit  plans for senior  executives  for a twelve month period after the date of termination.

Donald W. Fallon,  our Senior Vice  President,  Finance and  Administration  and
Chief Financial Officer and Secretary,  has an employment agreement ending March
31, 2006.  The agreement  may be renewed for  additional  one-year  terms unless either party notifies the other at least sixty days prior to the end of the then current term of its desire to terminate the  agreement.  The agreement  provides that Mr.  Fallon will be  compensated  at an annual base salary of $175,000 with annual  increases  and an  annual  bonus in an amount  (in cash,  stock or other property) to be determined by the discretion of the Board.  The agreement may be terminated by us for "cause", by Mr. Fallon for "good reason" (as such terms are defined in the  agreement),  by Mr.  Fallon for any  reason,  upon  thirty  days notice,  and by us  without  cause,  upon sixty days  notice.  If Mr.  Fallon is terminated  by us without  cause or by Mr.  Fallon for good  reason,  he will be entitled to his base salary and continuation of benefits under our benefit plans for senior executives for a twelve month period after the date of termination.

        OPTION/SAR GRANTS AND FISCAL YEAR END OPTION EXERCISES AND VALUES

Stock Plans

Prior to our adoption of the Company's  Founders'  Stock Plan and 2004 Incentive
Plan, we did not have a stock option,  long-term incentive or other similar plan for officers, directors and employees.

FOUNDERS' PLAN. We assumed the Company's  Founders'  Plan,  which was previously adopted by its board of  directors  and  stockholders  on December  9, 2004.  An aggregate  of  3,031,943  shares of Common  Stock  have  been  issued  under the
Founders' Plan. There are no additional  shares available for issuance under the
Founders'  Plan.  The  Founders'  Plan  is  administered  by  the  Board  or the
Compensation  Committee,  which  Compensation  Committee  presently  consists of
Leonard Mudry.  Upon the happening of certain events  described in the Founders'
Plan,  such as the cessation of employment by a participant  following an award, shares issued or issuable to Founders' Plan

                                       37

participants may revert to William Pursley, our Chief Executive Officer, and may
be cancelled, forfeited,  re-designated or re-issued by us in Mr. Pursley's sole discretion subject to Board and Compensation Committee approvals. Unless vesting is  accelerated by the Board or  Compensation  Committee,  Founders'  Stock Plan
shares will vest 10% upon the six month anniversary of the date of issuance, 10%
upon the one-year  anniversary  of the date of issuance and the  remainder  upon initiation  of a Phase III clinical  trial for  "Myodur" in muscular  dystrophy, provided such date is not less than six months  following the date of award.  In the  discretion  of the  Board or the  Compensation  Committee,  vesting  may be accelerated upon the achievement of significant scientific, regulatory, or other development  milestones  subject to approval of the Placement Agent.

2004 INCENTIVE  PLAN. We assumed the Company's 2004  Incentive  Plan,  which was previously  adopted by the board of directors  and  stockholders  on December 9,
2004.  Options to acquire an  aggregate  of 680,695  shares of Common Stock have been issued under the 2004 Incentive  Plan. An aggregate of 2,746,025  shares of
Common Stock have been reserved for issuance under the 2004 Incentive  Plan. The purpose of the 2004  Incentive  Plan is to provide an incentive to retain in the employ of and as directors, officers, consultants, advisors and employees of our company, persons of training,  experience and ability, to attract new directors, officers,  consultants,  advisors and employees  whose  services are  considered valuable,  to encourage the sense of proprietorship  and to stimulate the active interest of such persons into our development and financial  success.  Under the
2004 Incentive Plan, we are authorized to issue incentive stock options intended to qualify  under  Section  422 of the Code,  non-qualified  stock  options  and restricted  stock.  The 2004 Incentive Plan is  administered by the Board or the
Compensation  Committee,  which  Compensation  Committee  presently  consists of
Leonard Mudry.

REGULATORY INCENTIVE PLAN. We maintain a plan (the "Regulatory  Incentive Plan")
intended  to reward the former  owners of our  company  for  certain  milestones achieved in our business  which was agreed as additional  consideration  for the initial sale of our company to Xechem which  occurred  December 23, 2004. We are obligated  to make  awards in Common  Stock in the amount of $1 million for each new drug upon the filing of a Phase II application prior to December 22, 2007, a
Phase III  application  prior to December  22,  2009,  or a NDA filing  prior to
December 22, 2010 with the FDA.

                             PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The  following  table  sets  forth  certain  information   regarding  beneficial
ownership of our Common Stock as of February 3, 2005 by (i) each person known by us to own beneficially  more than 5% of our outstanding  Common Stock, (ii) each of our directors and executive  officers,  and (iii) all directors and executive officers as a group.  Except as otherwise  indicated,  each of the  stockholders named below has sole voting and investment  power with respect to such shares of
Common Stock:

    Name and Address of               Number of Shares         Percentage
    Beneficial Owner(1)              Beneficially Owned     Beneficially Owned(4)
    -------------------              ------------------     ------------------

Xechem International, Inc.                3,404,064                 21.9%
100 Jersey Avenue
Building B, Suite 310
New Brunswick, NJ  08910

William H. Pursley(2)                     1,563,273                 10.0%

                                       38

    Name and Address of               Number of Shares         Percentage
    Beneficial Owner(1)              Beneficially Owned     Beneficially Owned(4)
    -------------------              ------------------     ------------------

Norman W. Barton, M.D., Ph.D.               454,792                  2.9%

Donald W. Fallon                            207,905                  1.3%

Leonard Mudry                                     0                    0

Sean Miller(3)                                    0                    0

All directors and executive officers      2,225,970                 14.3%
as a group (4 persons)

-----------------
(1)   The address of each person or entity, except as otherwise indicated is c/o
      CepTor  Corporation,  200 International  Circle,  Suite 5100, Hunt Valley,
      Maryland 21030.

(2)   A provision  of the Spinoff  Agreement  (See  "Certain  Relationships  and
      Related  Transactions")  provides for 3,031,943 shares of our Common Stock to be designated for  management and founders,  or approximately  19.5% of our outstanding Common Stock as of February 3, 2005. Awards have been made to eleven  persons,  other  than  315,845  shares  which have not yet been awarded. While such awards are subject to confirmation by our Compensation
      Committee,  William Pursley is authorized  under the Spinoff  Agreement to designate  awardees.  All awards  (other than  1,247,428  owned by William
      Pursley  as  record  owner and  315,845  additional  shares  for which Mr.
      Pursley retains the right to vote until  awarded),  are subject to certain conditions  with  respect to vesting  and  lapse.  All of such  shares may revert to Mr. Pursley should the conditions  imposed not be achieved.  Mr.
      Pursley disclaims  beneficial ownership of all of such shares for which he is not the record holder.

(3)   Mr. Miller resigned effective as of December 8, 2004.

(4)   Excludes  shares that may become  issuable under the Regulatory  Incentive
      Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On  December  23,  2003,  Xechem  entered  into a  financing  plan with its then subsidiary ("Spinoff Agreement") providing for, among other things, establishing a capital structure suitable for attracting third-party financing, separation of the  management and refocusing  each of the companies on their  respective  core competencies  and  technologies.  As  part  of  the  Spinoff  Agreement  certain management members of the Company and others would receive from Xechem the right to acquire fully vested  "options" to acquire  shares of the common stock of the
Company, at par value.

The Company also agreed to buy from Xechem and redeem up to $2,000,000 of shares of Common  Stock owned by Xechem  ("Put")  from  proceeds of our future  planned offerings.  The Put  originally  provided  for  payment  at a rate of 25% (up to
$2,000,000) of the gross proceeds raised (before fees and commissions)  pursuant to the sale of our stock. In addition, we agreed to pay a royalty equal to 2% of the  gross  revenues  from the  sale of any  products  incorporating  any of the technology  then owned on the date of the Spinoff  Agreement or the licensing of any technology or sale of the licensing rights.

On December 9, 2004, the Spinoff  Agreement was amended which reduced the Put to
10% (up to  $2,000,000)  of the gross  proceeds  of the Private  Placement,  and conforming  the  lock-up  applicable  to our  Common  Stock to be held by Xechem following  the  Merger  such  that  50% may be sold  six  months  following  the effective date of the registration of the Common Stock underlying the securities purchased  in the  Private  Placement,  and  50%  twelve  months  following  the effective date of such  registration.  The amendment  permits Xechem to transfer

                                       39

its shares in any  privately  negotiated  transaction,  provided  the  purchaser agrees to the terms and  restrictions  applicable to Xechem,  and our consent is obtained.

During April-May 2004, as contemplated by the Spinoff Agreement, we entered into certain interim  financing  agreements  ("Bridge  Loans") in anticipation of the spinoff.  The terms of the Bridge Loans  provided  the Company  with  $1,100,000 pursuant to 8% promissory  notes  maturing on October 22, 2004. In addition,  we agreed to issue  515,430  shares of Common  Stock to the Bridge Loan holders and others.

Since the Company was unable to repay the Bridge Loans on their  maturity  date, the Bridge  Loan  holders  had a right to convert  their  promissory  notes into shares  of common  stock of  Xechem.  No  Bridge  Loan  holder  exercised  their conversion  rights and pursuant to an exempt  exchange  offer dated  October 22,
2004, as amended November 15, 2004,  ("Exchange Offer"), all of the Bridge Loans
have either been  repaid with the  proceeds of the Initial  Closing or have been converted  into new 10%  convertible  promissory  notes with a December  8, 2005 maturity date  convertible into shares of our Common Stock at $1.25 per share in an  amount  equal  to  the  outstanding  principal  and  interest  due  on  such outstanding notes ("Replacement Notes").

We are a party to an  employment  and  indemnification  agreement  with  William
Pursley,  a director and our Chief Executive  Officer and Chairman of the Board,
which employment  agreement  expires on March 31, 2006 (with automatic  one-year renewal  terms) for an annual base salary of $330,000 and annual  increases  and bonuses at the discretion of our Board.

We are a party to an employment  and  indemnification  agreement  with Norman W.
Barton,  M.D.,  Ph.D.,  our Executive Vice President and Chief Medical  Officer,
which employment  agreement  expires on April 26, 2006 (with automatic  one-year renewal  terms) for an annual base salary of $265,000 and annual  increases  and bonuses at the discretion of the Board.

We are a party to an employment  and  indemnification  agreement  with Donald W.
Fallon, our Senior Vice President,  Finance and Administration,  Chief Financial
Officer and Secretary,  which employment  agreement expires March 31, 2006 (with automatic  one-year  renewal  terms) for an annual base  salary of $175,000  and annual increases and bonuses at the discretion of the Board.

We are party to an  indemnification  agreement  with Leonard  Mudry,  one of our directors.

In December 2004, Mr. Pursley,  Mr. Fallon and Dr. Barton were issued 1,247,428,
207,905 and  454,792  shares,  respectively,  of Common  Stock upon  exercise of options granted under our Founders' Plan.

                         DESCRIPTION OF THE TRANSACTIONS

Private Placement

In connection with the Merger, we completed the closing of a private offering of our  securities  in which,  through  February 3, 2005,  we sold an  aggregate of approximately  494  Units to  accredited  investors  in the  Private  Placement, pursuant  to the terms of a  Confidential  Private  Placement  Memorandum  dated
October 22, 2004, as  supplemented.  Each Unit consists of one share of Series A
Preferred Stock and a warrant to purchase  Common Stock.  Each share of Series A
Preferred Stock is convertible  into 10,000 shares of Common Stock and each unit warrant  entitles the holder to purchase  5,000 shares of Common Stock for $2.50 per share.  The Units were  offered by  Brookshire  Securities  Corporation,  as placement  agent,  pursuant  to a  placement  agent  agreement  under  which the placement  agent is entitled,  in addition to a percentage of gross  proceeds of the Private  Placement,  to receive 300,000 shares of Common Stock and a warrant to purchase up to an  aggregate  of 10% of the shares of Common Stock into which the Series A Preferred Stock may be converted

                                       40

that is sold in the Private  Placement.  We  realized  gross  proceeds  from the
Private Placement of $12,353,725, before payment of commissions and expenses.

                              SELLING STOCKHOLDERS

The following table sets forth the shares  beneficially owned, as of the date of this prospectus,  by the Selling Stockholders prior to the offering contemplated by this prospectus, the number of shares each Selling Stockholder is offering by this  prospectus and the number of shares which each Selling  Stockholder  would own  beneficially if all such offered shares are sold. The Selling  Stockholders acquired  their  beneficial  interests  in the shares  being  offered  hereby in transactions  described  under the heading  "Description  of the  Transactions."
Except as expressly set forth below,  none of the Selling  Stockholders is known to  us  to  be a  registered  broker-dealer  or  an  affiliate  of a  registered broker-dealer,  except for Brookshire  Securities  Corporation  and Dawson James
Securities,  Inc. Each of the Selling  Stockholders has acquired his, her or its shares  solely  for  investment  and  not  with  a  view  to or  for  resale  or
distribution  of  such  securities.   Beneficial   ownership  is  determined  in
accordance with SEC rules and includes  voting or investment  power with respect to the  securities.  Unless  otherwise  indicated,  the address of each  Selling
Stockholder is c/o CepTor  Corporation,  200 International  Circle,  Suite 5100,
Hunt Valley, Maryland 21030.

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Xechem International, Inc.                 3,404,064               3,404,064                     -0-                   -0-
100 Jersey Avenue
Building B, Suite 310
New Brunswick, NJ 08910

JCR Pharmaceuticals Co., Ltd.                554,413                 554,413                     -0-                   -0-
3019 Kasuga-Cho
Asiya City, Japan 659-0021

Brookshire Securities Corporation            794,149(1)              794,149                     -0-                   -0-
4 West Las Olas Boulevard
Fort Lauderdale, FL 33301

Longview Fund L.P.                           367,610                 367,610                     -0-                   -0-
600 Montgomery Street
San Francisco, CA 98010

Contrarian Cash Fund I Ltd.                  243,750(2)              243,750                     -0-                   -0-
c/o Barry Honig
6400 Congress Avenue
Suite 2700
Boca Raton, FL 33487

Ricardo Plummer                              228,750(2)              228,750                     -0-                   -0-
4760 SE 72nd Avenue
Davie, FL 33314

Harborview Capital, Inc.                      15,000                  15,000                     -0-                   -0-
4760 SE 72nd Avenue
Davie, FL  33314

Margie Chassman                              243,750(2)              243,750                     -0-                   -0-
445 West 23rd Street, Apt. 16E
New York, NY 10011

Franklin Sir                                 149,968                 149,968                     -0-                   -0-
37 Glen Avenue East
Harrington Porte, NJ 07640

Bluewater Partners, S.A.                     125,000                 125,000                     -0-                   -0-
751 Sylvan Way
Emerald Hills, CA 94062

                                       41

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Peter Dunne                                   93,782(2)               93,782                     -0-                   -0-
4350 SW 105 Avenue
Davie, FL 33328

Saddle River Associates, Inc.                120,000                 120,000                     -0-                   -0-
400 Rella Boulevard, Suite 174
Montibello, NY 10901

Corinthian Holdings, LLC                      80,000                  80,000                     -0-                   -0-
10 East 53rd Street
New York, NY 10022

The Harbor Trust                             846,378(3)              846,378                     -0-                   -0-
Marge Chassman, Trustee
445 West 23rd Street, Apt. 16E
New York, NY 10011

Michael G. Jesselson 12/18/80 Trust          504,790(4)              504,790                     -0-                   -0-
Claire Strauss, Trustee
450 Park Avenue
New York, NY 10022

CepTor 2004 Delaware Trust                   337,845                 337,845                     -0-                   -0-
c/o Olshan Grundman Frome
  Rosenzweig & Wolosky LLP
65 East 55th Street
New York, NY 10022

William H. Pursley                         1,247,428                 249,486                  997,942                  6.4%

Donald W. Fallon                             207,905                  41,581                  166,324                  1.1%

Norman W. Barton, M.D., PhD.                 454,792                  90,958                  363,834                  2.3%

Alfred Stracher, PhD.                        227,396                  45,479                  181,917                  1.2%

Leo Kesner, PhD.                             227,396                  45,479                  181,917                  1.2%

Leslie Devos                                 100,487                  20,097                   80,390                   *

Theresa Michele MD.                          100,487                  20,097                   80,390                   *

Francis Zbikowski                            100,487                  20,097                   80,390                   *

Ted Carver, PhD                              100,195                   4,400                   95,795                   *

Mary Brinker                                  13,860                   2,772                   11,088                   *

Tomoka Davidsen                               13,860                   2,772                   11,088                   *

M. Pennington, PhD                            15,000                  15,000                     -0-                   -0-

Founders' Plan Shares                        315,845                  63,169                  252,676                  1.6%
c/o CepTor Corporation

Alex Tringas                                  21,657                  21,657                     -0-                   -0-
29 Eigin Parkway
Ft. Walton Beach, FL 32548

John Baleno                                   10,828                  10,828                     -0-                   -0-
2895 Hampton Circle E.
Delray Beach, FL 33445

                                       42

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Vestal Venture Capital IV LLC                 54,142                  54,142                     -0-                   -0-
c/o Allan R. Lyons
6471 Enclave Way
Boca Raton, FL 33496

Karl Scheil                                   21,657                  21,657                     -0-                   -0-
101 Briny Avenue
Pompano Beach, FL 33062

Camden International, Ltd.                    43,313                  43,313                     -0-                   -0-
Charlotte House
Charlotte Street
P.O. Box N. 9204
Nassau, Bahamas CS 00000

Dawson James Securities, Inc.                 19,800                  19,800                     -0-                   -0-
925 South Federal Highway
6th Floor
Boca Raton, FL 33432

Robert Keyser, Jr.                            14,400                  14,400                     -0-                   -0-
925 South Federal Highway
6th Floor
Boca Raton, FL 33432

Viewtrade Financial                            1,800                   1,800                     -0-                   -0-
7280 W. Palmetto Park Rd.
Suite 105
Boca Raton, FL 33433

Michael Jacobs                                15,000                  15,000                     -0-                   -0-
6549 Landings Ct.
Boca Raton, FL 33496

Geduld, Irwin Revocable Trust                 60,000                  60,000                     -0-                   -0-
4040 Island Estates
Aventura, FL 33180

Geduld Cap Mgmt                              150,000                 150,000                     -0-                   -0-
19495 Biscayne Blvd., Suite 608
Aventura, FL 33180

Arthur and Jane Ballinger (jtwros)            15,000                  15,000                     -0-                   -0-
66 Overlook Rd.
Cedar Grove, NJ 07009

Gilder Fund                                   30,000                  30,000                     -0-                   -0-
1800 NE 114th Street, Suite 2110
Miami, FL 33181

                                       43

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

The Jay Goldman Master L.P.                   60,000                  60,000                     -0-                   -0-
152 W. 57th Street
New York, NY 10019

David Khaghan                                 15,000                  15,000                     -0-                   -0-
250 East 63rd Street
New York, NY 10021

Gary Lieberman                                15,000                  15,000                     -0-                   -0-
10897 Canary Island Ct.
Plantation, FL 33324

David Dimanna                                 15,000                  15,000                     -0-                   -0-
9211 Shadow Brook Drive
Sylvania, OH 43560

Glenn Hubbard                                 15,000                  15,000                     -0-                   -0-
6474 Blue Heron Pointe Drive
Waterford, WI 53185

John Nolan                                    15,000                  15,000                     -0-                   -0-
7205 Burnside Drive
Sylvania, OH 43560

Rosemarie Manchio                             15,000                  15,000                     -0-                   -0-
17 Orsego Place
Commack, NY 11725

Rudolph Cane, Jr.                              3,750                   3,750                     -0-                   -0-
4619 East White Aster Street
Phoenix, AZ 85044

William J. Winter                             15,000                  15,000                     -0-                   -0-
7353 W. Warnimount Avenue
Milwaukee, WI  53220

Alan Morgillo                                 15,000                  15,000                     -0-                   -0-
38 Woodland Avenue
Farmingdale, NY 11735

Sol Bandiero                                  60,000                  60,000                     -0-                   -0-
9 Dike Drive
Monsey, NY 10952

Crypto Corp.                                  15,000                  15,000                     -0-                   -0-
Jardine House, 3rd Floor
33 Reid Street
Hamilton HM 12, Bermuda

                                       44

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Neurnberger Kapital                           15,000                  15,000                     -0-                   -0-
Klingenstrasse 12
Seitingen, Germany 78606

John Studnicky                                30,000                  30,000                     -0-                   -0-
6301 Collins Avenue, #2201
Miami Beach, FL 33141

Edward Feighan                                60,000                  60,000                     -0-                   -0-
12500 Edgewater Drive, Suite 1007
Lakewood, OH 44107

Kay Garrell                                   30,000                  30,000                     -0-                   -0-
4411 Crooked Mile Rd.
Merritt Island, FL 32952

Solon Kandel                                  15,000                  15,000                     -0-                   -0-
592 Ashwood Rd.
Springfield, NJ 07081

Thomas S. Stephens, IRA                       30,000                  30,000                     -0-                   -0-
143 NE 90th Street
Miami FL 33138

Steven Zvi Weinreb                            30,000                  30,000                     -0-                   -0-
152 Parkville Avenue
Brooklyn, NY 11230

Roger Hermes                                  21,750                  21,750                     -0-                   -0-
341 Harrison St.
Annandale, MN 55302

Steven Brandenburg IRA                        15,000                  15,000                     -0-                   -0-
312 Larch Street
Abbotsford, WI 54405

Charles J. and Harley N. Kane                150,000                 150,000                     -0-                   -0-
Tenants-in-Common
2973 Sabalwood Ct.
Delray Beach, FL 33445

Robert Patton                                 45,000                  45,000                     -0-                   -0-
1601 Summit Dr.
Columbus, GA 31906

Ronald Low                                    15,000                  15,000                     -0-                   -0-
35 Huyler Landing Rd.
Cresskill, NJ 07621

                                       45

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Capital Growth Equity Fund I, LLC             30,000                  30,000                     -0-                   -0-
6549 Landings Ct.
Boca Raton, FL 33496

Larry Biggs                                   30,000                  30,000                     -0-                   -0-
1007 N. Federal Hwy.
Number 297
Ft. Lauderdale, FL 33304

Lisa Glasband                                 15,000                  15,000                     -0-                   -0-
213 Isle Verde Way
Palm Beach Gardens, FL 33418

Justin Renert                                 15,000                  15,000                     -0-                   -0-
7885 Monarch Ct.
Delray Beach, FL 33446

Douglas Clausen                               60,000                  60,000                     -0-                   -0-
1000 Industrial Place
Holstein, IA 51025

Loren and Marlene Marko Skeist                60,000                  60,000                     -0-                   -0-
50 East 89th Street, Apt. 30D
New York, NY 10128

William Marsh                                120,000                 120,000                     -0-                   -0-
2325 Stagecoach Rd.
Broad Island, NE 68801

James Lees                                    60,000                  60,000                     -0-                   -0-
8 Walnut Street
Marblehead, MA 01945

Philip Dean, Jr.                              15,000                  15,000                     -0-                   -0-
31 Channing Rd.
Dedham, MA 02026

David J. Rosenfeld                            15,000                  15,000                     -0-                   -0-
27 Versailles
New Orleans, LA 70125

Andrew Revocable Trust                       180,000                 180,000                     -0-                   -0-
4189 W. Milky Way, Unit #3,
Chandler, AZ 85226

Todd Wiseberg                                 30,000                  30,000                     -0-                   -0-
9598 Shepard Place
Wellington, FL 33414

                                       46

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Rudolph Mazurosky                             15,000                  15,000                     -0-                   -0-
69 Quail Run Rd.
Woodbury, CT 06798

John E. Reynolds Jr. and
 Beverly J. Reynolds (jtwros)                  7,500                   7,500                     -0-                   -0-
9105 North State Road 267
Brownsburg, IN 46112

James Hines                                   30,000                  30,000                     -0-                   -0-
2425 Glenford
Aurora, IL 60504

Randy Guttenberg                              15,000                  15,000                     -0-                   -0-
36 Pebble Beach Drive
Livingston, NJ 07039

Steven R. Gundry and Penny M. Gundry          30,000                  30,000                     -0-                   -0-
840 North Prescott Drive
Palm Springs, CA 92262

Wesley L. Neal                                 3,000                   3,000                     -0-                   -0-
4006 Honduras
Pasadena, TX 77504

Joan Lowlicht                                 30,000                  30,000                     -0-                   -0-
26 St. James Drive
Palm Beach Gardens, FL 33418

Larry D. Anderson                             15,000                  15,000                     -0-                   -0-
N 6954 538th Street
Menomonio, WI 54751

Alvin Goldstein                               15,000                  15,000                     -0-                   -0-
1131 Crystal Drive
Palm Beach Gardens, FL 33418

George Smith                                  15,000                  15,000                     -0-                   -0-
2497 Acushmet Avenue
New Bedford, MA 02745

Julian J. Brignac, Jr.                        15,000                  15,000                     -0-                   -0-
340 Donald Circle
Forest Hill, MD 21050

Alouf Living Trust                             7,500                   7,500                     -0-                   -0-
5080 Crossbow Circle
Roanoke, VA 24014

                                       47

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Louis T. Bascoy                               15,000                  15,000                     -0-                   -0-
17066 Marina Bay Drive
Huntington Beach, CA 92649

Bernard Baruch                                15,000                  15,000                     -0-                   -0-
5480 Renaissance Avenue
San Diego, CA 92122

Andrew S. Taranto                             15,000                  15,000                     -0-                   -0-
1452 Maine Avenue
Staten Island, NY 10314

Louise E. Rehling Trust                       60,000                  60,000                     -0-                   -0-
200 East Delaware Place
Apt. #24F
Chicago, IL 60611

Doris Perlmutter                              15,000                  15,000                     -0-                   -0-
10033 Shadywood Place
Boynton Beach, FL 33437

Jeffrey A. Ludwig and Carol Ludwig (jtwros)   30,000                  30,000                     -0-                   -0-
930 Stockbridge Place
Elgin, IL 60120

Dennis G. Trop and Sarah D. Trop (jtwros)      7,500                   7,500                     -0-                   -0-
3049 Memorial Circle
South Jordan, UT 84095

Michael Gimeli                                15,000                  15,000                     -0-                   -0-
713 Lighthouse Road
Brooklyn, NY 11702

Ronald Hankins and
Lydia Barrow Hankins (jtwros)                 11,250                  11,250                     -0-                   -0-
12500 Edgewater Drive, Suite 1007
Lakewood, OH 44107

Edward G. Roche                               60,000                  60,000                     -0-                   -0-
18 Westcott Drive
Hopkinton, IA 07148

Randy Draizin and Amy Draizin (jtwros)        15,000                  15,000                     -0-                   -0-
119 Barcelona Drive
Jupiter, FL 33458

                                       48

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Scott McNair                                  30,000                  30,000                     -0-                   -0-
967 East Eaglewood Drive
North Salt Lake City, Utah 84054

Neil Senter                                   15,000                  15,000                     -0-                   -0-
849 Zibold Court
River Vale, NJ 07675

Stuart R. Newman                              15,000                  15,000                     -0-                   -0-
9 Ungava Drive
New City, NY 10956

Edward Wishner                                15,000                  15,000                     -0-                   -0-
20969 Ventura Blvd.
Woodland Hills, CA 91364

Joel Gillis                                   15,000                  15,000                     -0-                   -0-
22048 Sherman Way, #213
Canoga Place, CA 91303

James Dragoums                                30,000                  30,000                     -0-                   -0-
231 Coral Cay Terrace
Palm Beach Gardens, FL 33418

Bruce Reingold                                15,000                  15,000                     -0-                   -0-
21830 Cypress Palm Ct.
Boca Raton, FL 33428

Donna and Michael Splain                     120,000                 120,000                     -0-                   -0-
1559 Rubino Court
Pleasonton, CA 94566

Francois Archer                               30,000                  30,000                     -0-                   -0-
245 Rue Du Buyat
Saint Jean De Noist
France 01800

Alpha Capital                                150,000                 150,000                     -0-                   -0-
Essex House
160 Central Park South
Suite 2701
New York, NY 10019

Solomon Yokoby                                15,000                  15,000                     -0-                   -0-
6 Hayborn Court
Old Westbury, NY 11568

Walter Sullivan                              120,000                 120,000                     -0-                   -0-
109 Mill Street
Middleton, MA

                                       49

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Shervin and Cindy Sadigham                      7,500                  7,500                     -0-                   -0-
845 Autumn Close
Alpharetta, GA 30004

Ross Krutchen                                   7,500                  7,500                     -0-                   -0-
39 Edgemond Place
The Woodlands, TX 77381

A. Dimarino and H. Kroop                       15,000                 15,000                     -0-                   -0-
140 Rugby Place
Woodbury, NJ 08096

Robert Bea                                     15,000                 15,000                     -0-                   -0-
2548 Dover Rd.
Forked River, NJ 08731

EMES Capital Partners, LLC                    180,000                180,000                     -0-                   -0-
400 Rella Boulevard, Suite 174
Montebello, NY 10901

Joseph Frazer                                  15,000                 15,000                     -0-                   -0-
4120A Oaklawn Blvd.
Hopewell, VA 23860

Lydia Barrow Hankins                           18,750                 18,750                     -0-                   -0-
11515 Momachi
Sawaku Fukudka Japan 814006

Harley Kane                                    30,000                 30,000                     -0-                   -0-
310 Jasmine Dr.
Del Ray Beach, FL 33483

Don Longacre                                   15,000                 15,000                     -0-                   -0-
740 Main Street
Bally, PA 19503

Christine Sheppard                             15,000                 15,000                     -0-                   -0-
201 East 77th Street, Apt. 19B
New York, NY 10021

Whalehaven Capital Fund                       120,000                120,000                     -0-                   -0-
Par-la-Ville Rd.
Hamilton, Bermuda

Strategic Growth International, Inc.          187,500                187,500                     -0-                   -0-
150 East 52nd Street, 22nd Floor
New York, N 10022

                                       50

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Arnaldo and Maria Barros (jtwros)              9,000                   9,000                     -0-                   -0-
900 Washington Street
Hollywood, FL 33301

AF Capital, LLC                               90,000                  90,000                     -0-                   -0-
89 Richmond Avenue, Suite 2
Bedford, CT 06880

Kevin and Brenda Narcomey
 (Tenants-in-Common)                         120,000                 120,000                     -0-                   -0-
89 Rock Road
Kentfield, CA

Jeffrey W. and Gena C. Drinnen (jtwros)       15,000                  15,000                     -0-                   -0-
6800 Resolute Road
Knoxville, TN 37918

George Karfunkel                             150,000                 150,000                     -0-                   -0-
1671 52nd Street
Brooklyn, NY 11204

Lester Draizin                                15,000                  15,000                     -0-                   -0-
120 Southeast 5th Avenue, #131
Boca Raton, FL 33432

Jed Kruchten                                  30,000                  30,000                     -0-                   -0-
25 Highland Park Village
Suite 100551
Dallas, TX 75205

DEMPCO Investments LLC                         3,750                   3,750                     -0-                   -0-
22 Avondale Road
West Hartford, CT 06117

Thomas Westley                                15,000                  15,000                     -0-                   -0-
10 Eastham Court
Sacramento, CA 95833

Robert C. Klinger                             15,000                  15,000                     -0-                   -0-
3417 Leigh Court
Plano, TX 75025

Richard Prosten IRA                           15,000                  15,000                     -0-                   -0-
3513 Northampton Street, NW
Washington, D.C. 20015

Roger Dale Weaver                             30,000                  30,000                     -0-                   -0-
5602 86th Street
Lubbock, TX 79424

                                       51

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Bridge Ventures, Inc. Employees
 Pension Plan & Trust                         30,000                  30,000                     -0-                   -0-
1241 Gulf of Mexico Drive
Longboat Key, FL 34228

Scott Dunlop                                  30,000                  30,000                     -0-                   -0-
Gaye Dunlop JTWROS
93 Branch Street
Medford, NJ 08055

Uriel Cohen                                   15,000                  15,000                     -0-                   -0-
2066 East 14th Street
Brooklyn, NY 11229

Dennis Mullally                               15,000                  15,000                     -0-                   -0-
370 Northern Parkway
Ridgewood, NJ 07450

Wolfe Axelrod Weinberger Assoc.
 LLC Retirement Plan                         407,500                 407,500                     -0-                   -0-
317 Madison Avenue, Suite 515
New York, NY 10017

John E. Kyees                                 30,000                  30,000                     -0-                   -0-
Judy A. Kyees JTWROS
7300 Lee Road
Westerville, OH 43081

Joel Levin                                    60,000                  60,000                     -0-                   -0-
30 West Monroe #1610
Chicago, IL 60603

Maria Molinsky                                15,000                  15,000                     -0-                   -0-
51 Lord Highway East
Weston, CT 06883

Kurt G. Jonsson                               15,000                  15,000                     -0-                   -0-
Rue des Saldons 9
1000 Brussels, Belgium

George Reinfeld                                7,500                   7,500                     -0-                   -0-
121 15th Street
Garden City, NY 11530

David I. Alter & Sandra Alter                  7,500                   7,500                     -0-                   -0-
Tenants-by-the-Entirety
1813 Victoria Pointe Circle
Weston, FL 33327

                                       52

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

David R. Shaub, Jr.                           15,000                  15,000                     -0-                   -0-
19560 Frederick Rd.
Germany

David J. Habib                                15,000                  15,000                     -0-                   -0-
5 Hot Metal Street
Pittsburgh, PA 15203

Rosemarie Goodman                            150,000                 150,000                     -0-                   -0-
8650 South Ocean Drive, #906
Jensen Beach, FL 34957

Andy Pashby                                   15,000                  15,000                     -0-                   -0-
17413 Jenege Ct.
Morgan Hill, CA 95037

Anthony Paniccia                              15,000                  15,000                     -0-                   -0-
721 Mon Forte Drive
Endicott, NY 13760

Kruchten Family Ltd. (Jed Kruchten)           30,000                  30,000                     -0-                   -0-
25 Highland Park Village
Suite 100-551
Dallas, TX 75205

William Malenbaum (Rita Malenbaum) (JTWROS)    3,750                   3,750                     -0-                   -0-
2149 Prinketon Avenue
Philadelphia, PA 19149

Peter M. Habib                                15,000                  15,000                     -0-                   -0-
5 Hot Metal Street
Pittsburgh, PA 15203

Ambrosia Fund, L.P.                           60,000                  60,000                     -0-                   -0-
4505 33rd Ave. W.
Seattle, WA 98199

Paul and Monica Pashby JTWROS                 15,000                  15,000                     -0-                   -0-
969 Tybalt Drive
San Jose, CA 95127

Philip Whittaker                              15,000                  15,000                     -0-                   -0-
18 Trafalgar Road
Kingston, S. Jamaica

Xmark Opportunity Fund, L.P.                 150,000                 150,000                     -0-                   -0-
301 Tresser Boulevard, Suite 1320
Stamford, CT 06901

                                       53

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Jai Gaur                                       7,500                   7,500                     -0-                   -0-
32 Blueberry Hill
Wilton, CT 06897

Xmark Opportunity Fund, Ltd.                 150,000                 150,000                     -0-                   -0-
301 Tresser Boulevard, Suite 1320
Stamford, CT 06901

Thomas and Patricia Burkhard                  30,000                  30,000                     -0-                   -0-
JTWROS
25 Paterson Street
San Francisco, CA 94124

Vincent G. Young                              60,000                  60,000                     -0-                   -0-
15256 74th Trail North
Palm Beach Gardens, FL 33415

Intercontinental Investments, Ltd.            15,000                  15,000                     -0-                   -0-
30 NW 42nd Avenue, Suite 210
Miami, FL 33126

Benjamin Jesselson                            60,000                  60,000                     -0-                   -0-
450 Park Avenue, Suite 2603
New York, NY 10022

Ibrahim Alhusseini                             7,500                   7,500                     -0-                   -0-
1422 19th Street, #A
Santa Monica, CA 90404

John A. Doyle Jr. and
 Virginia B. Doyle JTWROS                     15,000                  15,000                     -0-                   -0-
1257 Knox Drive
Yardley, PA 19067

Antonio Cataldo                               15,000                  15,000                     -0-                   -0-
1018 Christina Court
Endicott, NY 13760

Sigma Tau Finanziaria S.p.A.                  60,000                  60,000                     -0-                   -0-
Via Sudafrica No. 20
Rome, Italy 00144

Northbar Capital                              15,000                  15,000                     -0-                   -0-
6630 N.W. 101 Ter.
Parkland, FL 33076

Mary Ellen Viola                              30,000                  30,000                     -0-                   -0-
294 Long Hill Drive
Short Hills, NJ 07078

                                       54

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Wayne Fields                                  30,000                  30,000                     -0-                   -0-
3002 Falmouth Drive
Chesapeake, VA

Robert Dolezal                                22,500                  22,500                     -0-                   -0-
20 Hillcrest Road
Tiburon, CA  94920

Constance R. Fitzgerald                       30,000                  30,000                     -0-                   -0-
709 SW 27th Street
Gainesville, FL 32607

Longacre Insurance                            15,000                  15,000                     -0-                   -0-
740 Main Street
Bally, PA 19503

Tower Roofing                                 15,000                  15,000                     -0-                   -0-
116 Brown Street
Johnson City, NY 13790

Arthur Dunkin                                 15,000                  15,000                     -0-                   -0-
5028 Hunting Hills Circle
Roanoke, VA 24014

Edwin Carl Welter                             15,000                  15,000                     -0-                   -0-
5473 Golfview Avenue North
Oakdale, MN 55128

Daniel O'Sullivan                            120,000                 120,000                     -0-                   -0-
31 B Yennicock Avenue
Port Washington, NY 11050

First Mirage, Inc.                           150,000                 150,000                     -0-                   -0-
333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328

Joseph Raymond                                15,000                  15,000                     -0-                   -0-
Boca Raton, FL 33342

Gary B. Filler                                15,000                  15,000                     -0-                   -0-
1389 Box Elder Drive
Alpine, UT 84004

Jay Joseph Levine                             30,000                  30,000                     -0-                   -0-
13010 Mandarake Way, #4
Marina del Ray, CA 90092

                                       55

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

F. Bradford Wilson Jr. Trustee
 Adams & Hemingway 401(k) PSP                 15,000                  15,000                     -0-                   -0-
PO Box 1956
544 Mulberry Street, Suite 1000
Macon, GA 31202-1956

Stephen Boger                                 15,000                  15,000                     -0-                   -0-
9413 36th Ave.
New Hope, MN 55427

LEBA Investments, LP                          45,000                  45,000                     -0-                   -0-
17201 NE 13th Avenue
North Miami Beach, FL 33162-2728

Ira Block                                      6,000                   6,000                     -0-                   -0-
215 W. 20th Street
New York, NY 10011

Brian Reich                                   15,000                  15,000                     -0-                   -0-
PO Box 35
Rocky Hill, CT 06067

Daniel P. Nolan                               15,000                  15,000                     -0-                   -0-
335 NE Third Court
Boca Raton, FL 33432

Sandford Ehrlich                              30,000                  30,000                     -0-                   -0-
100 Passaic Street, 2nd Floor
Garfield, NJ 07026

Francisco Pulgar                               3,750                   3,750                     -0-                   -0-
7820 NW 1st, Apt. 202
Pembroke Pines, FL 33024

Donald E. Wray                                60,000                  60,000                     -0-                   -0-
2601 Johnson Road
Springdale, AK 72762

Arthur Spiller                                30,000                  30,000                     -0-                   -0-
330 Prospect Avenue
Brooklyn, NY 11215

Gitel Family Partnership LP                   60,000                  60,000                     -0-                   -0-
17 Beechwood Drive
Lawrence, NY 11559

Sky Ventures LLC                              60,000                  60,000                     -0-                   -0-
2 Lakeside Drive West
Lawrence, NY 11559

                                       56

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Lindsay A. Rosenwald, M.D.                   120,000                 120,000                     -0-                   -0-
781 7th Avenue, 48th Floor
New York, NY 10019

Frank and Donna Harkey                        15,000                  15,000                     -0-                   -0-
10340 SW 16th Place
Davie, FL 33324-2745

New Yankee Investments, LLC                   30,000                  30,000                     -0-                   -0-
1835 E. Hallandale Beach Blvd., #404
Hallandale, FL 33009

Mike Surman                                    7,500                   7,500                     -0-                   -0-
22297 Vista Lago Drive
Boca Raton, FL 33428

James J. Greed, Jr.                           15,000                  15,000                     -0-                   -0-
352 Smith Flat Road
Angels Camp, CA 95222

Phyllis Ulrich                                15,000                  15,000                     -0-                   -0-
24 Farmstead Lane
West Hartford, CT 06117

Elinor Ganz IRA                               15,000                  15,000                     -0-                   -0-
1000 Island Blvd. PH-3
Aventura, FL 33160

Harold E. Gelber                              15,000                  15,000                     -0-                   -0-
19800 NE 22nd Avenue
North Miami Beach, FL 33180

Peddle Partners LLP                           30,000                  30,000                     -0-                   -0-
2445 NW 24th Court
Boca Raton, FL 33431

Elinor Ganz TTEE Elinor Ganz TTL 4/13/94      15,000                  15,000                     -0-                   -0-
1000 Island Boulevard PH-3
Aventura, FL 33160

Martin S. Goldfarb, M.D.                      60,000                  60,000                     -0-                   -0-
919 Crescent Drive
Beverly Hills, CA 90210

Sandra Shore Goldfarb                         15,000                  15,000                     -0-                   -0-
919 Crescent Drive
Beverly Hills, CA 90210

                                       57

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Chocolate Chip Investments LP                 30,000                  30,000                     -0-                   -0-
1645 Village Centre Circle
Las Vegas, NV 89134

Melvyn Greenstein IRA Rollover                60,000                  60,000                     -0-                   -0-
5990 SW 130th Terrace
Miami, FL 33156

Norman C. Hoffberg                            15,000                  15,000                     -0-                   -0-
2020 Schiller Avenue
Wilmette, IL 60091

Todd D. Goldberg DC PA                         7,500                   7,500                     -0-                   -0-
1900 N. Flamingo Rd.
Pembroke Pines, FL 33028

Lance Goldberg                                 7,500                   7,500                     -0-                   -0-
7000 Nova Drive, #206E
Davie, FL 33317

Tommy J. Payne                                60,000                  60,000                     -0-                   -0-
121 Warwick Green
Winston-Salem, NC 37104

Herbert Linden                                 7,500                   7,500                     -0-                   -0-
2683 Sundance Court
Walnut Creek, CA 94598

Douglas Liu                                   45,000                  45,000                     -0-                   -0-
6801 Wolf Creek Court
Clarksville, MD 21029

James and Karen Griffith                      15,000                  15,000                     -0-                   -0-
6270 West Bend
Beaumont, TX 77706

John H. Sheehan III                           15,000                  15,000                     -0-                   -0-
155 Rhode Island Ave.
Newport, RI 02840

Dr. Stanley Rubenstein                        30,000                  30,000                     -0-                   -0-
3900 Montclair Rd., Suite 300
Birmingham, AL 35213

Robert Mynett                                 15,000                  15,000                     -0-                   -0-
63 Tydraw Rd.
Cardiff, Cf 23 SHD

Colin and Garshaun Harvey                     15,000                  15,000                     -0-                   -0-
Victoria Street
Hamilton, Bermuda

                                       58

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Certified Systems Ltd.                        15,000                  15,000                     -0-                   -0-
29 Union Street
Hamilton HM17, Bermuda

Kevin and Pamela Greehan                      15,000                  15,000                     -0-                   -0-
1019 Greacen Point Rd.
Mamaroneck, NY 10543

Robert Lee Ettenger                            3,750                   3,750                     -0-                   -0-
22914 Kent Avenue
Torrance, CA 90505

Stephen M. Shea                              120,000                 120,000                     -0-                   -0-
517 Boston Neck Rd.
Suffield, CT 06078

Howard Thacker                                15,000                  15,000                     -0-                   -0-
Old Water Mill
Derbyshire, United Kingdom

Alois Wollnik                                 15,000                  15,000                     -0-                   -0-
Lessingstrasse 27
Grossostheim, Germany 63762

Patrick and Kathleen Cullen                   15,000                  15,000                     -0-                   -0-
Castlecary, United Kingdom

ERBO Real Estate LLC                          15,000                  15,000                     -0-                   -0-
c/o Erno Bodek
541 West 21st Street
New York, NY 10008

J.E. Deck LLC                                 15,000                  15,000                     -0-                   -0-
c/o Philip Collins
287 Hopewell-Amwell Rd.
Hopewell, NJ 08525

Thomas J. Bean                                15,000                  15,000                     -0-                   -0-
3612 Berger Rd.
Lutz, FL 33549

James Levine                                  15,000                  15,000                     -0-                   -0-
1010 Seminole Dr., Unit 508
Ft. Lauderdale, FL 33304

Domenico Iannucci                             60,000                  60,000                     -0-                   -0-
1 Windsor Drive
Muttontown, NY 11753

                                       59

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Kathy Hart and Don Hart                       15,000                  15,000                     -0-                   -0-
7159 Willow Creek Drive
Nashville, TN 37221

Mark Eaton                                    30,000                  30,000                     -0-                   -0-
11076 Vare Court
Brookpark, CA 93021

Steve Calderon                                15,000                  15,000                     -0-                   -0-
6100 SW 120th Street
Pinecrest, FL 33156

Gerald F. Heupel, Jr.                         60,000                  60,000                     -0-                   -0-
211 Apple Tree Lane
Silver Spring, MD 00905

James D. Wade                                  7,500                   7,500                     -0-                   -0-
205 Heathcote Rd.
Henderson, NC 28791

Kirby J. Frank                                15,000                  15,000                     -0-                   -0-
715 Wildwood Place NE
Atlanta, GA 30324

John and Ruth Elliott (joint tenants)          7,500                   7,500                     -0-                   -0-
555 Turnberry Circle
Wichita, KS 67230

Robert A. Mackie                              60,000                  60,000                     -0-                   -0-
31 Matthiessen Park
Irvington, NY 10533

Joseph J. Seviroli                            15,000                  15,000                     -0-                   -0-
22 Daisy Avenue
Floral Park, NY

JIG Group, Ltd.                               15,000                  15,000                     -0-                   -0-
825 East Gate Blvd.
Garden City, NY 11530

Jeffrey S. Shulman                             7,500                   7,500                     -0-                   -0-
220 Viewpoint Drive
Danville, CA 94506

James Otis Swift Jr.                          15,000                  15,000                     -0-                   -0-
2908 West 129th Place
Gardelia, CA 90249

                                       60

                                            Shares of                Shares of               Shares of              Percentage of
                                          Common Stock                Common               Common Stock              Common Stock
                                           Owned Prior                 Stock                Owned after              Owned After
Name and Address                           to Offering              to be Sold             the Offering              the Offering(5)
----------------                           -----------              ----------             ------------              --------------

Scott Leeb                                    15,000                  15,000                     -0-                   -0-
23 Laurelwood Drive
NT Lakes, N.J. 07046

Jack Grynberg                                150,000                 150,000                     -0-                   -0-
5299 DTC Blvd, STE 500
Greenwood Village, CO 80111

Rock Capital Partners, LLC                    60,000                  60,000                     -0-                   -0-
135 E. 57th St.
New York, N.Y. 10022

Howard Katz                                   30,000                  30,000                     -0-                   -0-
782 NE Harbour Dr.
Boca Raton, FL 33431

Shawn Mackey                                   3,750                   3,750                     -0-                   -0-
4 Woodcrest Dr.
Hopewell Jct, N.Y. 12533

Gustavo Hernandez                             30,000                  30,000                     -0-                   -0-
AV Pral Las Esesmeraldas,

Caracas, Venezuela
Rabbit Trust                                  15,000                  15,000                     -0-                   -0-
4 W Las Olas Blvd.
Ft. Lauderdale FL 33301

Beechwood Ventures, LLC                       60,000                  60,000                     -0-                   -0-
9 Beechwood Dr.
Lawrence, N.Y. 11559

Rita Bowman                                   15,000                  15,000                     -0-                   -0-
13846 Via Nadian
Del Ray Beach, FL 33446

Olshan Grundman Frome Rosenzweig &
 Wolosky LLP                                  23,000                  23,000                     -0-                   -0-
65 East 55th Street
New York, NY 10022

-----------
* Represents less than 1%

(1) Includes  494,149  shares of Common Stock issuable upon exercise of warrants that are currently exercisable.

                                       61

(2) Issuable upon exercise of warrants that are currently exercisable.

(3)  Includes  398,533  shares of  Common  Stock  issuable  upon  conversion  of promissory notes.

(4)  Includes  394,790  shares of  Common  Stock  issuable  upon  conversion  of promissory notes.

(5)  Excludes shares issuable under the Regulatory Incentive Plan.

No Selling Stockholder is an affiliate or is controlled by our affiliates, other than Xechem, or is now or was a director or officer, except William Pursley, who is our Chairman and Chief Executive Officer, and a director,  Donald Fallon, who is our Senior  Vice  President,  Finance  and  Administration,  Chief  Financial
Officer and Secretary, and Norman Barton who is our Executive Vice President and
Chief Medical  Officer.  None of the Selling  Stockholders has or had a material relationship with us or any of our predecessors or affiliates for the past three years except as described  elsewhere in this prospectus,  with respect to Xechem and,  except prior to  acquisition  by Xechem in December 2003, The Harbor Trust and the Michael G.  Jesselson  12/18/80 Trust have provided  material  financial support of our operations through advances and indebtedness. In addition, Alfred
Stracher and Leo Kesner served as officers and directors  until  acquisition  by
Xechem  in  December  2003.  Harvey  Kesner,  a member of the law firm of Olshan
Grundman Frome Rosenzweig &  Wolosky, is trustee of the Kesner Family Trust, a seller of stock to Xechem in December  2003,  and  presently is trustee of the
Ceptor 2004 Delaware Trust,  and exercises  voting and dispositive  control over
337,845  shares  held by such trust.  Alfred  Stracher,  Leo Kesner,  The Harbor
Trust,  Michael G.  Jesselson  12/18/80  Trust and the Kesner  Family  Trust are
participants  in the  Regulatory  Incentive  Plan.

                            DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of Common Stock, par value $0.0001 per share,  and  20,000,000  shares of Preferred  Stock,  par value  $0.0001 per share,  1,000 shares of which have been designated  Series A Preferred Stock. As of  February  3,  2005,  there  were  10,619,317  shares  of Common  Stock,  and
494.149 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share.  Our Certificate of Incorporation  does not provide for cumulative  voting. The holders of Common
Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of legally available funds.  However, the current policy of the
Board  is  to  retain  earnings,   if  any,  for  operations  and  growth.  Upon
liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share  ratably in all assets which are legally  available  for  distribution, after payment of or provision for all liabilities and the liquidation preference of any  outstanding  preferred stock such as the Series A Preferred  Stock.  The holders  of  Common  Stock  have  no  preemptive,  subscription,  redemption  or conversion rights.

Preferred Stock

The following  description  of the Series A Preferred  Stock is qualified in its entirety  by  reference  to the  Certificate  of  Incorporation  filed  with the
Secretary  of State of the State of  Delaware  on  February  1, 2005  fixing the rights, powers and privileges of the Series A Preferred Stock.

Holders  of Series A  Preferred  Stock will be  entitled  at any time to convert their shares of Series A Preferred Stock into Common Stock,  without any further payment  therefore.  Each  share  of  Series  A  Preferred  Stock  is  initially convertible  into 10,000 shares of Common Stock.  The number of shares of Common
Stock  issuable upon  conversion  of the Series A Preferred  Stock is subject to adjustment upon the occurrence of certain  events,  including,  among others,  a stock split, reverse stock split or combination of our Common Stock, an issuance

                                       62

of Common Stock or other  securities as a dividend or distribution on the Common
Stock, a reclassification,  exchange or substitution of the Common Stock, or our capital  reorganization.  Upon our merger or consolidation  with or into another company, or any transfer, sale or lease by us of substantially all of our Common
Stock or assets,  the Series A Preferred  Stock will be treated as Common  Stock for all purposes,  including the determination of any assets,  property or stock to which  holders of the Series A Preferred  Stock are  entitled to receive,  or into  which  the  Series  A  Preferred  Stock is  converted,  by  reason  of the consummation of such merger, consolidation, sale or lease.

Except as otherwise required by law, the holders of Series A Preferred Stock are entitled to vote their shares on an  as-if-converted  to Common Stock basis, and shall vote together with the holders of the Common Stock,  and not as a separate class.

In the  event  of our  voluntary  or  involuntary  liquidation,  dissolution  or winding-up,  holders of Series A Preferred Stock will be entitled to receive out of our  assets  available  for  distribution  to our  stockholders,  before  any distribution is made to holders of our Common Stock,  liquidating  distributions in an amount equal to $25,000 per share. After payment of the full amount of the liquidating  distributions  to which the holders of the Series A Preferred Stock are entitled,  holders of the Series A Preferred Stock will receive  liquidating distributions  pro rata with  holders  of Common  Stock,  based on the number of shares of Common Stock into which the Series A Preferred Stock is convertible at the conversion rate then in effect.

The Series A Preferred Stock may not be redeemed.

Holders of Series A Preferred  Stock will not be entitled to receive  dividends.

Warrants

We have issued unit warrants to purchase up to an aggregate of 2,470,745  shares of Common Stock in connection with the Private Placement as of February 3, 2005.
Each unit warrant  entitles the holder to purchase  5,000 shares of Common Stock at the  exercise  price of $2.50 per share and will  expire  three  years  after effectiveness  of a  registration  statement  covering  shares of  Common  Stock underlying the warrants.

We have issued  warrants to purchase up to an aggregate  of 1,669,149  shares of
Common Stock to the placement agent and certain other parties in connection with the Private  Placement as of February 3, 2005. Each warrant  entitles the holder to purchase the stated number of shares of Common Stock at an exercise  price of
$1.25 per share and will expire from three to five years after its issue date.

The warrants may not be redeemed by us at any time.

The warrants  contain  provisions that protect the holders  against  dilution by adjustment of the purchase  price in certain  events,  such as stock  dividends, stock splits, and other similar events.

Prior to  exercise,  the  warrants do not confer upon  holders any voting or any other rights as a stockholder.

Convertible Notes

We have issued  convertible  promissory  notes in an aggregate  principal amount outstanding  as of February 3, 2005 of $901,728.  These notes mature on December
8, 2005 and earn interest at a rate of 10% per year. The  outstanding  principal amount of these notes and accrued unpaid interest  thereon may, at the option of

                                       63

the holder,  be converted  into shares of Common Stock at a conversion  price of
$1.25 per share.

Convertible  promissory  notes  may be  redeemed  by us at any  time  after  the weighted average daily trading price per share of Common Stock equals or exceeds
$5.00 for 10 consecutive trading days. There is a substantial likelihood that we will  determine  to  exercise  our  right of  redemption  in the event the daily trading  price  per  share of  Common  Stock  equals  or  exceeds  $5.00  for 10 consecutive  trading  days in  which  case it is  likely  that  the  holders  of convertible  promissory  notes  would  elect  to  convert  their  holdings  into additional shares of Common Stock, which would cause additional  dilution to our
Series A Preferred stockholders. As of the date of this prospectus, the price of
Common Stock has exceeded $5.00 for in excess of 10 consecutive days.

Lock-up  Agreements

Our  shares of Common  Stock are  subject  to various  lock-up  agreements  that provide  restrictions  on the future  sale of Common  Stock by certain  holders.
These lock-up  agreements  provide,  that (i) Xechem,  the parent of the Company prior to the Merger and present owner of approximately  22% of our Common Stock, may not  sell  any of its  shares  for a  period  of six  months  following  the effective date of registration of shares purchased in the Private  Placement and may only sell up to 50% thereafter until one-year  following  registration,  and
(ii) shares of Common Stock held by the  participants in the Founders' Plan (who own in the aggregate  approximately 20% of Common Stock) may sell 10% on the six month  anniversary  following  issuance,  an additional  10% on the twelve month anniversary  and the balance upon  initiation of a Phase III clinical  trial for our  "Myodur"  technology  for muscular  dystrophy,  unless  accelerated  by our
Compensation  Committee.  All  lock-up  agreements  expire 24  months  after the closing of the Private Placement.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain  provisions  of our  by-laws  are  intended  to  strengthen  our Board's position in the event of a hostile  takeover  attempt.  These by-law  provisions have the following effects:

     o    they provide that only business  brought  before an annual  meeting by our Board or by a  stockholder  who complies with the  procedures  set forth  in the  by-laws  may be  transacted  at an  annual  meeting  of stockholders; and

     o    they provide for advance notice or certain stockholder  actions,  such as the nomination of directors and stockholder proposals.

We are subject to the  provisions of Section 203 of the DGCL,  an  anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business  combination"  with an  "interested  stockholder"  for a period of three  years  after the date of the  transaction  in which the  person became an interested stockholder, unless the business combination is approved in a  prescribed  manner.  For  purposes of Section  203, a "business  combination"
includes a merger,  asset sale or other  transaction  resulting  in a  financial benefit to the  interested  stockholder,  and an "interested  stockholder"  is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

                              PLAN OF DISTRIBUTION

We are registering an aggregate of 19,324,719  shares of common stock covered by this prospectus on behalf of the Selling Stockholders.  The Selling Stockholders
and any of their donees,  pledgees,  assignees and  successors-in-interest  may, from time to time, offer and sell any and all of their shares of Common Stock on any stock exchange, market, or trading facility on which such shares are traded.
The Selling  Stockholders  will act independently of us and each other in making decisions with respect to the timing,  manner and size of each such sale.  Sales may be made at fixed or negotiated or market  prices.  The shares may be sold by way of any legally  available  means,  including in one or more of the following transactions:

     o    a  block  trade  in  which  a  broker-dealer   engaged  by  a  Selling
          Stockholder  attempts to sell the shares as agent but may position and resell  a  portion  of  the  block  as  principal  to  facilitate  the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account pursuant to this prospectus;

                                       64

     o    ordinary   brokerage   transactions   and   transactions  in  which  a
          broker-dealer solicits purchasers; and

     o    privately negotiated transactions.

Transactions  under this  prospectus may or may not involve  brokers or dealers.
The Selling Stockholders may sell shares directly to purchasers or to or through broker-dealers,  who may act as agents or principals.  Broker-dealers engaged by the Selling  Stockholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions,  discounts or concessions from the Selling  Stockholders in amounts to be negotiated in connection with the sale.  Broker-dealers or agents also may receive compensation in the form of discounts,  concessions, or commissions from the  purchasers  of shares for whom the  broker-dealers  may act as agents or to whom they sell as principal,  or both.  The Selling  Stockholders  do not expect these  commissions  and  discounts  to exceed what is  customary in the types of transactions involved. Selling Stockholders and any broker-dealers and any other participating  broker-dealers who execute sales for the Selling Stockholders may be deemed to be  "underwriters"  within  the  meaning of the  Securities  Act in connection  with such sales.  In such event,  any  commissions  received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be  deemed  to be  underwriting  discounts  and  commissions  under the
Securities Act. If the Selling Stockholders are deemed to be underwriters,  they may be  subject to  certain  statutory  and  regulatory  liabilities,  including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and
Rule 10b-5 under the Exchange Act.

To the extent required, the number of shares to be sold, the name of the Selling
Stockholder,  the  purchase  price,  the  name of any  agent or  broker  and any applicable  commissions,  discounts  or other  compensation  to such  agents  or brokers and other material  facts with respect to a particular  offering will be set forth in a prospectus  supplement  as required by the Rules and  Regulations under the Securities Act.

The  Selling  Stockholders  may  also  sell  shares  under  Rule 144  under  the
Securities Act if available, rather than pursuant to this prospectus.

In order to comply with the securities  laws of certain  states,  if applicable, the  shares  will be  sold in such  jurisdictions,  if  required,  only  through registered or licensed  brokers or dealers.  In addition,  in certain states the shares may not be sold unless the shares have been  registered  or qualified for sale in such  state  or an  exemption  from  registration  or  qualification  is available and complied  with. The  anti-manipulative  provisions of Regulation M promulgated  under the Exchange Act may apply to sales of the shares  offered by the Selling Stockholders.

We are required to pay all fees and expenses incident to the registration of the shares.  Otherwise,  all  discounts,  commissions or fees incurred in connection with  the  sale of  Common  Stock  offered  hereby  will be paid by the  Selling
Stockholders.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual,  quarterly and current reports,  and other  information with the
SEC.  Our  filings  are  available  to the  public  at the  SEC's  web  site  at
http://www.sec.gov. You may also read and copy any document we file at the SEC's
Public Reference Room, 450 Fifth Street, N.W.,  Washington,  D.C. 20549. Further
information  on the Public  Reference Room may be obtained by calling the SEC at
1-800-SEC-0330.

We have  filed a  registration  statement  on Form  SB-2  with the SEC under the
Securities Act for the Common Stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain  parts of which  have  been  omitted  in  accordance  with the rules and

                                       65

regulations  of the  SEC.  For  further  information,  reference  is made to the registration  statement  and its exhibits.  Whenever we make  references in this prospectus  to  any  of  our  contracts,  agreements  or  other  documents,  the references  are not  necessarily  complete  and you should refer to the exhibits attached to the  registration  statement for the copies of the actual  contract, agreement or other document.

                                  LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP, New York,  New
York.

                                     EXPERTS

The  financial  statements  as of December  31, 2003 and 2002 and for the period from August 11, 1986  (inception)  through  December  31, 2003  included in this prospectus  have been so included in reliance on the report  (which  contains an explanatory paragraph relating to our ability to continue as a going concern) of
Withum Smith & Brown, P.C., independent auditors, given on the authority of said firm as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to our directors,  officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CHANGES IN ACCOUNTANT

On November  22,  2004,  the Company  replaced  Withum Smith & Brown P.C. as its independent  auditors and approved the  appointment  of Marcum & Kliegman LLP as its independent auditors for the fiscal year ended December 31, 2004.

As of December 8, 2004, upon  effectiveness  of the Merger,  we replaced Daszkal
Bolton LLP as our independent  auditors and approved the appointment of Marcum &
Kliegman LLP as our independent auditors to audit our financial statements.  The reason for the replacement of Daszkal Bolton LLP was primarily  that,  following the  Merger,  we  continued  the  business  of the  Company  as our sole line of business.  We  believe  that it was in our best  interests  to  retain  Marcum &
Kliegman LLP, the independent auditors at the time of the Merger, to continue to audit such  business  after the Merger.  Marcum & Kliegman LLP is located at 655
Third Avenue, 16th Floor, New York, New York 10017.

The reports of Daszkal  Bolton LLP on our financial  statements for the past two fiscal years  contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years,  and the  subsequent  interim  periods, prior to December 8, 2004, there were no  disagreements  with Daszkal Bolton LLP on any  matter  of  accounting  principles  or  practices,  financial  statement disclosure,  or  auditing  scope or  procedure  which,  if not  resolved  to the satisfaction  of Daszkal  Bolton LLP,  would have caused it to make reference to the matter in connection with its reports.  There were no "reportable events" as that term is described in Item  304(a)(1)(v) of Regulation  S-B.

                                       66

Appointment of Marcum & Kliegman LLP was  recommended  and approved by our Audit
Committee.  During our two most recent fiscal years, and the subsequent  interim periods,  prior to December 8, 2004,  we did not consult  Marcum & Kliegman  LLP regarding  either:  (i) the application of accounting  principles to a specified transaction,  completed or proposed,  or the type of audit opinion that might be rendered  on our  financial  statements,  or (ii) any matter that was either the subject of a disagreement as defined in Item  304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

                                       67

                          NOTES TO FINANCIAL STATEMENTS

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                            PAGE

REPORT OF INDEPENDENT AUDITORS...............................................F-2

AUDITED FINANCIAL STATEMENTS:

BALANCE SHEET AS OF DECEMBER 31, 2003 AND DECEMBER 31, 2002..................F-3

STATEMENT OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31,
2003 AND DECEMBER 31, 2002 AND SINCE INCEPTION...............................F-4

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY SINCE INCEPTION.................F-5

STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND SINCE INCEPTION....................................F-7

NOTES TO FINANCIAL STATEMENTS........................................F-8 to F-21

UNAUDITED FINANCIAL STATEMENTS:

BALANCE SHEET AS OF SEPTEMBER 30, 2004......................................F-24

STATEMENT OF OPERATIONS FOR THE NINE AND THREE MONTHS ENDED
SEPTEMBER 30, 2004 AND SEPTEMBER 30, 2003 AND SINCE INCEPTION...............F-25

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2004....................................................F-26

STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
AND SEPTEMBER 30, 2003......................................................F-27

NOTES TO FINANCIAL STATEMENTS.......................................F-28 To F-38

                                      F-1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders,
CepTor Corporation (A Development Stage Company):

We have  audited  the  accompanying  balance  sheet  of  CepTor  Corporation  (A
Development  Stage  Company) as of December  31, 2003 and 2002,  and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from August 11,  1986 (date of  inception)  to December
31, 2003.  These financial  statements are the  responsibility  of the Company's management.  Our  responsibility  is to express  an  opinion on these  financial statements based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  based on our audit these financial statements referred to above present  fairly,  in all material  respects,  the  financial  position of CepTor
Corporation (A Development  Stage Company) as of December 31, 2003 and 2002, and
the  results of their  operations  and their cash flows for the years then ended and for the period from August 11, 1986 (date of inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company will continue as a going concern.  As more fully  described in Note 2 to the financial statements, the Company has sustained reoccurring operating losses and has an  accumulated  deficit of  $915,846  as of December  31,  2003.  These conditions raise  substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding those matters are also described in
Note 2. The  financial  statements  do not  include any  adjustments  that might result from the outcome of this uncertainty.

WithumSmith+Brown, P.C.
New Brunswick, New Jersey
July 26, 2004, except for Note 14(g), which is dated December 8, 2004

                                      F-2

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                                    ------------
                                                                2003             2002
                                                                ----             ----

                                    ASSETS

Current Assets:
   Cash and cash equivalents                                 $  68,374      $ 131,440
   Prepaid expenses                                             17,697         11,221
                                                             ---------      ---------
      Total current assets                                      86,071        142,661

Property and equipment, net                                        137            410
Deferred financing costs                                          --           41,637
                                                             ---------      ---------

TOTAL ASSETS                                                 $  86,208      $ 184,708
                                                             =========      =========
               LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
   Accounts payable and accrued expenses                     $  35,517      $ 256,515
   Current portion of long-term debt                              --          150,000
                                                             ---------      ---------
      Total current liabilities                                 35,517        406,515

Long-term debt, less current maturities                        275,000        125,000
Due to Xechem International, Inc.                               50,000           --

Stockholders' Deficit
   Common stock, $0.0001; authorized 100,000,000 shares,
      issued and outstanding 3,898,213 and 3,898,213
      shares at December 31, 2003 and 2002, respectively           390            390
   Additional paid-in capital                                  641,147        641,147
   Deficit accumulated during the development stage           (915,846)      (988,344)
                                                             ---------      ---------
      Total stockholders' deficit                             (274,309)      (346,807)
                                                             ---------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                  $  86,208      $ 184,708
                                                             =========      =========

                                      F-3

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                CUMULATIVE
                                                                AUGUST 11,
                                   FOR THE YEARS ENDING        1986 (DATE OF
                                       DECEMBER 31,            INCEPTION) TO
                                       ------------             DECEMBER 31,
                                     2003           2002            2003
REVENUES:
   Other income                    $    --        $    --        $  75,349
   Interest income                       713          1,615          9,042
                                   ---------      ---------      ---------
      Total revenue                      713          1,615         84,391
                                   ---------      ---------      ---------

OPERATING EXPENSES:
   Research and development          (58,785)       272,956        587,737
   General and administrative        (67,507)       204,010        166,922
   Financing costs                    41,637        168,460        217,660
   Interest expense                   12,870         10,788         23,658
                                   ---------      ---------      ---------
      Total operating expenses       (71,785)       656,214        995,977
                                   ---------      ---------      ---------

NET INCOME (LOSS)                  $  72,498      $(654,599)     $(911,586)
                                   =========      =========      =========
Basic and diluted loss per
  common share                     $    0.02      $   (0.18)     $   (0.65)
                                   =========      =========      =========

Weighted-average common shares
  outstanding                      3,898,213      3,603,088      1,411,724
                                   =========      =========      =========

                                      F-4

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                           COMMON STOCK
                                                           ------------                                DEFICIT
                                                                                                     ACCUMULATED
                                                                                      ADDITIONAL      DURING THE       TOTAL
                                                                                        PAID-IN       DEVELOPMENT  STOCKHOLDERS'
                                                        SHARES         AMOUNT           CAPITAL         STAGE         EQUITY
                                                        ------         ------           -------         -----         ------

BALANCE, AUGUST 11, 1986 AND DECEMBER 31, 1986              --        $     --        $     --        $     --        $     --

    Issuance of common stock for cash, $0.0012           840,818              84             916                           1,000
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1987                               840,818              84             916            --             1,000
                                                      ==========      ==========      ==========      ==========      ==========

BALANCE, DECEMBER 31, 1988                               840,818              84             916            --             1,000
                                                      ==========      ==========      ==========      ==========      ==========

BALANCE, DECEMBER 31, 1989                               840,818              84             916            --             1,000
                                                      ==========      ==========      ==========      ==========      ==========

BALANCE, DECEMBER 31, 1990                               840,818              84             916            --             1,000
                                                      ==========      ==========      ==========      ==========      ==========

BALANCE, DECEMBER 31, 1991                               840,818              84             916            --             1,000
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                              (8,006)         (8,006)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1992                               840,818              84             916          (8,006)         (7,006)
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                              (1,169)         (1,169)
    Issuance of common stock for cash, $0.0001           176,572              18               3                              21
    Issuance of common stock in exchange for services
        rendered. $ 0.0142                               176,572              18           2,482                           2,500
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1993                             1,193,962             120           3,401          (9,175)         (5,654)
                                                      ==========      ==========      ==========      ==========      ==========

    Net income                                                                                            10,222          10,222
    Distribution to stockholders                                                                          (4,260)         (4,260)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1994                             1,193,962             120           3,401          (3,213)            308
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                              (1,342)         (1,342)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1995                             1,193,962             120           3,401          (4,555)         (1,034)
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                              (8,727)         (8,727)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1996                             1,193,962             120           3,401         (13,282)         (9,761)
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                              (3,975)         (3,975)
    Issued pursuant to acquisition, $3.3501               59,700               6         199,994                         200,000
    Issuance of common stock for cash, $3.3501            29,850               3          99,997                         100,000
    Capital contribution by stockholder                                                   50,000                          50,000
    Expense pursuant to grant of stock option                                             20,356                          20,356
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1997                             1,283,512             129         373,748         (17,257)        356,620
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                             (21,102)        (21,102)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1998                             1,283,512             129         373,748         (38,359)        335,518
                                                      ==========      ==========      ==========      ==========      ==========

Net loss                                                                                                 (25,172)        (25,172)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1999                             1,283,512      $      129      $  373,748      $  (63,531)     $  310,346
                                                      ==========      ==========      ==========      ==========      ==========

                                      F-5

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                               COMMON STOCK
                                                               ------------                                DEFICIT
                                                                                                    ACCUMULATED
                                                                                     ADDITIONAL      DURING THE       TOTAL
                                                                                       PAID-IN       DEVELOPMENT  STOCKHOLDERS'
                                                       SHARES         AMOUNT           CAPITAL         STAGE         EQUITY
                                                       ------         ------           -------         -----         ------

BALANCE, DECEMBER 31, 1999 (CONTINUED)               1,283,512      $      129      $  373,748     $  (63,531)     $  310,346
                                                    ==========      ==========      ==========     ==========      ==========

    Net loss                                                                                          (36,256)        (36,256)
    Issuance of common stock for cash, $3.1409          15,919               2          49,998                         50,000
                                                    ----------      ----------      ----------     ----------      ----------
BALANCE, DECEMBER 31, 2000                           1,299,431             131         423,746        (99,787)        324,090
                                                    ==========      ==========      ==========     ==========      ==========

    Net loss                                                                                         (233,958)       (233,958)
    Issued pursuant to funding agreement, $0.0838    1,083,729             108          90,659                         90,767
                                                    ----------      ----------      ----------     ----------      ----------
BALANCE, DECEMBER 31, 2001                           2,383,160             239         514,405       (333,745)        180,899
                                                    ==========      ==========      ==========     ==========      ==========

    Net loss                                                                                         (654,599)       (654,599)
    Issued pursuant to funding agreement, $0.0838    1,515,053             151         126,742                        126,893
                                                    ----------      ----------      ----------     ----------      ----------
BALANCE, DECEMBER 31, 2002                           3,898,213             390         641,147       (988,344)       (346,807)
                                                    ==========      ==========      ==========     ==========      ==========

    Net income                                                                                         72,498          72,498
                                                    ----------      ----------      ----------     ----------      ----------
BALANCE, DECEMBER 31, 2003                           3,898,213      $      390      $  641,147     $ (915,846)     $ (274,309)
                                                    ==========      ==========      ==========     ==========      ==========

                                      F-6

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                       CUMULATIVE
                                                                                        AUGUST 11,
                                                                                      1986 (DATE OF
                                                              FOR THE YEARS ENDED     INCEPTION) TO
                                                                  DECEMBER 31,         DECEMBER 31,
                                                            2003           2002          2003
                                                            ----           ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                        $  72,498      $(654,599)     $(911,586)
Adjustments to reconcile net income (loss) to
     net cash used in operating activities:
     Depreciation and amortization                             273            273          2,237
     Non-cash financing costs                               41,637        168,460        217,660
     Non-cash research expenses                               --             --          200,000
     Non-cash compensation expense                            --             --           22,856
     Changes in assets and liabilities:
          Prepaid expenses                                  (6,476)       (11,221)       (17,697)
          Accounts payable and accrued expenses           (220,998)       244,974         35,517
                                                         ---------      ---------      ---------
          Net cash used in operating activities           (113,066)      (252,113)      (451,013)
                                                         ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                           --             --           (2,374)
                                                         ---------      ---------      ---------
          Net cash used in investing activities               --             --           (2,374)
                                                         ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuances of common stock               --             --          201,021
Distribution to shareholders                                  --             --           (4,260)
Advance from Xechem International, Inc.                     50,000                        50,000
Proceeds from issuances of long-term debt                     --          225,000        275,000
                                                         ---------      ---------      ---------
          Net cash provided by financing activities         50,000        225,000        521,761
                                                         ---------      ---------      ---------

Net increase (decrease) in cash and cash equivalents       (63,066)       (27,113)        68,374

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD       131,440        158,553           --
                                                         ---------      ---------      ---------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD           $  68,374      $ 131,440      $  68,374
                                                         =========      =========      =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
            During the year ended December 31, 2002 the
            Company issued shares of common stock with a
            fair value of $126,893 which was  capitalized
            as deferred financing costs.

                                      F-7

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS:

            CepTor  Corporation  (the  Company) is engaged in the  research  and
            development   of   therapeutic   products  for   neuromuscular   and
            neurodegenerative  diseases.  Since its  inception,  the Company has devoted its efforts and resources to the development of its receptor
            mediated    drug-targeting    platform   for    neuromuscular    and
            neurodegenerative  diseases which, to a large extent, is through the inhibition  of the  protease  calpain,  and  to  raising  the  funds necessary to continue this research.

            The  Company is a  development  stage  company,  which has a limited history  of  operations  and has not  generated  any  revenues  from operations with the exception of funding received through grants and collaborations.  The Company has no products approved for commercial sale at the present time. There can be no assurance that the Company will be successful in obtaining  regulatory approval for the sale of existing  or any  future  products  or  that  any  of the  Company's products will be commercially viable.

NOTE 2 - OPERATING AND LIQUIDITY DIFFICULTIES AND MANAGEMENT'S PLANS TO OVERCOME
         THEM:

            The accompanying  financial statements have been prepared on a going concern basis,  which contemplates the realization of assets and the satisfaction  of liabilities and commitments in the normal course of business.  The  Company  has  experienced  negative  cash flows from operations  since  inception  and  had  an  accumulated  deficit  at
            December 31, 2003 of approximately  $915,800. The Company has funded its  activities  to date  almost  exclusively  from debt and  equity financings.

            The Company is in the  development  stage and has  realized  minimal revenues to date.  The Company will continue to require  substantial funds to continue  research and development,  including  preclinical studies  and  clinical  trials  of its  product  candidates,  and to commence sales and marketing efforts, if the FDA or other regulatory approvals  are  obtained.  Management's  plans  in order to meet its operating cash flow requirements, include offerings of its preferred stock,  offerings  of its common  stock,  as well as  entering  into research collaborations through licensing opportunities,  which will provide funding for certain research and development projects.

            In order to meet these cash needs,  the Company has entered into the following recent financing agreements:

            (a) During April and May 2004, the Company  entered into bridge debt financing in the principal amount of $1,100,000.  The intent of this financing  is to provide the Company  with  operating  capital as it evaluates  and  negotiates a subsequent  round of capital  infusion.
            (See Note 14)

            (b) The Company has entered into  negotiations  with various parties in an  effort  to issue  shares of its  preferred  or  common  stock
            through  a  private  placement.   The  Company  anticipates  raising
            sufficient  capital to fund its operations through its next phase of development.

            (c)  The  Company  has  also  entered  into   negotiations   with  a
            pharmaceutical company to grant them a license to its technology for

                                      F-8

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - OPERATING AND LIQUIDITY DIFFICULTIES AND
         MANAGEMENT'S PLANS TO OVERCOME THEM (CONTINUED):

            a specific indication in a specific geographic area, in exchange for an upfront equity investment in the Company as well as success-based milestone payments and royalties on sale of the product.

            While the Company  believes  that it will be successful in obtaining the  necessary  financing  to  fund  its  operations,  there  are no assurances that such additional funding will be achieved and that it will succeed in its future operations.  The financial  statements do not  include any  adjustments  relating  to the  recoverability  and classification  of recorded  asset amounts or amounts of liabilities that might be necessary  should the Company be unable to continue in existence.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

            BASIS OF PRESENTATION

            From August 11, 1986  (inception)  through  December 31,  2003,  the
            Company has been  primarily  engaged in research and  development of its platform  technology  and raising  capital to fund that research and  development.  The accompanying  financial  statements have been prepared in accordance with the provisions of Statement of Financial
            Accounting  Standard  (SFAS) No. 7,  "Accounting  and  Reporting  by
            Development Stage Enterprises." The Company operates as one business segment.

            CASH AND CASH EQUIVALENTS

            The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

            PROPERTY AND EQUIPMENT

            Property  and  equipment  are  recorded  at  cost  less  accumulated depreciation.  Depreciation is provided on the straight-line  method over the estimated useful lives of the assets,  which is five years.
            Gains  and  losses  on  depreciable   assets  retired  or  sold  are
            recognized  in the  statement of operations in the year of disposal.
            Repairs and maintenance expenditures are expensed as incurred.

            PATENTS

            The Company expenses patent costs,  including legal expenses, in the period in which they are incurred.  Patent  expenses are included in research and  development  expenses in the  Company's  statements of operations.  Patent  costs  incurred  for  products  which have been approved  for  marketing  by the various  regulatory  organizations, would be capitalized and amortized over its useful life,  presumably the life of the patent.

            IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

            The Company  assesses the impairment of its property,  equipment and organizational  costs  under  SFAS  No.  144,  "Accounting  for  the
            Impairment  or Disposal of  Long-Lived  Assets"  whenever  events or changes in circumstances indicate that the carrying value may not be recoverable. A determination of impairment (if any) is made based on estimates of future cash flows.

                                      F-9

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

            FINANCIAL INSTRUMENTS

            Financial  instruments  include  cash,  accounts  payable,   accrued
            expenses,  and long-term  debt.  The fair value of such  instruments approximates  the carrying value. The amounts reported for financial instruments are considered to be reasonable  approximations of their fair values, based on information  available to management.  The use of different assumptions and/or estimation  methodologies could have a material effect on the estimated fair value amounts.

            RESEARCH AND DEVELOPMENT COSTS

            The Company expenses research and development costs in the period in which they are incurred.  These costs consist of direct and indirect costs  associated  with  specific  projects  as well as fees paid to various entities that perform research and clinical trial studies on behalf of the Company.

            During 1997,  the Company  issued  59,700 shares of its common stock with a fair  market  value of  $200,000,  for the  rights to certain in-process research and development.  Consequently, the $200,000 was charged to research and development expense during that year.

            DEFERRED FINANCING COSTS

            Deferred  financing  costs,  which represent  costs  associated with obtaining long-term financing, are capitalized.  The costs generally represent  the value of shares of common stock issued in  connection with the financing  arrangements.  The costs are amortized  over the life of the  financing.  Amortization  expense  relating to deferred financing costs amounted to  approximately  $41,600,  $168,500,  and
            $217,700 for the years ended  December 31, 2003 and 2002 and for the period from inception to December 31, 2003, respectively.

            STOCK-BASED COMPENSATION

            The  Company  accounts  for  employee  stock-based  compensation  in
            accordance  with  Accounting   Principles   Board  Opinion  No.  25,
            "Accounting for Stock Issued to Employees," using an intrinsic value approach to measure compensation expense, if any. Under this method, compensation  expense is  recorded  on the date of grant only if the current  market price of the  underlying  stock exceeds the exercise
            price.   Options  issued  to  non-employees  are  accounted  for  in accordance with SFAS 123, "Accounting for Stock-Based Compensation,"
            and  Emerging  Issues Task Force Issue No.  96-18,  "Accounting  for
            Equity  Instruments  That Are  Issued to Other  Than  Employees  for
            Acquiring,  or in  Conjunction  with Selling,  Goods and  Services,"
            using a fair value approach.

            As of December  31, 2003 and 2002 no stock  options  were granted or outstanding  which would result in a difference  between the results of operations as reported and the pro forma amounts required by SFAS
            123.

            INCOME TAXES

            Income taxes are accounted for under the asset and liability  method prescribed by SFAS No. 109,  "Accounting for Income Taxes." Deferred
            income  taxes  are  recorded  for  temporary   differences   between
            financial statement carrying amounts and the tax basis of assets and liabilities.  Deferred  tax assets and  liabilities  reflect the tax rates  expected  to  be  in  effect  for  the  years  in  which  the

                                      F-10

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

            differences  are  expected to  reverse.  A  valuation  allowance  is provided  if it is more  likely  than not that some,  or all, of the deferred  tax asset will not be realized.  The primary  deferred tax item is the Company's net operating losses.

            CONCENTRATION OF CREDIT RISK

            The  Company  maintains  cash  balances,  at times,  with  financial institutions  in the amount which are more than  amounts  insured by the Federal Deposit Insurance  Corporation.  Management monitors the soundness of these  institutions  and considers  the Company's  risk negligible.

            USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and  assumptions  that  affect  the  reported  amounts of assets and liabilities  and disclosure of contingent  assets and liabilities at the dates of the financial  statements  and the reported  amounts of revenues and expenses during the reporting  periods.  Actual results could differ from those estimates.

            NET LOSS PER SHARE

            Basic net loss per share is computed  based on the weighted  average shares  of common  stock  outstanding  and  excludes  any  potential dilution.  Diluted loss per share  reflects the  potential  dilution from the exercise or conversion of all dilutive securities,  such as stock  options,  into  common  stock.  As the  Company was in a loss position  for the year ended  December  31,  2002 and for the period from  inception to December 31, 2003,  certain  dilutive  securities outstanding at December 31, 2002 were excluded from the  calculation of  diluted  loss  per  share  as  the  shares  would  have  had  an anti-dilutive effect. All per share data and references to shares of common stock have been adjusted to reflect the reverse  merger which the Company entered into on December 8, 2004 (see Note 10).

NOTE 4 - PROPERTY AND EQUIPMENT:

            The costs and accumulated depreciation of property and equipment are summarized as follows:

                                                             December 31,
                                                             ------------
                                                           2003              2002
                                                           ----              ----

            Lab Equipment                              $   2,374         $   2,374
            Less Accumulated Depreciation                 (2,237)           (1,964)
                                                       ----------        ----------
            Property Equipment, Net                    $     137         $     410
                                                       ==========        ==========

            Depreciation expense amounted to $273, $273 and $2,237 for the years ended December 31, 2003 and 2002,  and for the cumulative  period of inception to December 31, 2003, respectively.

NOTE 5 - DEFERRED FINANCING COSTS:

            The costs and accumulated  amortization of deferred  financing costs are summarized as follows:

                                                           2003              2002
                                                           ----              ----

           Deferred Financing Costs                    $  217,660        $  217,660
           Amortization of Deferred Financing Costs      (217,660)         (176,023)
                                                       -----------       ----------
           Ending Balance, December 31                 $        -        $   41,637
                                                       ===========       ===========

            Deferred financing costs  amortization  expense amounted to $41,637,
            $175,063  and $217,660  for the years ended  December 31, 2003,  and
            2002,  and for the  cumulative  period of  inception to December 31,
            2003, respectively.

                                      F-11

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

            Accounts payable and accrued expenses consist of the following:

                                                        December 31,
                                                        ------------
                                                     2003           2002
                                                     ----           ----

            Trade Accounts Payable                $   11,859    $   11,352
            Accrued Interest Expense                  23,658        10,788
            Accrued Compensation Expense                   -       234,375
                                                  ----------    ----------
                   Total                          $   35,517    $  256,515
                                                  ==========    ==========

            Pursuant  to the  terms of a  certain  Funding  Agreement  effective
            December  17, 2001,  management  was to be paid,  in the  aggregate,
            $225,000 per annum  beginning on the  effective  date of the Funding
            Agreement.  Pursuant to the Agreement and Plan of Merger between the
            Company  and  Xechem   International,   Inc.,   (see  Note  13)  all
            compensation  accrued pursuant to the Funding Agreement was reversed and included as a reduction of research and  development and general and  administrative  expenses.  The amount accrued for  compensation expense was approximately  $220,100 and $225,000 for the years ended
            December 31, 2003, and 2002, respectively,  and the balance reversed during the year ended December 31, 2003 was approximately $454,400.

NOTE 7 - RELATED PARTY:

            Amounts  included in long-term debt are due to  stockholders  of the
            Company. (See Note 9)

NOTE 8 - INCOME TAXES:

            The Company has not provided for income taxes since it has generated net operating losses for current tax purposes,  and all deferred tax assets  have been fully  reserved.  As of  December  31,  2003,  the
            Company  had net  operating  loss  carryforwards  (NOL) for  federal income tax purposes.  As the Company continues to sell stock, it may undergo  ownership  changes within the meaning of Section 382 of the
            Internal  Revenue  Code of 1986 as amended.  Internal  Revenue  Code
            Section 382 places a limitation  on the  utilization  of federal net operating  losses and other credit  carryforwards  when an ownership change,  as defined by the tax law, occurs.  Generally,  this occurs
            when  a  greater  than  50  percent  change  in  ownership   occurs.
            Accordingly,  the  actual  utilization  of the  net  operating  loss carryforwards  and other deferred tax assets for tax purposes may be limited  annually to the  percentage of the fair market value of the
            Company at the time of any such ownership changes.

            As of  December  31, 2003 and 2002,  the Company had a deferred  tax
            asset  of   approximately   $230,200  and  $189,200,   respectively,
            primarily  arising from its net operating  losses.  A full valuation allowance has been provided because  management  believes it is more likely than not, that it will not be realized.

            Deferred income taxes consist of the following:

                                      F-12

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES (CONTINUED):

                                                               December 31,
                                                               ------------
                                                           2003           2002
                                                           ----           ----

          Deferred Tax Assets:
             Net operating loss carryforwards          $  230,200    $   189,200
             Other timing difference                            -              -
                                                       ----------    ------------
                      Total Deferred Tax Assets           230,200        189,200

          Valuation Allowance                            (230,200)      (189,200)
                                                       -----------   ------------
                      Net Deferred Income Taxes        $        -    $         -
                                                       ===========   ============

NOTE 9 - LONG-TERM DEBT:

            Long-term debt consists of the following:

                                                                               December 31,
                                                                               ------------
                                                                           2003            2002
                                                                           ----            ----

            Unsecured,  non-interest  bearing,  convertible loan,
            pursuant to Funding Agreement dated December 17, 2001
            and Funding and Stock Pledge Agreement dated March 6,
            2002 (A)                                                    $  150,000    $   150,000

            Convertible Note dated February 20, 2002, interest at
            10% and due August 1, 2005 (B)                                 125,000        125,000
                                                                        ----------    -----------
            Total Debt                                                     275,000        275,000

            Less Current Maturities                                              -        150,000
                                                                        ----------    -----------
            Long-Term Debt, Less Current Maturities                     $  275,000    $   125,000
                                                                        ==========    ============

            (A) In December 2001, the Company  entered into a funding  agreement for up to $250,000 of  unsecured  non-interest  bearing  convertible loans (the 2001 Loan). The lender was not able to require  repayment prior to the one-year  anniversary  unless certain events  occurred.
            Upon the one-year  anniversary,  the Company had the right to either repay the 2001 Loan or  convert  it into  shares of common  stock as defined in the  funding  agreement.  In  addition,  the  Company was required to issue  shares of common  stock to the lender which would result in the founders maintaining a 50.1 percent voting interest in the Company. The fair value of these shares of approximately $90,800 was recorded as a deferred  financing  cost to be amortized over the life of the 2001 Loan (see Note 5). The 2001 Loan also  provided for compensation amounts for key individuals (see Note 6).

            In March 2002, the Company  renegotiated  the 2001 Loan to provide a total of $375,000 of unsecured,  non-interest  bearing,  convertible loans  (the 2002  Loan).  The  provision  of the 2002 Loan  remained consistent with the 2001 Loan, however,  the Company was required to issue  additional  shares of common  stock which would result in the

                                      F-13

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - LONG-TERM DEBT (CONTINUED):

            lender having a 65 percent ownership in the Company.  The fair value of these shares of approximately $110,900 was recorded as a deferred financing  cost to be amortized  over the life of the 2002 Loan (see
            Note 5).

            In December  2003,  the Company  entered into a letter  agreement in contemplation of the Company's  acquisition by Xechem International,
            Inc.  (Xechem)  (see  Note 13) with the  note  holder.  This  letter agreement  cancelled  the  Company's  option to convert the 2001 and
            2002 Loans into shares of common stock,  released the Company of its obligation to pay  compensation to certain  management in accordance with the 2001 Loan (see Note 6), confirmed all obligations under the
            2001 and 2002 Loans have been  satisfied and fixed the interest rate at 10 percent per annum and a maturity date of December 31, 2005.

            (B) In February  2002,  the Company  issued  $125,000 of Convertible
            Notes  (the  February  2002  Notes)  due  August 1, 2005  bearing 10 percent  interest  accruing  until the earlier of certain  events as defined in the  agreement or maturity.  The February 2002 Notes were convertible  at the option of the holder  into  common  stock at any time  following  a  liquidity  event.  The shares to be issued  upon conversion  into common stock was to be  determined  by dividing the unpaid  principal plus accrued  interest by the offering price in an initial  public  offering  or a  liquidity  event as  defined in the agreement . The Company was  required to issue  warrants to purchase additional  shares of common  stock in an  amount  equal to  $62,500 divided by the per share  price  paid in a  qualified  financing  as defined in the  agreement.  The Company was also required to issue a warrant  convertible  into 5,970 shares of common stock at $0.01 per share.  In  addition,  the Company  issued 4.9 percent of the voting equity  of the  Company  which  has  been  valued  at  approximately
            $16,000,  and is being  amortized over the life of the February 2002
            Note (see Note 5).

            In December  2003,  the Company  entered into a letter  agreement in contemplation  of the Company's  acquisition by Xechem (see Note 13)
            with the note holder.  This letter agreement  cancelled the holder's option to convert  the note into shares of common  stock,  cancelled the  outstanding  warrants  issued in conjunction  with the original agreement,  granted an  associated  individual  the right to receive preferred  stock of Xechem at the  conversion  rate set forth in the
            Agreement  and Plan of Merger for 5,970 shares of the Company (as if the warrant had been  exercised)  and extended the maturity  date of the loan to December 31, 2005.

            Aggregate maturities of long-term debt of the Company
            due within the next two years ending December 31, are
            as follows:

                    Year                        Amount
                    ----                        ------

                    2004                        $      -
                    2005 and thereafter           275,000
                                                ---------
                    Total                       $ 275,000
                                                ==========

                                      F-14

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10 - STOCKHOLDERS' EQUITY:

            REVERSE MERGER

            On December 8, 2004,  Medallion Crest Management,  Inc.  (Medallion)
            issued 4,783,919 shares of common stock to acquire the Company.  For accounting purposes, the acquisition of the Company by Medallion has been treated as a reverse merger. Accordingly,  the 4,783,919 shares of common  stock  issued to acquire the Company have been treated as outstanding  from  August  11,  1986,  as  adjusted  for  historical issuances of common stock by the Company.

            All  references in the financial  statements to the number of shares outstanding,  per  share  amounts,  and  stock  option  data  of the
            Company's  common stock have been  restated to reflect the effect of the reverse merger for all periods presented.

            WARRANTS

            As of December 31, 2002, the Company had outstanding (i) warrants to purchase  $62,500 of its common stock upon the  happening of certain events  and at an  exercise  price  to be  determined,  and  (ii) an additional  warrant to purchase  5,970  shares of common  stock at a purchase price of $0.01 per share.

            In December  2003,  these  warrants were  cancelled  pursuant to the
            Agreement and Plan of Merger with Xechem. (See Notes 9 and 13)

NOTE 11 - STOCK BASED COMPENSATION:

            Effective June 1, 1997, the shareholders of the Company approved the
            Long-Term  Performance  Plan (the Plan) which  provides  for,  among others, the grant of stock options  exercisable for shares of common stock which may be granted to employees, directors,  consultants and advisors.  A total of  150,000  shares  of  common  stock  have been reserved  for  issuance  under the Plan,  plus 15% of the  amount of issued and outstanding  shares of the Company in excess of 1,000,000 outstanding from time to time.

            The  Plan  is  administered  by  the  Compensation   Committee  (the
            Committee).  The Committee is authorized to select those individuals to whom  options  are to be granted and to  determine  the number of shares  to be  subject  to,  and the terms and  conditions  of,  the options.  The Committee is also  authorized to prescribe,  amend and rescind terms relating to options granted under the Plan. Generally, the  interpretation and construction of any provision of the Plan or any  options  granted  hereunder  is within  the  discretion  of the
            Committee.

            The Plan  provides  that options may or may not be  incentive  stock options  (ISOs)  within the meaning of Section  422 of the  Internal
            Revenue Code.  Only employees of the Company are eligible to receive
            ISOs,  while  employees  and  non-employee  directors,  advisors and consultants are eligible to receive options which are not ISOs, i.e.
            non-qualified   options."  The  options  granted  by  the  Board  in
            connection with its adoption of the Plans are non-qualified options.

                                      F-15

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCK BASED COMPENSATION (CONTINUED):

            There are no stock options outstanding at December 31, 2003.

            During the years ended  December 31, 2003 and 2002,  no amounts were charged to compensation  expense with respect to options granted and for the  cumulative  period  of  inception  to  December  31,  2003, approximately $20,400 was charged to expense with respect to options granted.

NOTE 12 - COLLABORATIVE AGREEMENTS:

            EVALUATION AND TESTING AGREEMENT

            Effective  September 15, 2003, as amended,  the Company entered into an Evaluation Testing Agreement with the Research  Foundation of the
            State   University   of  New  York  for  the   laboratory  of  Marie
            Badalamente, Ph.D. (the "Badalamente Agreement"), to perform certain studies in the area of muscular dystrophy. The Badalamente Agreement is for a term of one  year and  obligates  the  Company  to pay four quarterly payments of $19,945.

            OTHER AGREEMENTS

            From time to time, the Company  enters into research  collaboration, with the Company  providing the collaborator  with research material and the collaborator  providing the research results and data to the
            Company. These research  collaborations do not typically provide for payments from the Company,  but in certain instances minimal amounts may be exchanged to offset costs.

NOTE 13 - AGREEMENT AND PLAN OF MERGER WITH XECHEM INTERNATIONAL, INC.:

            Pursuant  to an  Agreement  and Plan of Merger  entered  into by the
            Company,   the  prior   shareholders   of  the  Company  and  Xechem
            International, Inc. ("Xechem"), as of December 23, 2003 (the "Merger
            Agreement"),  Xechem  agreed to acquire  all of the shares of common stock  of the  Company  in  exchange  for  6,000  Class C  Series  7
            Preferred Stock of Xechem. In addition the Merger Agreement provided for funding of up to  $300,000  to the Company of which  $50,000 was advanced prior to December 31, 2003. (See Note 14)

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED):

            The following events occurred subsequent to December 31, 2003:

            (a) XECHEM INTERNATIONAL, INC. TRANSACTIONS

            MERGER

            On January 27, 2004, the former shareholders of the Company received
            6,000 Class C Series 7 Preferred Stock of Xechem International, Inc.
            (Xechem) in connection with the merger of Ceptor into a wholly-owned subsidiary of Xechem. The new Class C Series 7 Preferred Stock has a
            $6,000,000 liquidation preference and is convertible into 30,000,000 shares of common stock of Xechem at the option of the holders of the
            Class  C  Series  7  Preferred   Stock,   together  with   piggyback
            registration  rights for the underlying  common shares.  Xechem also agreed to  provide a  contingent  award of  $1,000,000  of its stock
            (payable in Xechem  stock valued at the lesser of $0.20 per share or market  value)  to  certain  former  Ceptor  shareholders  upon  the

                                      F-16

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            achievement  of a designated  milestone  for each product  developed with Ceptor technology.  Xechem is a holding company, which owns all
            of  the  capital  stock  of  Xechem,   Inc,  a   development   stage
            biopharmaceutical   company   currently  engaged  in  the  research,
            development and limited  production of niche generic and proprietary drugs from natural sources.

            The  merger was  accomplished  through a reverse  triangular  merger whereby  Ceptor  Acquisition,  Inc.,  a wholly owned  subsidiary  of
            Xechem, with 100 shares issued and outstanding,  was merged into the
            Company and the Company was the surviving entity.

            XECHEM AGREEMENT

            On March 31, 2004, the Company entered into an agreement with Xechem and William Pursley ("Pursley"), intended to provide a framework for independent  financing of the Company (the "Xechem Agreement").  The
            Xechem  Agreement  calls  for  Pursley  to act  full  time as  chief executive  officer  of the  Company  pursuant  to a  two-year  term, subject to automatic  renewal  absent  delivery of  non-renewal.  It calls for base  compensation  of $330,000  per annum and a five year option to purchase  43,000,000 shares of common stock of Xechem at a purchase  price of $.0025 per share  subject  to vesting  provisions stipulated in the option agreement. As part of the Xechem Agreement,
            Mr.  Pursley has resigned  from his  positions as  president,  chief operating  officer,  vice  chairman  and as a member of the Board of
            Directors of Xechem.

            The Xechem  Agreement  contemplates  that the Company  will take the necessary  steps to effect a stock  split so that  after the  split,
            Xechem will own 3,898,213 shares of the  Company's $0.0001 per share par value  common  stock,  constituting  all of its then  issued and outstanding  stock.  The Company has further  agreed to issue to its management  team  members and  founders,  options to purchase in the aggregate  3,031,943  shares  of  common  stock,  fully  vested  and exercisable  at par value for a period of 10 years  from the date of grant.  These  numbers  are  subject to  proportionate  increase  or decrease in the event the  Subsequent  Round of Capital  Infusion is done  with a  greater  or  lesser,  respectively,  valuation  of the
            Company.

            The Xechem  Agreement  contemplates  that the  Company  will seek to obtain bridge  funding,  which has been completed (see "Bridge Loan"
            below),  to be followed by a  subsequent  round of capital  infusion
            (the  "Subsequent  Round of  Capital  Infusion").  Xechem has funded approximately  $350,300  of  capital  contributions  in the  form of direct  funding to the  Company or  payments to vendors on behalf of the Company, as of June 30, 2004.

            In addition, Xechem will be entitled to a 2% royalty on sales of the
            Company's  products  which use  intellectual  property  owned by the
            Company on March 31, 2004.

            The Xechem  Agreement  provides  that  Xechem  will sell back to the
            Company a portion of their  shares of common  stock for an aggregate of $2,000,000,  payable from 25% of the proceeds of future financing received by the Company other than the bridge financing. (The Xechem
            Agreement was  subsequently  amended to, among other things,  reduce the amount payable from proceeds to 10%). At the end of two years if

                                      F-17

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            the full  $2,000,000  has not been paid out to Xechem,  Xechem shall have the right to put the  remaining  portion of the shares held for sale back to the Company to cover the deficiency.

            In order to induce the funding of the bridge loan, Xechem has agreed that in the  event  such a loan is  funded  and is not paid off when due,  it will  permit  the  bridge  lender  to  convert  the  unpaid indebtedness  owing with  respect to the bridge  loan into shares of
            Xechem  common  stock at the  lesser  of seven  cents  per  share or seventy five percent (75%) of the average  closing price of Xechem's common stock for the ten trading days  preceding the date of funding of the bridge loan. Xechem has been granted  piggyback  registration rights  with  respect to the shares in the  Company it may hold from time to time,  subject to its  agreement  to lock up the sale of all such  shares on the open  market for a period of 180 days  following the initial  registration of any the Company's  shares pursuant to a registration statement, and one-half of its shares for an additional
            180-day period.

            (b) CONSULTING AGREEMENTS

            Pursuant to the  Agreement and Plan of Merger,  Xechem  entered into consulting  agreements with Drs. Alfred Stracher and Leo Kesner, the founding scientists of the Company, for a period of sixty months. In consideration for the services to be rendered,  Xechem was obligated to pay a total of  $276,000,  plus  expenses  as allowed  for in the consulting  agreement.  In February  2004, in  conjunction  with the
            Xechem  Agreement,  the Company entered into  consulting  agreements with Drs. Stracher and Kesner to replace their consulting agreements with  Xechem  with  ones of  similar  terms  with the  Company.  The consulting  agreements  are  for  a  period  of  sixty  (60)  months commencing  February 1, 2004 and provide for a monthly fee of $5,000
            each  plus   allowable   expenses  and   terminated  the  consulting
            agreements with Xechem.

            (c) FACILITY LEASE

            The Company leases office space pursuant to a sublease accounted for as an  operating  lease.  The  sublease,  effective  March 17, 2004, terminates  with the underlying  primary lease on December 31, 2006.
            Rental commitments for the next three years, is as follows:

                         2004              $   58,600
                         2005                  75,800
                         2006                  78,100
                                           ----------
                         TOTAL             $  212,500
                                           ===========

            The sublease also obligates the Company to reimburse the sublandlord for certain common area charges levied by the building's landlord.

            (d) BRIDGE LOANS

            Pursuant to the terms of the  Spinoff  Agreement  and actions  taken thereafter, the Company entered into a selling agreement dated April
            23, 2004  providing  for the private  placement of  $1,100,000 of 8%
            convertible notes due on the earlier of October 22, 2004 or the date of  closing  on the  next  financing  of  $1,000,000  or more by the
            Company  (the  "Bridge  Loans"),  secured by  certain  rights to put
            Bridge Loans to Xechem for Xechem  shares in certain  circumstances.
            Purchasers  of the Bridge Loans  received  451,597  shares of common stock of the Company as additional consideration.  The selling agent received  36,000  shares  of  common  stock  of  the  Company,  plus commissions in the amount of $110,000 and a non-accountable  expense allowance in the amount of $22,000, in connection with its services.
            The Bridge Loan offering was completed in May 2004.

            The Company recorded a $506,600 discount, representing an allocation of the proceeds of the Bridge Loans based on the relative fair value of common  stock and the  Bridge  Loans  issued to the  Bridge  Loan participants, which will be amortized over the six month period from
            May 2004 through October 2004 (the term of the Bridge Loans).

            The  Company  was not able to repay the Bridge  Loans on October 22,
            2004,  therefore  pursuant  to the terms of the  Bridge  Loans,  the

                                      F-18

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            Bridge  Loan  holders  have the option to convert  their  notes into shares of common  stock of Xechem at the lower of $0.07 per share or
            75% of the  market  price of the  previous  20 market  days prior to conversion,  a portion  of which  will be  issued by Xechem  and the remainder from Mr. Pursley's personal Xechem option holdings.  As of
            December 8, 2004 the closing price of Xechem common stock  (XKEM.OB)
            was approximately $0.02 per share.

            Pursuant to an offer dated October 22, 2004 (the  "Exchange  Offer")
            as amended  November 15, 2004 the Company  offered to exchange  with its holders of outstanding Bridge Loans and other debt certain newly issued  replacement  notes due  December  8, 2005  convertible  into shares of the  Company's  common  stock,  at $1.25 per share,  to be issued in amounts equal to the outstanding principal under the notes cancelled, plus accrued interest.

            (e) EMPLOYMENT AGREEMENTS

            The  Company   entered  into   employment   agreement  with  certain
            executives  commencing  March  31,  2004 and  April  26,  2004  (the
            "Executives") which provide each Executive with a base salary for an initial  term  of two  years,  renewable  annually  thereafter.  The
            Company is obligated  to pay  approximately  $555,000,  $770,000 and
            $215,000  for the years  ended  December  31,  2004,  2005 and 2006,
            respectively.   If  Executive's   employment  with  the  Company  is
            terminated  without  cause or for good  reason,  as those  terms are defined in the employment agreement, the Company is obligated to pay
            Executive  his current base salary for an  additional  twelve months and  continue  to pay  for his  benefits  for the  same  period.  If
            Executive's  employment is terminated due to total  disability,  the
            Company is  obligated to continue to pay his current base salary for an additional thirty-six months and continue to pay for his benefits for the same period. If Executive's  employment is terminated due to his death,  the Company is  obligated to continue to pay his current base salary for an  additional  three months and continue to pay for his benefits for the next twelve months. In addition, the employment agreement contains a confidentiality provision as well as a covenant not to compete  provision for the period of his employment  plus and additional twelve months.

            (f) STOCKHOLDERS' EQUITY

            FOUNDERS PLAN

            Pursuant to the grant of the option to Mr. Pursley  contained in the
            Xechem Agreement,  the Company's Board of Directors has approved the
            Ceptor  Founders'  Plan,  effective  June 1,  2004  (the  "Founders'
            Plan").  The maximum  number of shares that may be issued  under the
            Founders  Plan is  3,031,943  shares.  Terms  of the  Founders'  Plan provide for the grant of options to purchase shares of the Company's common  stock,  at its par value,  to the  initial  founders  of the
            Company  (the   "Founders"   and  each  a  "Founder")  and  will  be
            administered by the Board of Directors or the Compensation Committee
            of the Company.  Upon the happening of certain  events  described in the  Founders'  Plan,  such  as the  cessation  of  employment  by a participant  following  an  award,  shares  issued  or  issuable  to
            Founders' Plan participants may revert to William Pursley and may be re-designated or re-issued in his sole  discretion.  Pursuant to the terms of the  Founders'  Plan,  restrictions  on  holders  of shares acquired through the Founders' Plan shall lapse 10% on the six month
            anniversary   following  issuance,  an  additional  10%  six  months
            thereafter,  and the balance upon initiation of a Phase III clinical trial for the Company's "Myodor"  technology for muscular dystrophy, provided such date is not less than six months following the date of award.

                                      F-19

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            On June 1,  2004  the  Compensation  Committee  granted  a  ten-year non-qualified  stock  option to purchase,  at the exercise  price of
            $0.0001 per share an aggregate of 3,031,943 shares to the Founders.

            2004 INCENTIVE STOCK PLAN

            The 2004 Incentive  Stock Plan (the "2004 Plan") was approved by the
            Board of Directors  and the  stockholders  of the Company on May 31,
            2004 and 1,313,927  shares of the authorized and un-issued shares of common stock were  reserved for  issuance  under the 2004 Plan.  The purpose of the 2004 Plan is to provide an incentive to retain in the employ of and as  directors,  officers,  consultants,  advisors  and employees  of the  Company,  persons  of  training,  experience  and ability, to attract new directors, officers,  consultants,  advisors and employees whose services are considered  valuable,  to encourage the sense of proprietorship  and to stimulate the active interest of such  persons  into the  development  and  financial  success of the
            Company.  Under the 2004 Plan the  Company  is  authorized  to issue incentive stock options intended to qualify under Section 422 of the
            Internal Revenue Code,  non-qualified stock options,  and restricted stock. The 2004 Plan shall be administered by the Board of Directors or the  Compensation  Committee of the Company.  No awards have been granted to any participant.

            (g)  AGREEMENT  OF MERGER  AND PLAN OF  REORGANIZATION  AND  PRIVATE
                 PLACEMENT

            On December 8, 2004,  Medallion  Crest  Management,  Inc., a Florida
            corporation  ("Medallion"),  CepTor  Acquisition  Corp.,  a Delaware
            corporation and wholly-owned  subsidiary of Medallion  ("Acquisition
            Corp."),  and the  Company,  entered into an Agreement of Merger and
            Plan of  Reorganization  (the "Merger  Agreement").  Pursuant to the
            Merger  Agreement,  on  December  8, 2004 the  Company  merged  with
            Acquisition  Corp.,  with the Company  surviving  as a  wholly-owned subsidiary of Medallion (the "Merger").  Upon  effectiveness  of the
            Merger,  the  Company  filed with the  Florida  Department  of State
            Articles  of  Amendment  to the  Articles  of  Incorporation  of the
            Company to change its name to CepTor Corporation ("New CepTor"), and to  authorize  the  issuance  of up to 300  shares  of its  Series A
            Convertible Preferred Stock (the "Preferred Stock").

            Pursuant to the Merger,  Medallion  acquired all of the  outstanding capital stock of the Company in exchange for 4,783,919 shares of New
            CepTor's  common  stock,  par value  $0.0001 per share (the  "Common
            Stock"),  and assumption of certain obligations of the Company. As a result,  the  Company's  former  stockholders  became  the  majority stockholders  of New CepTor.  The Merger is being accounted for as a
            "reverse merger," since the former stockholders of the Company own a majority of the  outstanding  shares of New  CepTor's  Common  Stock immediately following the Merger.

            New CepTor  intends to carry on the  Company's  business as its sole line of  business  and will  remain  in Hunt  Valley,  Maryland  and continue as a development-stage  bio-pharmaceutical company focusing on  therapeutic  products for  neuromuscular  and  neurodegenerative diseases.

            Pursuant to an offer dated October 22, 2004 (the  "Exchange  Offer")
            as amended November 15, 2004, made by New CepTor to the Bridge Loans and other debt holders of the Company,  New CepTor issued $1,111,240 of its Convertible  Notes due December 8, 2005 which are convertible into  shares  of New  CepTor's  Common  Stock at $1.25  per share in
            amounts  equal  to  the   outstanding   principal  under  the  notes
            cancelled,  plus accrued interest.  The Exchange Offer provides that holders of outstanding  Bridge Loans who received in connection with the original issuance of the Bridge Loans, a total of 150,000 shares of the Company's  common stock which converted into a total of up to
            300,000 shares of New CepTor Common Stock upon  effectiveness of the
            Merger.  The remaining  $350,000 of Bridge Loan principal  which did not accept the Exchange  Offer was repaid with interest  through the date of payment.  In addition,  the 70,000 shares of common stock of the Company these Bridge Loan holders  received in  connection  with the  issuance of the  original  Bridge  Loans,  has  converted  into
            151,597 shares of common stock of New CepTor upon  effectiveness  of the Merger.

                                      F-20

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            In  connection  with the  Merger New CepTor  adopted  the  Company's
            Founders'  Stock Plan and 2004  Incentive  Plan. On December 9, 2004
            the Company issued to CepTor  employees and others  3,031,943 shares of restricted Common Stock under the Founders' Stock Plan. Under the
            2004  Incentive  Stock  Plan,  officers,  consultants,   third-party
            collaborators,  and employees of the Company or its subsidiaries may be granted  rights in the form of  options  or shares or  restricted stock for up to a maximum of 2,268,377 shares of Common Stock.

            On December  9, 2004 (the  "Closing  Date"),  New CepTor sold 103.62 units (the  "Units")  to 42  investors  pursuant  to a  Confidential
            Private Placement  Memorandum dated October 22, 2004 as supplemented
            November 16, 2004, (the  "Memorandum"),  each Unit consisting of one share of Preferred Stock and a warrant to purchase Common Stock (the
            "Offering").  Each  share of  Preferred  Stock is  convertible  into
            10,000  shares of Common Stock and each warrant  entitles the holder to purchase  5,000 shares of Common  Stock for $2.50 per share.  The
            Units  were  offered  by  Brookshire  Securities   Corporation  (the
            "Placement  Agent") pursuant to a Placement Agent Agreement with the
            Company  dated  October 22, 2004.  Under the terms of the  Placement
            Agent  Agreement,  the  Placement  Agent is  entitled  to a  selling commission of 8%, plus a 2%  non-accountable  expense  reimbursement payable from the proceeds of the Offering plus 150,000 shares of New
            CepTor and warrants to purchase  10% of any Common  Stock sold.  The
            Company realized gross proceeds from the Offering of  $2,590,500.00, before payment of Commissions and expenses of the Offering.

            (h) LEGAL PROCEEDINGS

            During June 2004,  the  Company's  management  was  introduced  to a financial  intermediary,  as a means  to  locate a  candidate  for a public  transaction  and to seek  funding.  The  Company  executed a
            "Non-Binding  Letter of Intent" for the  purposes of  structuring  a potential  transaction.  In late September 2004 ,the Company advised the financial  intermediary that it was not prepared to proceed with the proposed transaction.  The financial intermediary  thereafter on
            October 8, 2004  commenced  an action in the  Northern  District  of
            California,  entitled  Bluewater Partners S.A. v. CepTor Corporation
            (Case No. C 04 4277 JCS)  alleging,  among  other  things,  that the
            Company  abandoned its obligations to close a transaction on the eve of a  closing,  that  it had  breached  its  agreements,  promissory estoppel, breach of implied covenant of good faith and fair dealing,
            Quantum Meruit,  unjust enrichment;  and seeking declaratory relief, and damages in the amount of $3.6 million.  CepTor believes that the action is substantially  without merit and on November 12, 2004, the parties entered into a written proposal outlining material terms for permanent dismissal of the action providing, among other things, for immediate withdrawal, without prejudice, of the complaint, exchanges
            of  mutual   releases,   transfer   of  50,000   shares  of  Company
            unrestricted Common Stock,  issuance of 125,000 shares of restricted
            Company Common Stock,  and payment of $25,000 in full  settlement of the action.  On November  12, 2004, Bluewater  filed an  application withdrawing, without prejudice, their complaint against CepTor.

                                      F-21

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

                               ASSETS

Current assets:
     Cash and cash equivalents                                  $    457,523
     Prepaid expenses                                                219,293
                                                                ------------
          Total current assets                                       676,816

Property and equipment, net                                           61,320
Debt issue costs                                                      37,000
Other assets                                                          18,511
                                                                ------------

TOTAL ASSETS                                                    $    793,647
                                                                ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
     Accounts payable and accrued expenses                      $    299,726
     Bridge loan financing, net of debt discount of $91,666        1,008,334
     Common stock subject to repurchase under put right            2,000,000
                                                                ------------
          Total current liabilities                                3,308,060

Long-term debt                                                       275,000
Due to Xechem International, Inc.                                    350,311
                                                                ------------
          Total liabilities                                        3,933,371
                                                                ------------

Stockholders' deficiency:
     Preferred stock,  $0.0001 par value;  authorized 20,000,000 shares;  none issued
     Common stock,  $0.0001 par value;  authorized 100,000,000
       shares; issued and outstanding 3,302,317, net of
       1,637,906 subject to put right                                    330
     Additional paid-in capital                                    6,411,401
     Deficit accumulated during the development stage             (9,551,455)
                                                                ------------
          Total stockholders' deficiency                          (3,139,724)
                                                                ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                  $    793,647
                                                                ============

                                      F-22

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                                    AUGUST 11, 1986
                                                                                                                       (DATE OF
                                                           FOR THE THREE-MONTH PERIODS  FOR THE NINE-MONTH PERIODS   INCEPTION) TO
                                                              ENDED SEPTEMBER 30          ENDED SEPTEMBER 30          SEPTEMBER 30,
                                                              2004          2003           2004         2003              2004
                                                              ----          ----           ----         ----              ----

REVENUES:
    Other income                                         $         -     $      -      $                $             $     75,349
    Interest income                                               96                           195                           9,237
                                                       -------------   ----------    -------------    -----------   --------------
        Total revenue                                             96            -              195              -           84,586
                                                       -------------   ----------    -------------    -----------   --------------

OPERATING EXPENSES:
    Research and development                                 501,531       68,425          785,810        181,120        1,373,547
    In-process research and development                            -            -        5,034,309              -        5,034,309
    General and administrative                               438,088       18,750          948,481         50,785        1,115,403
    Stock-related compensation pursuant
       to spinoff agreement                                        -                     2,082,500                       2,082,500
    Interest expense                                         415,163        4,268          700,550         42,631          941,868
                                                       -------------   ----------    -------------    -----------   --------------
        Total operating expenses                           1,354,782       91,443        9,551,650        274,536       10,547,627
                                                       -------------   ----------    -------------    -----------   --------------

NET LOSS                                                 $(1,354,686)    $(91,443)     $(9,551,455)     $(274,536)    $(10,463,041)
                                                         ===========     ========      ===========      =========     ============

Basic and diluted loss per
  common share                                           $     (0.31)   $   (0.02)     $     (2.28)     $   (0.07)
                                                         ===========    =========      ===========      =========

Weighted-average common shares
  outstanding                                              4,440,046    3,898,213        4,180,829      3,898,213
                                                         ===========    =========      ===========      =========

                                      F-23

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                   (UNAUDITED)

                                                                                                            DEFICIT
                                                                      COMMON STOCK                       ACCUMULATED
                                                                ---------------------   ADDITIONAL        DURING THE     TOTAL
                                                                                          PAID-IN         DEVELOPMENT  STOCKHOLDERS'
                                                                SHARES         AMOUNT     CAPITAL            STAGE      DEFICIENCY
                                                                ------         ------     -------            -----      ----------

BALANCE, JANUARY 1, 2004                                      3,898,213    $       390    $   641,147    $  (915,846)   $  (274,309)

   Acquisition by Xechem International, Inc.
     and application of push down accounting                        --             --       4,118,463        915,846      5,034,309
   Option granted pursuant to spinoff agreement                                             2,082,500                     2,082,500
   Common stock subject to repurchase under put right        (1,637,906)          (164)    (1,999,836)                   (2,000,000)
   Common stock issued May 2004, in connection with
   bridge loans ($1.31)                                         487,597             49        639,951                       640,000
   Common stock issued September 2004,
    net of offering expenses of $70,769 ($1.68)                 554,413             55        929,176                       929,231

   Net loss                                                                                               (9,551,455)    (9,551,455)
                                                            -----------    -----------    -----------    -----------    -----------
BALANCE, SEPTEMBER 30, 2004                                   3,302,317    $       330    $ 6,411,401    $(9,551,455)   $(3,139,724)
                                                            ===========    ===========    ===========    ===========    ===========

                                      F-24

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                       AUGUST 11,
                                                                    FOR THE NINE-MONTH PERIODS      1986 ((DATE OF
                                                                         ENDED SEPTEMBER 30          INCEPTION) TO
                                                                    -----------------------          SEPTEMBER 30
                                                                        2004            2003             2004
                                                                        ----            ----             ----

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                            $ (9,551,455)   $   (274,536)   $(10,463,041)
Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization                                         7,586             205           9,823
     Write-off of in-process research and development                  5,034,309                       5,234,309
     Charge for stock option issued pursuant to spinoff
      agreement                                                        2,082,500                       2,082,500
     Non-cash compensation expense                                                                        22,856
     Non-cash interest expense                                           643,334          33,257         860,994
     Changes in assets and liabilities:
          Prepaid expenses                                              (201,596)         11,221        (219,293)
          Other assets                                                   (18,511)                        (18,511)
          Accounts payable and accrued expenses                          264,209         166,772         299,726
                                                                     -----------    ------------     ------------
          Net cash used in operating activities                       (1,739,624)        (63,081)     (2,190,637)
                                                                    ------------    ------------    ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment                                      (68,769)                        (71,143)
                                                                     -----------    ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuances of common stock, net                     929,231                       1,130,252
Distribution to shareholders                                                                              (4,260)
Advance from Xechem International, Inc.                                  300,311                         350,311
Proceeds from issuances of long-term debt                              1,100,000                       1,375,000
Expenses of issuances of long-term debt                                 (132,000)                       (132,000)
                                                                     -----------    ------------     ------------
          Net cash provided by financing activities                    2,197,542                       2,719,303
                                                                    ------------    ------------    ------------

Net increase (decrease) in cash and cash equivalents                     389,149         (63,081)        457,523

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD                      68,374         131,440
                                                                    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD                      $    457,523    $     68,359    $    457,523
                                                                    ============    ============    ============

SUPPLEMENTAL DISCLOSURE
  Non-Cash Financing Activity:
    Issued 487,597 shares of common stock to bridge loan
    investors and placement agent                                   $    640,000                    $    640,000
                                                                    ============                    ============

                                      F-25

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE 1 - THE COMPANY

ORGANIZATION
The  financial  statements  presented  are  those  of  CepTor  Corporation  (the
"Company"),   incorporated  in  August  1986  in  the  state  of  Delaware.  The accompanying  financial  statements  have been prepared in  accordance  with the
provisions  of  Statement  of  Financial   Accounting  Standard  (SFAS)  No.  7,
"Accounting  and  Reporting  by  Development  Stage  Enterprises."  The  Company
operates as one business segment.

The  Company's  net  loss  from  inception   through   September  30,  2004  was
approximately  $10,463,000  but its deficit  accumulated  during its development stage as reported on the Company's  Balance Sheet at September 30, 2004 amounted to  approximately  $9,551,500.  The difference is a result of the acquisition of the Company by Xechem  International,  Inc.  ("Xechem")  and  restatement of the
Company's assets and liabilities to fair value,  which resulted in the Company's accumulated deficit,  net of distributions,  from inception through December 31,
2003 (the date of merger for financial reporting purposes) being reclassified to additional paid-in-capital.

MERGER BETWEEN MEDALLION CREST MANAGEMENT, INC. AND CEPTOR CORPORATION
As described in Note 9, Medallion Crest Management,  Inc. ("Medallion") acquired all of the common  stock of the Company on December  8, 2004.  Medallion  was an
inactive public shell. The Company's shareholders prior to the merger became the
majority   shareholders  of  Medallion  after  the  merger.   Accordingly,   the
transaction was accounted for as a recapitalization.  The accompanying financial statements have been retroactively restated to give effect to this transaction.

                                      F-26

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

NATURE OF BUSINESS
CepTor  Corporation is a  biopharmaceutical  company engaged in the research and development of therapeutic  products for  neuromuscular,  neurodegenerative  and other diseases with a focus on orphan diseases (a disease that affects less than
200,000  people).  Since its inception,  the Company has devoted its efforts and resources to the development of its receptor  mediated  drug-targeting  platform for  neuromuscular  and  neurodegenerative  diseases,  and to raising  the funds necessary to continue this research.

The  Company is a  development  stage  company,  which has a limited  history of operations and has not generated any revenues from operations with the exception of funding  received  through  grants and  collaborations.  The  Company  has no products approved for commercial sale at the present time.

As a result of the Company's net losses for the year ended December 31, 2003 and accumulated deficit since inception, the Company's independent registered public accounting firm, in their report on our financial  statements for the year ended
December  31,  2003,  included  an  explanatory  paragraph  indicating  there is substantial  doubt  about our  ability  to  continue  as a going  concern.  This condition has not changed as of September 30, 2004.  The Company's  research and development  activities  and the  time  and  money  required  to  determine  the commercial value and  marketability of its proposed products cannot be estimated with  precision.  The Company  expects  research and  development  activities to continue to require  significant cost  expenditures for an indefinite  period in the future. The accompanying financial statements do not include any adjustments relating to the  recoverability  and classification of recorded asset amounts or amounts of liabilities  that might be necessary  should the Company be unable to continue in existence.

The Company received $1,100,000 during April and May, 2004 from the issuances of bridge loans, described in Note 4, $250,000 from its parent company,  Xechem (in addition to approximately  $50,000 in expenses  incurred by the Company but paid by Xechem) (see "Acquisition of CepTor by Xechem International, Inc." below) and approximately  $929,200, net of expenses,  from the purchase of shares of common

                                      F-27

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

stock of the  Company  pursuant  to an  exclusive  license  entered  into by the
Company and JCR Pharmaceuticals Co., Ltd. (see Note 6). The Company is currently seeking additional capital, collaborative partners, joint ventures and strategic alliance agreements within the United States and abroad.

The Company's  planned  activities  will require the addition of new  personnel, including management,  and personnel with expertise in areas such as preclinical testing, clinical trial design and management, regulatory affairs, manufacturing and marketing.  Further,  if the Company receives regulatory approval for any of its  products  in the United  States or  elsewhere,  it will  incur  substantial expenditures to develop  manufacturing,  sales and marketing capabilities and/or subcontract  or joint  venture  these  activities  with others.  There can be no assurance that the Company will ever  recognize  revenue or profit from any such products.  In  addition,  the  Company  may  encounter  unanticipated  problems, including  developmental,  regulatory,  manufacturing or marketing difficulties, some of which may be beyond its  ability to  resolve.  The  Company may lack the capacity to produce its products in-house and there can be no assurances that it will be able to locate suitable  contract  manufacturers or be able to have them produce products at satisfactory prices.

The Company has expended and plans to expend substantial funds, if available, in connection  with the research and  development  of its proposed  products.  As a result of these expenditures,  the Company anticipates that losses will continue for the foreseeable future.

There can be no assurance that management's plans to obtain additional financing to fund operations will be successful.  The financial  statements do not include any adjustments  relating to the  recoverability  and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that we cannot continue in existence.

ACQUISITION OF CEPTOR CORPORATION BY XECHEM INTERNATIONAL, INC.
On January 27, 2004, the former  shareholders of the Company  received shares of preferred  stock of Xechem  International,  Inc.,  convertible  into  30,000,000 shares of common stock of Xechem,  in connection  with the merger of the Company into a wholly-owned  subsidiary of Xechem. For financial reporting purposes, the effective  date of the merger was  considered to be January 1, 2004. The results of  operations  from  January 1 to January  27, 2004 were not  significant.  The merger was  accomplished  through a reverse  triangular  merger  whereby  Ceptor
Acquisition,  Inc., a wholly  owned  subsidiary  of Xechem,  was merged into the
Company and the Company was the surviving entity. (See Note 3)

Effective  with  being  acquired  by Xechem,  the  Company's  balance  sheet was adjusted to record existing assets and liabilities at fair value. Fair value was generally  assigned  to  these  assets  based  on the net  present  value of the projected  cash flows  expected to be  generated  by those  assets.  Significant assumptions underlying these cash flows include our assessment of the timing and our ability to  successfully  complete the in-process  research and  development projects,  and interest rates used to discount these cash flows to their present value.  In accordance  with Emerging Issues Task Force ("EITF") Issue No. 99-12,
"Determination  of the  Measurement  Date for the Market Price of an  Acquirer's
Securities Issued in a Business  Combination,"  the Company  determined the fair value of the consideration paid in the transaction was the average closing price of Xechem's  common stock for a  reasonable  period of time before and after the

                                      F-28

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

terms of the  acquisition  were agreed to and  announced.  The fair value of the consideration determined under this method amounted to $4,760,000. In allocating the  consideration  paid, the fair value of the recorded  assets and liabilities were  determined to equal the carrying  value with the excess value  assigned to the in-process  research and development  which represents the value assigned to the acquired intangible assets which had not reached  technological  feasibility and for which there is no alternative use.

The  Company  recorded  approximately  $5,034,000  of  in-process  research  and development  consisting  of granted  patents and pending  patent  applications, which has been expensed as in-process research and development costs.

The  following  table  summarizes  the fair  value of the  assets  acquired  and liabilities assumed in the acquisition:

            Current and Other Assets                   $     86,000
            In Process Research and Development           5,034,000
                                                       ------------
            Total assets acquired                         5,120,000

            Current Liabilities                              35,000
            Notes and Advances Payable                      325,000
                                                       ------------
            Net assets acquired                        $  4,760,000
                                                       ============

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The unaudited  financial  statements  included  herein have been prepared by the
Company,  without audit. The financial  statements  reflect all adjustments that are, in the opinion of management, necessary to fairly present such information.
All such  adjustments  are of a normal  recurring  nature.  Although the Company believes that the disclosures are adequate to make the information presented not
misleading,   certain   information  and  footnote   disclosures,   including  a
description of significant  accounting  policies  normally included in financial statements prepared in accordance with accounting  principles generally accepted in the United States of America, have been condensed or omitted.

These  financial  statements  should be read in  conjunction  with the financial statements  and the notes thereto  included in the  Company's  December 31, 2003 financial  statements.  The results of  operations  for interim  periods are not necessarily  indicative of the results for any subsequent  quarter or the entire fiscal year ending December 31, 2004.

                                      F-29

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

The  Company  is  a  development  stage  enterprise,  and  accordingly,  certain additional  financial  information  is required to be included in the  financial statements  from the  Company's  inception  to the date of its  current  balance sheet. The Company has included the Company's cumulative statement of operations from August 11, 1986 (date of inception) to September 30, 2004.

STOCK BASED COMPENSATION
As  permitted  under  SFAS  148  "Accounting  for  Stock-Based   Compensation  -
Transition  and  Disclosure,"   which  amended  SFAS  No.  123  "Accounting  for
Stock-Based  Compensation,"  the  Company  has elected to continue to follow the
intrinsic   value  method  in  accounting  for  its   stock-based   compensation
arrangements  as defined by Accounting  Principles  Board Opinion ("APB") No. 25
"Accounting  for  Stock  Issued  to  Employees,"  and  related   interpretations
including Financial Accounting Standards Board Interpretation No. 44 "Accounting
for Certain Transactions Involving Stock Compensation," an interpretation of APB
No. 25.

The Company recorded compensation expense of $2,082,500 as a result of the grant of the option to purchase 3,031,943 shares of common stock of the Company,  with an exercise  price of par value of the  underlying  common  stock  ($0.0001  per share) pursuant to the Spinoff  Agreement.  The amount of  compensation  expense recognized  was  determined  by applying the percent that these shares of common stock, if issued,  represent of the fully diluted share outstanding (43.75%), to the fair value of the net assets  acquired by Xechem in its  acquisition  of the
Company  ($4,760,000)(See  Note 3). If the  Company  had used an option  pricing model to calculate  compensation  expense for these options pursuant to SFAS No.
123, the compensation  expense would have been approximately  $7.0 million,  and amortized over the period April 2004 through December 2004.

DEBT ISSUE COSTS
Pursuant to the Bridge Loans  entered  into during April 2004 and May 2004,  the
Company paid the placement  agent  $132,000 in commissions  and  non-accountable expense  allowance,  and issued  36,000  shares of common  stock with a value of
$90,000,  which are being  amortized  over the period May 2004  through  October
2004.

ESTIMATES
In preparing  financial  statements in  conformity  with  accounting  principles generally  accepted within the United States of America,  management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities  and disclosure of contingent  assets and liabilities at the date of the  financial  statements  and the  reported  amounts of revenues  and expenses during the reporting period. Actual results could differ from those estimates.

NET LOSS PER SHARE
Basic net loss per share is computed  based on the  weighted  average  shares of common stock outstanding and excludes any potential  dilution.  Diluted loss per share  reflects the  potential  dilution  from the exercise or conversion of all dilutive securities into common stock. As the Company was in a loss position for all periods  presented,  potentially  dilutive  securities at September 30, 2004 which  includes  options  granted  pursuant to the  Founders'  Plan of 3,031,943 exercisable  at $0.0001 per share were excluded from the  calculation of diluted loss per share as the shares  would have had an  anti-dilutive  effect.  All per share data and  references  to shares of common  stock  have been  retroactively adjusted  to reflect  the  reverse  merger  which the  Company  entered  into on
December 8, 2004 (see Note 9).

NOTE 3 - ACQUISITION OF CEPTOR BY XECHEM INTERNATIONAL, INC.
         AND SUBSEQUENT SPINOFF

XECHEM AGREEMENT AND PLAN OF MERGER
The Company  entered into an agreement dated December 23, 2003 providing for the acquisition,  by a  wholly-owned  subsidiary of Xechem,  of the Company from its owners  which  acquisition  closed in early  2004.  Pursuant to the terms of the acquisition,  the Company's  stockholders were issued shares of Xechem preferred stock and Xechem received 3,898,213 shares, (see Note 8) of the Company's common stock,  whereby the Company became a wholly-owned  subsidiary of Xechem. The net assets of the Company,  acquired by Xechem  pursuant to this  transaction,  were valued at $4,760,000  which became the basis for the 3,898,213  shares of common stock  the  Company  issued  to  Xechem  in this  transaction.  This  value  was determined  based on the average  closing price of Xechem's  common stock,  into which the preferred stock is convertible, for a reasonable period of time before and after the terms of the acquisition was agreed to and announced.

                                      F-30

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

XECHEM SPINOFF AGREEMENT
Following  the  acquisition,  the board of directors of Xechem  determined  that
Xechem  lacked  the  resources  to fully  fund the  development  and  regulatory approval of the  Company's  technology.  As a result,  the board of directors of
Xechem  determined that it was in the best interest of Xechem's  stockholders to effect a spinoff of the Company from Xechem,  providing an independent  platform to enable it to obtain  financing and develop its  technology.  As a result,  an agreement  dated  March 31,  2004,  as  amended  July 23,  2004,  (the  "Spinoff
Agreement"),  was entered into among the Company,  Xechem,  and William Pursley,
Chairman and CEO of the Company,  to provide for the  separation  of the Company from  Xechem,  and to provide  additional  funding  for Xechem  through  partial redemption  of shares of the  Company  held by Xechem,  out of the  proceeds  of future financings of the Company.

Under the terms of the  original  Spinoff  Agreement,  Xechem  was  entitled  to receive 25% of the proceeds of any offering of securities of the Company,  up to
$2,000,000.  Following discussion with prospective selling agents for a proposed private  placement of the Company's  securities,  Xechem agreed to accept 10% of the  proceeds of any future  financing  in partial  redemption  of shares of the
Company held by Xechem, up to $2,000,000.

As  additional  consideration  under  the  Spinoff  Agreement,  the  Company  is obligated  to pay to Xechem  royalties in an amount equal to two (2%) percent of the gross revenues  received by the Company,  its  subsidiaries,  affiliates and assigns,  with  respect  to the sale of any  products  incorporating  any of the technology owned by the Company on March 31, 2004 or the licensing of any of the
Company's  intellectual  property, or the sale of the licensing rights to any of the intellectual property.

Furthermore,  pursuant  to the terms of the  acquisition,  Xechem  agreed to the payment of a bonus in the form of additional consideration in shares of stock of
Xechem to the original  shareholders of the Company upon the earlier to occur of filing  (i) of a Phase  II  application  for any  drug in  development  or which relies, in whole or in part, on the technology or the efforts of its management, provided such Phase II  application is filed (or  substantial  steps taken to be filed) within 36 months of the date of the final acquisition or merger;  (ii) of any Phase III application for such technology or efforts provided such Phase III application is filed (or  substantial  steps taken to filed) within 60 months of the date of acquisition  or merger;  and (iii) of any NDA filings made within 72 months of the date of the final acquisition or merger with Xechem. In connection with  the  Spinoff  Agreement,  substantially  all of the  obligations  for  the issuance of shares as additional  consideration to the original  shareholders of the  Company  have been  assumed by the  Company,  and Xechem has been  released therefrom.

Pursuant to the Spinoff Agreement, Mr. Pursley was allocated,  initially through a 10 year option  exercisable  at $0.0001 per share (par  value),  shares of the common stock of the Company  equal to 43.75% of the fully  diluted  common stock outstanding  (the "Founders'  Shares")  assuming the issuance of these Founders'
Shares.  All of the  Founders'  Shares  are to be issued to  certain  additional persons  designated by Mr. Pursley with  importance to the future success of the
Company.  All of such Founders'  Shares  immediately upon exercise will be fully voting, and will be subject to the Founders' Plan.  Pursuant to the terms of the
Founders' Plan,  restrictions on holders of Founders'  Shares shall lapse 10% on
the  six  month  anniversary  following  issuance,   10%  on  the  twelve  month
anniversary  following issuance,  and the balance upon initiation of a Phase III clinical trial for the Myodor technology for muscular  dystrophy,  provided such date is not less than six months following the date of award, unless modified by the board of directors following issuance.  Upon the happening of certain events described  in the  Founders'  Plan,  such as the  cessation of  employment  by a

                                      F-31

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

participant  following an award,  shares  issued or issuable to  Founders'  Plan participants  may revert to William  Pursley  and may be  cancelled,  forfeited, re-designated or re-issued in his sole discretion  subject to Board of Directors or  Compensation  Committee  approvals.  Pursuant  to the grant of the option to purchase 3,031,943 shares of the Company's common stock, at the nominal exercise price  of par  value,  on June 1,  2004 (to 11  persons)  the  Company  recorded
compensation   expense  of  $2,082,500   representing  the  intrinsic  value  as
determined  by applying the percent that the Founders'  Shares  represent of the fully  diluted  share  outstanding  to the net assets  acquired by Xechem in its acquisition of the Company.

NOTE 4 - BRIDGE LOANS

Pursuant to the terms of the Spinoff Agreement and actions taken thereafter, the
Company entered into a selling  agreement dated April 23, 2004 providing for the private  placement of $1,100,000 of 8%  convertible  notes due on the earlier of
October 22, 2004 or the date of closing on the next  financing of  $1,000,000 or more by the  Company  (the  "Bridge  Loans"),  secured by certain  rights to put
Bridge Loans to Xechem for Xechem shares in certain circumstances. Purchasers of the Bridge  Loans  received  451,597  shares of common  stock of the  Company as additional  consideration.  The selling agent  received  36,000 shares of common stock  of  the  Company,  plus  commissions  in the  amount  of  $110,000  and a non-accountable  expense allowance in the amount of $22,000,  in connection with its services. The Bridge Loan offering was completed in May 2004.

The Company  recorded a $506,600  discount,  representing  an  allocation of the proceeds of the Bridge  Loans based on the  relative  fair value of common stock and the Bridge  Loans  issued to the  Bridge  Loan  participants,  which will be amortized over the six month period from May 2004 through October 2004 (the term of the Bridge  Loans).  For the nine month period ended  September 30, 2004, the
Company amortized approximately $422,100 of the discount to interest expense.

The  Company  was not able to  repay  the  Bridge  Loans on  October  22,  2004, therefore  pursuant to the terms of the Bridge  Loans,  the Bridge Loan  holders were  granted the right to convert  their  notes into shares of common  stock of
Xechem  at the  lower  of $0.07  per  share  or 75% of the  market  price of the previous 20 market days prior to  conversion,  a portion of which will be issued by Xechem and the remainder from Mr. Pursley's  personal Xechem option holdings.
As of December 8, 2004 the closing  price of Xechem  common stock  (XKEM.OB) was approximately $0.02 per share.

Pursuant to an offer dated  October 22, 2004 (the  "Exchange  Offer") as amended
November  15,  2004  the  Company  offered  to  exchange  with  its  holders  of outstanding  Bridge Loans and other debt certain newly issued  replacement notes due December 8, 2005  convertible into shares of the common stock of the entity to which the Company  merged  into,  effective  December  8, 2004,  at $1.25 per share,  to be issued in amounts  equal to the  outstanding  principal  under the notes cancelled, plus accrued interest. See Note 9 - Subsequent Events.

During the nine month  period ended  September  30,  2004,  the Company  accrued contractual  interest  expense of approximately  $36,600,  related to the Bridge
Loans.

                                      F-32

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE 5 - COMMON STOCK SUBJECT TO REPURCHASE UNDER PUT RIGHT

The Spinoff Agreement, as amended, provides for the redemption,  out of proceeds of future  financings of the Company,  of shares of the  Company's  common stock held  by  Xechem,  in an  amount  that  is  equal  to  25%  (adjusted  to 10% in contemplation of the Company's next financing transaction) of the gross proceeds received by the Company,  in cancellation  of an equivalent  number of shares of common stock of the Company held by Xechem, up to $2,000,000.  At the end of two years if the full $2,000,000 has not been paid out to Xechem,  Xechem shall have the right to put the  remaining  portion of the shares held for sale back to the
Company to cover the deficiency.  In accordance with EITF 00-19, "Accounting for
Derivative  Financial  Instruments  Indexed  To,  Potentially  Settled  In,  The
Company's  Own  Stock,"  the Company  classified  the common  stock as a current liability  in the  accompanying  balance  sheet,  since the Company  anticipates repurchasing  the full  amount of common  stock from  Xechem out of  proceeds of financings  anticipated  over the next  twelve  months (See Note 1). The Company estimated that this obligation  will redeem  approximately  1,637,906  shares of common  stock of the Company held by Xechem based on the fair value per share of common stock  received by Xechem in the merger with the Company.  The fair value of  consideration  that  Xechem paid in the merger with the Company for which it received  3,898,213  shares  of the  Company's  common  stock,  was  $4,760,000, resulting in a fair value per share of approximately $1.22.

NOTE 6 - LICENSE AGREEMENT WITH JCR PHARMACEUTICALS CO., LTD.

On September 15, 2004 the Company  entered into an exclusive  license  agreement with JCR  Pharmaceuticals  Co., Ltd.  ("JCR") to manufacture and sell Myodur for muscular  dystrophy in certain Pacific Rim countries  consisting of Japan, South
Korea,  China,  Taiwan, and Singapore.  Under the terms of the JCR license,  the
Company will receive  royalties in the amount of 25% of net sales (as  defined), provided  that the sum of cost of goods  sold  plus  royalty  payments  does not exceed  35% of net sales in  total.  In  addition,  JCR is  obligated  to make a
$500,000  payment  upon  filing by the  Company of an  Investigational  New Drug application ("IND") in the United States to initiate Phase I/II clinical studies for the Company's therapy for muscular dystrophy.

JCR  purchased  554,413  shares of common  stock of the Company for a payment of
$1,000,000  before  expenses of the  transaction.  JCR has agreed to purchase an additional  $1,000,000  of  common  stock of the  Company  at the  market  price existing  at the  time  of  approval  of an IND for the  Company's  therapy  for muscular dystrophy.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENTS
The  Company  entered  into  employment   agreements  with  certain   executives
commencing March 31, 2004 and April 26, 2004 (the  "Executives"),  which provide each  Executive  with a base salary for an initial term of two years,  renewable annually  thereafter.  The Company is obligated to pay  approximately  $555,000,
$770,000  and $215,000  for the years ended  December  31, 2004,  2005 and 2006, respectively.  If Executive's  employment with the Company is terminated without

                                      F-33

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

cause  or for  good  reason,  as  those  terms  are  defined  in the  employment agreement, the Company is obligated to pay Executive his current base salary and his benefits for an  additional  twelve  months.  If  Executive's  employment is terminated due to total disability,  the Company is obligated to continue to pay his current base salary and his benefits for an additional thirty-six months. If
Executive's  employment is terminated due to his death, the Company is obligated to continue to pay his current  base salary for an  additional  three months and continue to pay for his benefits for the next twelve  months.  In addition,  the employment  agreement  contains a confidentiality  and a covenant not to compete provisions for the period of his employment plus and additional twelve months.

CONSULTING AGREEMENTS
Pursuant to Xechem's acquisition of the Company,  Xechem entered into consulting agreements with the two founding  scientists (the  "Scientists")  of the Company for a period of sixty months.  In consideration for the services to be rendered,
Xechem was obligated to pay a total of $276,000, plus expenses as allowed for in the consulting agreements. In February 2004, the Company entered into consulting agreements with the Scientists to replace their agreements with Xechem with ones of similar  terms.  The  consulting  agreements are for a period of sixty months commencing  February  1, 2004 and  provide for a monthly fee of $5,000 each plus allowable expenses and terminated the consulting agreements with Xechem.

ROYALTY OBLIGATION
As  additional  consideration  under  the  Spinoff  Agreement,  the  Company  is obligated  to pay to Xechem  royalties in an amount equal to two (2%) percent of the gross revenues  received by the Company,  its  subsidiaries,  affiliates and assigns,  with  respect  to the sale of any  products  incorporating  any of the technology owned by the Company on March 31, 2004 or the licensing of any of the
Company's  intellectual  property, or the sale of the licensing rights to any of the intellectual property.

CONTINGENT CONSIDERATION
Pursuant to the terms of the acquisition of the Company by Xechem, Xechem agreed to the payment of a bonus of $1,000,000 in the form of additional  consideration in shares of stock of Xechem to the  original  shareholders  of the  Company for each proposed  product  resulting  from  technology  owned by the Company at the effective date of the Spinoff Agreement, upon the earlier to occur of filing (i)
of a Phase II application for any drug in development or which relies,  in whole or in part, on the  technology or the efforts of its  management,  provided such
Phase II application is filed (or substantial steps taken to be filed) within 36 months of the date of the final  acquisition  or  merger;  (ii) of any Phase III application for such  technology or efforts  provided such Phase III application is filed (or  substantial  steps taken to filed) within 60 months of the date of acquisition or merger; and (iii) of any NDA filings made within 72 months of the date of the final  acquisition  or merger with Xechem.  In  connection  with the
Spinoff  Agreement,  substantially  all of the  obligations  for the issuance of shares as additional  consideration to the original  shareholders of the Company have been assumed by the Company, and Xechem has been released therefrom.

2004 INCENTIVE STOCK PLAN
The 2004  Incentive  Stock  Plan  ("2004  Plan")  was  approved  by the Board of
Directors and the  stockholders  of the Company on May 31, 2004.  The purpose of the 2004 Plan is to  provide  an  incentive  to  retain in the  employ of and as directors, officers, consultants, advisors and employees of the Company, persons of  training,  experience  and  ability,  to attract  new  directors,  officers, consultants,  advisors and employees whose services are considered valuable,  to

                                      F-34

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

encourage the sense of  proprietorship  and to stimulate the active  interest of such persons into the  development and financial  success of the Company.  Under the 2004 Plan, the Company will be authorized to issue  Incentive  Stock options intended to qualify under Section 422 of the Code,  non-qualified stock options, and restricted  stock.  The 2004 Plan is administered by the board of directors.
As of September  30, 2004, 871,804  shares of common stock of the Company have been  reserved for issuance  under the 2004 Plan and no awards have been granted to any participant. Subsequent to September 30, 2004, certain option awards have been  recommended  under the 2004 Plan to  consultants  and an employee  but are subject to approval of the Company's board of directors.

MANUFACTURING AND SUPPLY AGREEMENT
Pursuant to a manufacturing arrangement entered into subsequent to September 30,
2004 with  Bachem  AG, (a  contract  manufacturer  -  "Bachem")  the  Company is obligated to purchase approximately $2,822,000 of clinical development supplies, from  Bachem,  through  the end of 2005.  Included  in prepaid  expenses  on the
Company's balance sheet at September 30, 2004, the Company recorded a deposit in the amount of $211,250 paid to Bachem under this manufacturing arrangement.

NOTE 8 - EQUITY TRANSACTIONS

STOCK  SPLIT
In April 2004, the Company's board of directors declared an 18,000-for-one stock split  (based upon the then  outstanding  shares of common stock of the Company, prior to the share exchange and merger with Medallion),  affected in the form of a stock dividend,  on the shares of the Company's common stock. Each shareholder of record  received  additional  shares of common stock for each share of common stock held  without the capital of the Company  being  increased or decreased by the  transfer  of  surplus  to capital  account  or the  transfer  of capital to surplus,  or  otherwise.  Stockholders'  equity  reflects  the  stock  split  by reclassifying  from  "Additional  paid-in  capital" to "Common  stock" an amount equal to the par value of the additional shares arising from the stock split. As the result of the stock split,  the pre-merger  shares held by Xechem  increased from 100 shares to 1,800,000 shares (3,898,213 shares on a post-Medallion merger basis) and the shares held in reserve for options to be granted to the founders,
which  upon  exercise  would  be  1,400,000  shares   (3,031,943   shares  on  a
post-Medallion merger basis).

In  conjunction   with  the  reverse  merger,   the  Company's   Certificate  of
Incorporation   was  amended  to  increase  the  authorized   capital  stock  to
120,000,000  shares,  and  100,000,000 was designated as shares of common stock,
$0.0001 par value per share and 20,000,000 shares of preferred stock.

NOTE 9 - SUBSEQUENT EVENTS

AGREEMENT OF MERGER AND PLAN OF  REORGANIZATION  On December 8, 2004,  Medallion
Crest Management, Inc., a Florida corporation ("Medallion"),  CepTor Acquisition
Corp.,  a  Delaware   corporation  and  wholly-owned   subsidiary  of  Medallion
("Acquisition Corp."), and the Company,  entered into an Agreement of Merger and
Plan  of  Reorganization  (the  "Merger  Agreement").  Pursuant  to  the  Merger
Agreement,  on December 8, 2004 the Company merged with Acquisition  Corp., with the Company surviving as a wholly-owned  subsidiary of Medallion (the "Merger").
Upon the  effectiveness  of the  Merger,  the  Company  filed  with the  Florida
Department of State  Articles of Amendment to the Articles of  Incorporation  of
the  Company to change its name to CepTor  Corporation  ("New  CepTor"),  and to authorize  the  issuance  of up to 1,000  shares  of its  Series  A  Convertible
Preferred Stock (the "Preferred Stock").

                                      F-35

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

Pursuant to the Merger,  Medallion acquired all of the outstanding capital stock of the Company in exchange for  4,783,919  shares of New CepTor's  common stock, par value  $0.0001 per share (the "Common  Stock"),  and  assumption  of certain obligations  of the Company.  As a result,  the  Company's  former  stockholders became the majority  stockholders  of New CepTor.  The Merger is being accounted for as a "reverse  merger," since the former  stockholders  of the Company own a majority of the  outstanding  shares of New CepTor's  Common  Stock  immediately following the Merger.

New  CepTor  intends  to carry on the  Company's  business  as its sole  line of
business  and  will  remain  in  Hunt   Valley,   Maryland  and  continue  as  a
development-stage  bio-pharmaceutical  company focusing on therapeutic  products for neuromuscular and neurodegenerative diseases.

NOTE EXCHANGE OFFER
Pursuant to an offer dated  October 22, 2004 (the  "Exchange  Offer") as amended
November 15, 2004, made by New CepTor to the Bridge Loans and other debt holders of the  Company,  on  December  9,  2004 New  CepTor  issued  $1,111,240  of its
Convertible  Notes due December 8, 2005 which are convertible into shares of New
CepTor's  Common  Stock at $1.25 per share in amounts  equal to the  outstanding principal under the notes cancelled,  plus accrued interest.  The Exchange Offer provides  that holders of  outstanding  Bridge Loans who received in  connection with the original  issuance of the Bridge Loans, a total of 150,000 shares (on a pre-merger  basis) of the Company's common stock which converted into a total of up to  300,000  shares of New CepTor  Common  Stock  upon  effectiveness  of the
Merger. The remaining $350,000 of Bridge Loan principal which did not accept the
Exchange  Offer  was  repaid  with  interest  through  the date of  payment.  In addition,  the  70,000  shares of common  stock (on a  pre-merger  basis) of the
Company these Bridge Loan holders  received in  connection  with the issuance of the original Bridge Loans,  has converted into 151,597 shares of common stock of
New CepTor upon effectiveness of the Merger.

ADOPTION OF STOCK PLANS
In connection  with the Merger New CepTor adopted the Company's  Founders' Stock
Plan and 2004  Incentive  Plan. On December 9, 2004 the Company issued to CepTor employees  and others  3,031,943  shares of  restricted  Common  Stock under the
Founders'  Stock  Plan.   Under  the  2004  Incentive   Stock  Plan,   officers,
consultants,  third-party  collaborators,  and  employees  of the Company or its subsidiaries  may be  granted  rights  in the  form  of  options  or  shares  or restricted stock for up to a maximum of 2,746,025 shares of Common Stock.

                                      F-36

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

REINCORPORATION OF COMPANY
On December 9, 2004,  the Board of Directors of the Company  authorized a change of the state of  incorporation  to Delaware from Florida through a merger of the
Company and its wholly-owned  subsidiary.  Approval of the change was authorized by  shareholder  consent  during  January 2005.  Pursuant to an Agreement  dated
November 15, 2004, Xechem International, Inc., the single largest shareholder of
CepTor,  agreed to vote for the change of the state of incorporation to Delaware in connection with the spinout of its majority ownership of CepTor.

PRIVATE  PLACEMENT
Pursuant to a Placement  Agent  Agreement dated October 22, 2004 with Brookshire
Securities  Corporation (the "Placement  Agent") the Company agreed to sell in a private placement (the "Offering") up to 240 Units (as defined below) at $25,000 per Unit ($6,000,000), subject to increase to permit sale of up to an additional
36  Units  (276  Units)  ($6,900,000)  upon  agreement  of the  Company  and the
Placement Agent. On January 13, 2005, CepTor and the Placement Agent amended the
Placement  Agent  Agreement  to  increase  the  Offering  to  up  to  480  Units
($12,000,000),  subject to  increase to permit  sale of up to an  additional  72
Units (up to  $13,800,000),  provided that such increase  could be terminated at any time prior to closing by the Company. Under the terms of the Placement Agent
Agreement,  as amended,  the Placement Agent is entitled to a selling commission of 8%, plus a 2% non-accountable expense reimbursement payable from the proceeds of the Offering,  five-year  warrants  exercisable  for up to 552,000  shares of
Common Stock (as defined  below),  and up to 300,000 shares of Common Stock.  If terminated,  the  adjusted  maximum  Offering  amount  could be increased by the
Company and the Placement Agent by 10% to $7,590,000.

On December 9, 2004,  CepTor sold  103.62  Units to 42  investors  pursuant to a
Confidential Private Placement Memorandum dated October 22, 2004 as supplemented
November 16, 2004, (the "Memorandum"), each Unit (the "Units") consisting of one share of Series A Convertible  Preferred Stock, par value $0.0001 per share (the
"Preferred Stock"), and a three-year warrant to purchase Common Stock, par value
$0.0001  per share  (the  "Common  Stock").  Each  share of  Preferred  Stock is convertible  into 10,000  shares of Common Stock and each  Warrant  entitles the holder to  purchase  5,000  shares of Common  Stock for $2.50 per share.  At the initial closing,  the Company realized gross proceeds of  $2,590,500.00,  before payment of  commissions  and  expenses.  On December 27, 2004,  January 5, 2005,
January  18,  2005,  January  31, 2005 and  February  3, 2005,  CepTor  realized
$1,036,250,  $1,208,725, $1,906,250, $5,258,275 and $353,725 from the sale of an additional 41.45, 48.35, 76.25, 210.33 and 14.15 Units, respectively,  under the
Offering.

ISSUANCE OF WARRANTS
The Company  issued unit  warrants to purchase up to an  aggregate  of 2,470,745 shares of Common Stock in connection  with the Private  Placement as of February
3, 2005.  Each unit  warrant  entitles  the holder to purchase  5,000  shares of
Common  Stock at the  exercise  price of $2.50 per share and will  expire  three years after effectiveness of a registration  statement covering shares of Common
Stock underlying the warrants.

The Company issued  warrants to purchase up to an aggregate of 494,149 shares of
Common Stock to the placement agent and certain other parties in connection with the Private  Placement as of February 3, 2005. Each warrant  entitles the holder to purchase the stated number of shares of Common Stock at an exercise  price of
$1.25 per share and will expire three years after its issue date.

As   compensation   for  assistance   with  the  Company's   various   financing
transactions,  the Company  issued  warrants to purchase up to an  aggregate  of
200,000  shares of common stock at an exercise  price of $1.25,  which  warrants expire three years after the issue date.

To assist  the  Company  in its  resolution  of a lawsuit,  the  Company  issued warrants to purchase an aggregate of 50,000 shares in total to four individuals, with  exercise  prices of $1.25,  and which will expire  three years after their issue date.

                                      F-37

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

Pursuant to the January 13, 2005 amendment to the Placement Agent Agreement, the
Company  issued  warrants to purchase  up to 925,000  shares of Common  Stock to certain original  shareholders of the Company prior to the merger.  Each warrant entitles the holder to purchase  the stated  number of shares of Common Stock at an exercise price of $1.25 per share and will expire three years after its issue date.

The  warrants  may not be  redeemed  by us at any  time.  The  warrants  contain provisions  that  protect the holders  against  dilution  by  adjustment  of the purchase price in certain events,  such as stock  dividends,  stock splits,  and other similar events. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

RESTRICTED STOCK ISSUED PURSUANT TO 2004 INCENTIVE PLAN
As compensation  for assistance with our Private  Placement and as settlement to our lawsuit,  the Company issued 675,690 and 125,000 shares of restricted common stock, respectively, during the fourth quarter of 2004.

OPTIONS GRANTED PURSUANT TO 2004 INCENTIVE PLAN
In addition to an option to purchase  15,000 shares of common stock granted to a consultant  of the  Company,  the  Company  granted an option for  approximately
78,200  shares  of  common  stock  to a newly  hired  employee.  Pursuant  to an agreement entered into for the purpose of providing  investor relations services to the Company,  the Company agreed to issue to its previous investor  relations firm,  a  five-year  option to  purchase  187,500  shares of common  stock at an exercise price of $2.50 per share,  with  piggy-back  registration  rights.  The
Company also granted an option to purchase  400,000 shares of common stock at an exercise price of $2.50 to its current financial and investor relations firm.

LEGAL PROCEEDINGS
During  June 2004,  the  Company's  management  was  introduced  to a  financial intermediary,  as a means to locate a candidate for a public  transaction and to seek  funding.  The Company  executed a  "Non-Binding  Letter of Intent" for the purposes of  structuring a potential  transaction.  In late  September 2004 ,the
Company advised the financial  intermediary  that it was not prepared to proceed with the proposed transaction.  The financial intermediary thereafter on October
8, 2004  commenced an action in the Northern  District of  California,  entitled
Bluewater Partners S.A. v. CepTor Corporation (Case No. C 04 4277 JCS) alleging, among  other  things,  that the Company  abandoned  its  obligations  to close a transaction  on the eve of a  closing,  that  it had  breached  its  agreements, promissory estoppel,  breach of implied covenant of good faith and fair dealing,
Quantum Meruit,  unjust enrichment;  and seeking declaratory relief, and damages in the amount of $3.6 million.  On November 12, 2004, the parties entered into a written proposal outlining material terms for permanent  dismissal of the action providing,  among other things, for immediate withdrawal,  without prejudice, of the  complaint,  exchanges  of mutual  releases,  transfer  of 50,000  shares of
Company  unrestricted  Common  Stock,  issuance of 125,000  shares of restricted
Company Common Stock,  and payment of $25,000 in full  settlement of the action.
On November  12,  2004,  Bluewater  filed an  application  withdrawing,  without prejudice, their complaint against CepTor.

                                      F-38

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 145 of the DGCL provides,  in general,  that a corporation  incorporated under the laws of the State of Delaware,  such as us, may  indemnify  any person who was or is a party or is  threatened  to be made a party  to any  threatened, pending or completed action,  suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director,  officer, employee or agent of the corporation,  or is or was serving at the request of the  corporation as a director,  officer,  employee or agent of another  enterprise,  against  expenses  (including  attorneys'  fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably  believed to be in or not opposed to the best interests of the  corporation,  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify  any such person  against  expenses  (including  attorneys'  fees)
actually and reasonably  incurred by such person in connection  with the defense or settlement of such action or suit if such person acted in good faith and in a manner  such  person  reasonably  believed  to be in or not  opposed to the best interests of the  corporation,  except that no  indemnification  will be made in respect of any claim,  issue or matter as to which  such  person  will have been adjudged to be liable to the corporation  unless and only to the extent that the
Court of  Chancery  of the State of  Delaware  or any other  court in which such action was brought  determines such person is fairly and reasonably  entitled to indemnity for such expenses.

Our Certificate of  Incorporation  and Bylaws provide that we will indemnify our directors,  officers,  employees  and  agents to the  extent  and in the  manner permitted by the  provisions of the DGCL, as amended from time to time,  subject to any permissible  expansion or limitation of such  indemnification,  as may be set forth in any shareholders' or directors'  resolution or by contract. We also have director and officer indemnification  agreements with each of our executive
officers  and   directors   which   provide,   among  other   things,   for  the
indemnification  to the fullest  extent  permitted or required by Delaware  law, provided  that such  indemnitee  shall not be  entitled  to  indemnification  in connection with any "claim" (as such term is defined in the agreement) initiated by the  indemnitee  against us or our  directors  or officers  unless we join or consent to the initiation of such claim,  or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Item 25.  Other Expenses of Issuance and Distribution

The expenses  payable by us in connection with this  Registration  Statement are estimated as follows:

SEC Registration Fee                                  $   13,806.34
Accounting Fees and Expenses                               5,000.00
Legal Fees and Expenses                                   75,000.00
Printing Fees and Expenses                                 1,000.00

Total                                                 $   94,806.34

                                      II-1

Item 26.  Recent Sales of Unregistered Securities

During  the  last  three  years,  we  have  issued  the  following  unregistered securities.  None of these transactions involved any underwriters,  underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the  registration  requirements of the  Securities  Act by virtue of Section  4(2) thereof  and/or  Regulation D promulgated thereunder.

Private Placement

On  December  9,  2004,  we sold an  aggregate  of  103.62  Units to  accredited investors  in the Private  Placement,  pursuant  to the terms of a  Confidential
Private  Placement  Memorandum dated October 22, 2004, as supplemented  November
16,  2004.  Each Unit  consists of one share of Series A  Preferred  Stock and a three-year  warrant to purchase  Common Stock.  Each share of Series A Preferred
Stock is  convertible  into  10,000  shares  of Common  Stock  and each  warrant entitles  the  holder to  purchase  5,000  shares of Common  Stock for $2.50 per share.  The Units were offered by the  Placement  Agent  pursuant to a placement agent  agreement,  as amended,  under which the Placement Agent is entitled,  in addition to a percentage of gross proceeds of the Private Placement,  to receive
300,000  shares of Common  Stock and a warrant to purchase up to an aggregate of
10% of the shares of Common Stock into which the Series A Preferred Stock may be converted  that is sold in the  Private  Placement  at $1.25 per  share.  At the initial  closing,  we realized gross  proceeds of $2,590,500,  before payment of commissions and expenses. On December 27, 2004, January 5, 2005, and January 18,
2005, we realized $1,036,250,  $1,208,725,  and $1,906,250,  from the sale of an additional  41.45,  48.35,  and  76.25  Units  to 73,  15,  and  34  investors, respectively,  under the  offering.  On January 31, 2005 and February 3, 2005 we sold an aggregate of 224.48 Units to 86 investors and  terminated  the Private
Placement  other  than the  right to sell up to an  additional  57.85  Units for over-allotments to prior  subscribers,  realizing total gross proceeds under the offering of $12,353,725.00.

On January 31, 2005, we issued three-year  warrants to purchase 1,419,149 shares of Common Stock at $1.25 per share to 6 persons.

On December 9,  2004, we issued  167,610  shares of Common Stock to a Replacement
Note holder which converted its Replacement Note.

On December 9, 2004 we issued three-year warrants to purchase 150,000 shares and on January 31, 2005 150,000 shares to Brookshire  Securities  Corporation  under the Placement Agent Agreement.

On December 9, 2004,  we issued  five-year  warrants to purchase an aggregate of
200,000 shares of Common Stock at $1.25 per share to two entities which assisted us in the Private Placement.

On December 9, 2004 we issued  five-year  warrants to purchase an  aggregate  of
50,000 shares of Common Stock to four entities.

On  December 8 and 9, 2004 we issued  5,174,448  shares to three  persons and to participants in the Founders' Plan, respectively.

In April 2003 we issued 4,750,000  shares of Common Stock to fourteen  investors for an aggregate of $4,750.

In April 2003 we sold 415,500  shares of Common Stock to  thirty-one  investors for an aggregate of $41,550.

Exchange Offer

Pursuant to the Exchange Offer, we issued $1,111,239.84 of Replacement Notes due
December  8,  2005.  The  Company  offered  to  exchange  with  holders  of  its outstanding Bridge Loans and 10% convertible promissory notes, Replacement Notes convertible  into shares of our Common Stock at $1.25 per share in amounts equal to the outstanding  principal under the notes cancelled,  plus accrued interest.

                                      II-2

The  Exchange  Offer  provided  that  holders of  outstanding  Bridge  Loans who received  in  connection  with the  issuance  a total of  220,000  shares of the
Company's common stock would, upon acceptance of the Exchange Offer, retain such outstanding  shares which would convert into a total of up to 440,000  shares of our Common Stock upon effectiveness of the Merger on the following basis:

                                                                 Purchase price of
       Shares of                Principal amount                  Unit ($25,000)
      Common Stock       =          Bridge           &divide; -----------------------
                                Loan converted                Number shares Common
                                                              Stock per Unit ($10,000)

Item 27.  Exhibits.

Exhibit
Number           Description
------           -----------

1.1              Placement  Agent  Agreement,  dated  as of  October  22,  2004,
                 between  us,  the  Company   and  the   Brookshire   Securities
                 Corporation (incorporated herein by reference to Exhibit 1.1 to our  Current  Report on Form 8-K,  filed on  December  14, 2004
                 ("2004 8-K"))

1.2              Amendment  No.  1 to  Placement  Agent  Agreement,  dated as of
                 January  13,  2005,   between  us  and  Brookshire   Securities
                 Corporation (incorporated herein by reference to Exhibit 1.2 to our  Current  Report  on  Form  8-K,  dated  January  31,  2005
                 ("January 2005 8-K"))

2.1              Certificate of Ownership and Merger of CepTor  Corporation into
                 CepTor  Research  and  Development  Company   (incorporated  by
                 reference herein to Exhibit 2.1 to the January 2005 8-K)

3.1              Amended  and  Restated  Certificate  of  Incorporation,   dated
                 January 27, 2005  (incorporated  herein by reference to Exhibit
                 3.1 to the January 2005 8-K)

3.2*             Certificate  of Correction  to Amended and Restated Certificate
                 of Incorporation, filed February 4, 2005

3.3              Amended and Restated By-laws  (incorporated herein by reference to Exhibit 3.2 to the January 2005 8-K)

4.1              CepTor  Agreement,  dated March 31, 2004,  by and among William
                 Pursley,   Xechem  and  the  Company  (incorporated  herein  by
                 reference to Exhibit 4.1 to the 2004 Form 8-K).

4.2              First Amendment to CepTor Agreement effective April 23, 2004 by and among William Pursley, the Company and Xechem (incorporated herein by reference to Exhibit 4.2 to the 2004 8-K)

4.3              Second Amendment to CepTor  Agreement,  dated December 9, 2004,
                 by  and  among   William   Pursley,   the  Company  and  Xechem
                 (incorporated by reference to Exhibit 4.3 to the 2004 8-K)

4.4*             Form of Unit Warrant

4.5*             Form of Convertible Promissory Note

4.6*             Form of Subscription Agreement

5**              Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

10.1*            Employment  Agreement,  dated March 31,  2004,  with William H.
                 Pursley

10.2*            Employment  Agreement,  dated  April 26,  2004,  with Norman A.
                 Barton, M.D., Ph.D.

10.3*            Employment  Agreement,  dated  March 31,  2004,  with Donald W.
                 Fallon

                                      II-3

10.5*            Founders' Plan

10.6*            2004 Incentive Plan

10.7*            Sublease Agreement,  dated March 4, 2004, by and between CepTor
                 Corporation and Millennium Inorganic Chemicals, Inc.

10.8*            Exclusive License Agreement, dated September 15, 2004, with JCR
                 Pharmaceuticals Co., Ltd.

10.9**           Indemnification  Agreement,  dated June 1, 2004,  with  William
                 H. Pursley

10.10**          Indemnification  Agreement,  dated June 1, 2004, with Norman W.
                 Barton

10.11**          Indemnification  Agreement,  dated June 1, 2004, with Donald W.
                 Fallon

10.12**          Indemnification  Agreement,  dated June 1, 2004,  with  Leonard
                 Mudry

23.1*            Consent of WithumSmith+Brown, P.C.

23.2**           Consent of Olshan Grundman Frome Rosenzweig  &  Wolosky LLP
                 (included in Exhibit 5)

24*              Power of Attorney (included on signature page)

------------------
*filed herewith
** to be filed by amendment

Item 28.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file,  during  any  period  in which it  offers  or sells  securities,  a post-effective amendment to this Registration Statement to:

(i) Include any  prospectus  required by Section 10(a) (3) of the Securities Act of 1933;

(ii) Reflect in the  prospectus  any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective  amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing,  any  increase or decrease  in volume of  securities  offered (if the total  dollar  value of  securities  offered  would not  exceed  that  which was registered) and any deviation from the low or high end of the estimated  maximum offering  range  may be  reflected  in the  form of  prospectus  filed  with the
Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price  represent no more than a 20 percent  change in the maximum  aggregate offering price set forth in the  "Calculation of Registration  Fee" table in the effective Registration Statement;

(iii) Include any additional or changed information on the plan of distribution.

(2) For  determining  liability  under the Securities  Act, the Registrant  will treat each such post-effective  amendment as a new registration statement of the securities  offered,  and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from  registration by means of a  post-effective  amendment any of the securities  being  registered  which remain unsold at the termination of the offering.

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to directors,  officers and  controlling  persons of the Registrant pursuant to the  provisions  described  under Item 24 above,  or otherwise,  the

                                      II-4

Registrant has been advised that in the opinion of the SEC such  indemnification is against public policy as expressed in the  Securities Act and is,  therefore, unenforceable.

In the event that a claim for  indemnification  against such liabilities,  other than the payment by the  Registrant of expenses  incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered,  the Registrant will, unless in the opinion of its counsel the matter has been settled by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification  by it is  against  public  policy  as  expressed  in  the
Securities Act and will be governed by the final adjudication of such issue.

                                      II-5

                                   SIGNATURES

            In accordance  with the  requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this  Registration
Statement on Form SB-2 to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Hunt Valley, State of Maryland, on February 11,
2005.

                                       CEPTOR CORPORATION

                                       By: /s/ William H. Pursley
                                           -------------------------------------
                                            Chairman and Chief Executive Officer

            Pursuant to the  requirements  of the Securities  Act of 1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears  below in so signing also makes,  constitutes  and  appoints  William H.
Pursley  and Donald W.  Fallon his true and lawful  attorney-in-fact  and agent, with full power of  substitution  and  reconstitution,  for him and in his name, place,  and  stead,  in any and all  capacities,  to sign and file  Registration
Statement(s)  and  any  and  all  pre-or   post-effective   amendments  to  such
Registration  Statement(s),  with all  exhibits  thereto and  hereto,  and other documents  with the  Securities  and  Exchange  Commission,  granting  unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform  each and every act and thing  requisite  or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person,  hereby ratifying and confirming all that said  attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures                               Title                        Date
----------                               -----                        ----

/s/ William H. Pursley          Chairman, Chief Executive      February 11, 2005
----------------------          Officer and Director
William H. Pursley

/s/ Donald W. Fallon            Senior Vice President,         February 11, 2005
--------------------            Finance and Administration,
Donald W. Fallon                Chief Financial Officer and
                                Secretary

/s/ Leonard A. Mudry            Director                       February 11, 2005
--------------------
Leonard A. Mudry

                                      II-6